UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

REGIONS FINANCIAL CORPORATION
STRATEGIC FOUNDATION

Our Vision

To be the premier regional financial institution in America

Our Mission

Achieve superior economic value for our shareholders over time by making life better for our customers, associates, and communities and creating shared value as we help them meet their financial goals and aspirations

Our Key Points to Creating Shared Value

•We are not motivated by profit alone. We believe that business is only done well when all stakeholders benefit: our customers, associates, communities, and shareholders.
•Integrity, trust, and respect are fundamental to how we operate. We want to win, but we want to win the right way.
•We only offer customers products and services that they need, want, and understand.
•When our communities are strong and thriving, local businesses also benefit. By investing resources in our communities, we ultimately deliver value to our shareholders as well.

Our Values

Our values reflect how we will reach our vision, deliver our mission, and execute our purpose every day we come to work. These values serve as the measuring stick by which to judge our behavior and results:

•Put people first
•Do what is right
•Focus on the customer
•Reach higher
•Enjoy life

Dear Fellow Shareholders:
On behalf of your Board of Directors, I am pleased to invite you to participate in the 2023 Annual Meeting of Shareholders of Regions Financial Corporation, to be held in a virtual format on April 19, 2023, at 9:00 A.M. Central Time.
The Regions team continues to build upon a solid foundation and position the Company to grow stronger, even in the face of ongoing challenges and uncertainty in the U.S. and around the world. To that end, Regions has committed itself to “soundness, profitability, and growth.” These three goals are at the core of the message from John Turner, our President and Chief Executive Officer, in the letter accompanying this proxy statement. They are the foundation of Regions’ strategy and a byproduct of our mission to make life better and create shared value for our shareholders, customers, associates, and communities.
As the Regions team works to achieve these goals, the Board recognizes that we are directly accountable to our shareholders for oversight of the Company’s strategy, culture, and risk management. We value the opportunity to report to you on our practices and philosophy with respect to these important responsibilities.
I want to mention here a few specific things that are top of mind. I encourage you to read more about these and other developments throughout this proxy statement.
Commitment to Board Refreshment. In the coming years, we will see the retirements of a number of our long-standing Directors due to our mandatory retirement age policy. In light of these planned retirements, we are heavily focused on intentional, long-term Board refreshment to ensure that our Board remains knowledgeable and engaged to effectively and independently oversee management. As always, we remain committed to ensuring that the Board’s membership represents a wide variety of backgrounds, skills, and experiences, which we believe is critical to the effectiveness of the Board and Regions’ success.
The Board welcomed three new members in 2022—Mark Crosswhite, Noopur Davis, and Tom Hill—and they are already providing very valuable contributions in spite of their relatively short tenures. From Noopur’s substantial knowledge of technology and cybersecurity, to the experience that Mark and Tom bring from serving as CEOs of large companies operating in many of Regions’ key markets, these individuals have meaningfully complemented the Board as a whole. Noopur’s appointment also advanced our Board diversity goals. You will see that this year’s Director nominees reflect 46% overall diversity (based on gender, race/ethnicity, and sexual orientation), 31% gender diversity, and 31% racial/ethnic diversity. The Board, aided by the Nominating and Corporate Governance Committee, worked diligently to identify, assess, and onboard our new Directors so that the Board and Board committees would quickly benefit from their skills and perspectives. I am grateful to the existing Directors who happily agreed to serve as mentors for our new members and have helped acclimate them to the goals and procedures of our Board.
Commitment to Strategic Alignment and Transparency around ESG. At Regions, our commitment to shared value drives our approach to Environmental, Social, and Governance (ESG) matters. Though the ESG landscape continues to be dynamic in many respects, this alignment of ESG with our mission and strategy allows us to continue our focus on providing consistent, sustainable returns for our shareholders while meeting the needs of our customers, associates, and communities.
The Board remains committed to our role in overseeing Regions’ progress and disclosures around ESG. During the year, the Board received reports on topics like greenhouse gas emissions and ESG-focused regulatory attention and rulemaking. The Board continued to monitor emerging risks and opportunities related to ESG and the various perspectives of our stakeholders. Further, we believe in the importance of maintaining transparency around Regions’ ESG initiatives and are proud of our related reporting. In 2022, Regions simultaneously released the Company’s Annual Review & ESG Report and Task Force on Climate-related Financial Disclosures (TCFD) Report, which delivered a comprehensive update to stakeholders on how Regions is moving ahead thoughtfully and deliberately on ESG initiatives, with shared value as our foundation.
Commitment to Shareholder Engagement. The Board believes that understanding your views and perspectives, as owners of the Company, is a critical part of our commitment to continuously improving our corporate governance practices and enabling Regions’ long-term success. We continue to gain valuable feedback from our robust shareholder engagement program and carefully consider what we hear from you as we work to represent your interests and drive superior economic value for your investment. We look forward to the continuation of this dialogue throughout 2023 and beyond.
Thank You. I would like to take this opportunity to thank Sam Di Piazza, who will be retiring from the Board in April. We greatly appreciate his years of commitment and diligent service on the Board and the valuable perspective that he has provided.
It is a privilege to continue serving as Chair of the Board, and on behalf of the entire Board, I would like to thank our shareholders for your ongoing support and continued interest in Regions. We recognize and sincerely appreciate the trust and confidence that you have placed in us.

         On behalf of the Board of Directors,

Charles D. McCrary Independent Chair of the Board
March 6, 2023

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF REGIONS FINANCIAL CORPORATION:
The 2023 Annual Meeting of Shareholders of Regions Financial Corporation (“Regions”), a Delaware corporation, will be held:

DATE & TIME	LOCATION	RECORD DATE
Wednesday, April 19, 2023 9:00 A.M. Central Time	Webcast at www.virtualshareholdermeeting.com/RF2023	February 21, 2023

The annual meeting is being held for the following purposes:

Proposal	Board Recommendation	More Information
PROPOSAL 1 – Election of Directors	FOR each nominee	Page 14
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Page 26
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR	Page 29

Attending the Meeting: Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting at www.virtualshareholdermeeting.com/RF2023 by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or submit questions. Additional information and rules of conduct will be provided on the Virtual Shareholder Meeting website at the time of the meeting.
It is recommended that attendees log into the meeting with sufficient time before the meeting begins to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at ir.regions.com.

Your vote is important! Whether or not you plan to attend the annual meeting, you are encouraged to promptly submit your proxy with voting instructions. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before the vote is taken by notifying the Corporate Secretary of Regions in writing or by validly submitting another proxy by telephone, Internet, or mail. If you are present at the meeting, you may vote your shares at that time, which will supersede your proxy.
If you hold shares through a brokerage firm, bank, or similar entity (“Broker”), check the voting instructions provided to you by that Broker. More information on changing your vote can be found on page 103.

By Order of the Board of Directors

Tara A. Plimpton Chief Legal Officer and Corporate Secretary
March 6, 2023

TABLE OF CONTENTS
TABLE OF CONTENTS

PROXY STATEMENT    1
PROXY SUMMARY    2
PROPOSAL 1—ELECTION OF DIRECTORS    14
What criteria were considered by the NCG Committee
in selecting the nominees?    14
What skills and characteristics are currently
represented on the Board?    15
Who are this year’s nominees?    17
How are Directors compensated?    24
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    26
What fees were paid to EY?    27
How is Regions assured that EY remains
independent?    27
AUDIT COMMITTEE REPORT    28
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)    29
CORPORATE GOVERNANCE    30
Overview    30
Shareholder Engagement    31
Director Succession Planning and Board Refreshment    31
Director Onboarding and Education    32
Board Evaluations    33
Board Leadership Structure    33
Management Succession Planning    34
Limitations on Other Board Service    35
Director Independence    35
Meetings and Attendance    37
Committees of the Board of Directors    38
Risk Management Oversight    44
Information Security, Business Resilience, and
Data Privacy    46
Capital Planning Process    47
Policies Governing Transactions with Related
Persons    48
Regulation O Policies and Procedures    49
Codes of Ethics    49
Compensation Committee Interlocks and
Insider Participation    50
Communications between Shareholders,
Other Interested Parties, and the Board of Directors    50
ENVIRONMENTAL AND SOCIAL PRACTICES    51
Overview    51
Managing ESG Risks and Opportunities    51
Focusing on the Customer    53
Building the Best Team    53
Doing More for Our Communities    54
Supporting Environmental Sustainability    54

OWNERSHIP OF REGIONS COMMON STOCK    55
Security Ownership of Certain Beneficial Owners    55
Security Ownership of Directors and Executive
Officers    56
Delinquent Section 16(a) Reports    57
Stock Ownership Guidelines and Holding Period Requirements    57
Anti-Hedging and Anti-Pledging    58
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT    59
COMPENSATION DISCUSSION AND ANALYSIS    60
Compensation Philosophy and Objectives    60
Compensation-Setting Process and Timeline    62
Shareholder Responsiveness    64
How Pay is Tied to Company Performance    64
Summary of our Pay-for-Performance
Decisions for 2022    66
2022 Compensation Decisions—What We Paid
and Why    67
Other Benefits and Perks    76
Compensation Framework, Policies, Processes,
and Risk Considerations    78
Compensation Consultant Disclosure    78
Other Policies and Practices Impacting Compensation Decisions    79
Change-in-Control, Post-Termination, and Other Employment Arrangements    83
COMPENSATION OF EXECUTIVE OFFICERS    85
Summary Compensation Table    85
Grants of Plan-Based Awards    87
Outstanding Equity Awards at December 31, 2022    89
Option Exercises and Stock Vested    90
Pension Benefits    90
Nonqualified Deferred Compensation    91
Potential Payments by Regions Upon Termination or Change-in-Control    92
CEO Pay Ratio    96
Pay Versus Performance    97
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING    101
GENERAL INFORMATION    107
APPENDIX A: GAAP TO NON-GAAP RECONCILIATIONS - Annual Cash Incentive Plan    A-1
APPENDIX B: GAAP TO NON-GAAP RECONCILIATIONS - Long-Term Incentive
Plan (LTIP)    B-1

GLOSSARY OF SELECTED TERMS
Term	Meaning
401(k) Plan	Regions Financial Corporation 401(k) Plan
Broker	Brokerage firms, banks, or similar entities
BSA/AML/OFAC	Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control
CD&A	Compensation Discussion and Analysis
CECL	Current Expected Credit Losses
CHR Committee	Compensation and Human Resources Committee
Code of Conduct	Code of Business Conduct and Ethics
Cook & Co.	Frederic W. Cook & Co., Inc.
DEI	Diversity, Equity, and Inclusion
Dividend Reinvestment Plan	Broadridge Direct Stock Purchase and Dividend Reinvestment Plan
EPS Growth	Cumulative compounded growth in Earnings Per Share
Excess 401(k) Plan	Regions Financial Corporation Non-Qualified Excess 401(k) Plan (formerly named the Supplemental 401(k) Plan)
EY	Ernst & Young LLP
GAAP	Generally Accepted Accounting Principles in the United States
GRI	Global Reporting Initiative
IRC	U.S. Internal Revenue Code of 1986, as amended
LTIP	Long Term Incentive Plan
NCG Committee	Nominating and Corporate Governance Committee
NEO	Named Executive Officer
PCUs	Performance Cash Unit Awards
PSUs	Performance Stock Units
Retirement Plan	Regions Financial Corporation Retirement Plan for Associates
ROATCE	Return on Average Tangible Common Equity, a non-GAAP financial measure (see Appendix A for more information)
RSUs	Restricted Stock Units
SASB	Sustainability Accounting Standards Board
Say-on-Pay	Advisory Vote on Executive Compensation
SERP	Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan
TCFD	Task Force on Climate-related Financial Disclosures

PROXY STATEMENT
                                     March 6, 2023
PROXY STATEMENT
The Board of Directors (“Board”) of Regions Financial Corporation (“Regions,” “Company,” “we,” “us,” or “our”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2023 Annual Meeting of Shareholders to be held on Wednesday, April 19, 2023, at 9:00 A.M. Central Time, via Webcast at www.virtualshareholdermeeting.com/RF2023. The proxies may also be voted at any adjournments or postponements of the annual meeting.
The mailing address of our principal executive offices is 1900 Fifth Avenue North, Birmingham, Alabama 35203. We are furnishing the proxy materials to shareholders beginning on March 6, 2023.
All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet that are delivered pursuant to this solicitation will be voted at the 2023 Annual Meeting of Shareholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Record Date. Only owners of record of shares of Regions common stock as of the close of business on February 21, 2023, the Record Date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting.

Each owner of record on the Record Date is entitled to one vote for each share of common stock held. There were 934,561,674 shares of common stock issued and outstanding on the Record Date.
Notice and Access. We are continuing to use the Securities and Exchange Commission’s (“SEC”) Notice and Access rule, allowing us to furnish our proxy materials to shareholders over the Internet. This means most of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote.
If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to in the notice.

Please consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of annual meeting materials reduces Regions’ environmental impact and printing and mailing expenses. To enroll in electronic delivery you may also visit http://enroll.icsdelivery.com/rf.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING:
The 2023 Proxy Statement and Notice of Annual Meeting of Shareholders;
the Annual Report on Form 10-K for the year ended December 31, 2022;
and the CEO’s Letter are available at ir.regions.com/governance/annual-proxy and proxyvote.com.

Important Notice Regarding Delivery of Security Holder Documents
This is the first distribution of proxy solicitation materials to shareholders.
Householding. The SEC has adopted rules that allow us to continue sending, in a single envelope, our proxy statement and other required annual meeting materials to two or more shareholders sharing the same address. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses, and other disclosure documents of a company that would otherwise be mailed in separate envelopes to more than one shareholder at a shared address may be mailed as a single copy in one envelope addressed to all shareholders at that address (i.e., “householding”). Shareholders who participate in householding will, however, receive separate proxy cards.
Householding, similar to electing to receive these materials electronically, reduces our printing and mailing expenses and associated environmental impact (although not to the same extent).
If one set of these proxy materials was sent to your household for the use by all Regions shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these proxy materials were sent to your household and you want to receive one set, please contact Broadridge Financial Solutions, Inc., by calling toll-free at 866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders whose shares of our common stock are held in street name wishing to make either such election should contact their Broker.

Alternatively, if you would like to receive a paper copy of the materials or if you received one copy of the proxy materials through our use of householding and would like to receive multiple copies, you may, at any time, email investors@regions.com, call 205-264-7040, or write to the following address, and we will deliver those documents to you promptly upon receiving the request.	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203 Attn: Investor Relations

2023 Proxy Statement	1

PROXY SUMMARY
PROXY SUMMARY
This summary highlights certain information about Regions. It does not contain all of the information provided elsewhere in this proxy statement; therefore, you should read the entire proxy statement carefully before voting.
For more complete information regarding the Company’s 2022 performance, review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Proxy Statement and Notice of Annual Meeting of Shareholders, Annual Report on Form 10-K, and CEO’s Letter are available through our website at ir.regions.com/governance/annual-proxy.
2023 Annual Meeting of Shareholders

Date:	Wednesday, April 19, 2023
Time:	9:00 A.M. Central Time
VSM Website:	Webcast at www.virtualshareholdermeeting.com/RF2023
Record Date:	February 21, 2023
Voting:	Common shareholders as of the Record Date are entitled to vote. Shareholders of record, as well as most beneficial shareholders, can vote by proxy using one of several methods.
Please vote in one of the many ways set forth below to ensure your shares are represented at the annual meeting:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software download).

To vote over the Internet, visit proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number.

If you requested printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and returning it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote electronically during the Webcast of the annual meeting. If you vote during the Webcast, you also will need your 16-digit control number.
If you hold your stock in street name or through our 401(k) Plan or our Dividend Reinvestment Plan, see Questions and Answers about the Annual Meeting and Voting for more information about how to vote your shares.

Your vote is important! Please submit your vote by proxy over the Internet or by telephone, or complete, sign, date, and return your proxy card or voting instruction form.
Shareholders and guests will be permitted to participate in the Webcast of the annual meeting; however, only shareholders as of the Record Date with a valid control number will be permitted to vote or ask questions. Please see page 105 for further details.

2	2023 Proxy Statement

PROXY SUMMARY
Information about Regions

Regions is a financial holding company headquartered in Birmingham, Alabama operating in the South, the Midwest, and Texas. In addition, Regions operates several offices delivering specialty capabilities in New York, Washington D.C., Chicago, and other locations nationwide. Regions provides financial solutions for a wide range of clients including retail and mortgage banking services, commercial banking services, and wealth and investment services. Further, Regions and its subsidiaries deliver specialty capabilities including merger and acquisition advisory services, capital markets solutions, home improvement lending, and others.
Regions is a Delaware corporation. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama, 35203. Regions is a member of the S&P 500 Index. Regions common stock, par value $.01 per share, is listed on the New York Stock Exchange (“NYSE”) under the symbol RF.
As of December 31, 2022, Regions had total consolidated assets of approximately $155.2 billion, total consolidated deposits of approximately $131.7 billion, and total consolidated shareholders’ equity of approximately $15.9 billion.
Regions conducts its banking operations through its wholly-owned subsidiary, Regions Bank, an Alabama state-chartered commercial bank that is a member of the Federal Reserve System.
As of December 31, 2022, Regions Bank operated 1,286 branch outlets and 2,039 ATMs primarily across the South, the Midwest, and Texas.

Regions Bank is ranked 19th in the U.S. in total deposits.

2023 Proxy Statement	3

PROXY SUMMARY
Our Strategy

Our vision, mission, and values continue to be the foundational elements of our 2023-2025 Strategic Plan and are integral to our ability to serve and support our customers, communities, associates, and shareholders. Our strategic priorities and values, as shown below, balance the needs of all of these stakeholders.

Focus on the Customer
Build the Best Team
Strengthen Financial Performance
Enhance Risk Management
Continuously Improve

Regions believes that local, relationship banking powered by great technology sets us apart in the markets we serve.
Our strategic plan focuses on three goals—soundness, profitability, and growth. It is how we differentiate ourselves, drive transformative change, and become the undisputed customer experience leader in the industry:
•Soundness: Protecting our strong foundation so that we will be in a position to further enhance the customer experience by modernizing operating systems, preventing fraud, managing risk, and strengthening our balance sheet.
•Profitability: Delivering value to all stakeholders by making strategic investments, maintaining high credit standards, and continuously improving how we operate and produce results.
•Growth: Innovating and transforming every area of the organization to build our future bank by changing how we go to market, providing customers with greater convenience and access, and empowering all associates to work together, smarter and better.
Each of the Company’s business groups is responsible for creating its own strategic plan. During the strategic planning process, and throughout the year, our strategy and business decisions are informed by feedback from stakeholders including customers, associates, community partners, and shareholders.
Strong Foundation. Positioned for Growth.

“Even in an uncertain operating environment, executing our strategic plan will allow us to continue to be a source of economic strength for our customers and communities and will deliver consistent, sustainable long-term performance for our shareholders. We will continue making investments that differentiate us from our competition while ensuring our focus remains on our goals—soundness, profitability, and growth.”
John M. Turner, Jr. President and Chief Executive Officer Member of the Board of Directors Regions Financial Corporation

4	2023 Proxy Statement

PROXY SUMMARY
Financial Overview

Financial Performance
	FY 2022	FY 2021
Total Revenue	$7.2 billion	$6.4 billion

Net Interest Income	$4.8 billion	$3.9 billion

Non-Interest Expense	$4.1 billion	$3.7 billion

Net Income Available to Common Shareholders	$2.1 billion	$2.4 billion

Diluted Earnings Per Share	$2.28	$2.51

Operating Leverage	3.5%	(0.6)%

Efficiency ratio	56.0%	57.8%

Net-Charge Offs	0.29%	0.24%

Five-Year Stock Performance
This graph shows the cumulative total shareholder return for Regions common stock in each of the five years from December 31, 2017, to December 31, 2022. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and the S&P 500 Banks Index. The comparison assumes $100 was invested on December 31, 2017, in Regions common stock, the S&P 500 Index, and the S&P 500 Banks Index, and that all dividends were reinvested.

	Cumulative Total Return
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Regions	$100.00	$79.43	$105.88	$104.15	$145.18	$148.54
S&P 500 Index	$100.00	$95.61	$125.70	$148.81	$191.48	$156.77
S&P 500 Banks Index	$100.00	$83.56	$117.52	$101.35	$137.28	$110.91

2023 Proxy Statement	5

PROXY SUMMARY
Board, ESG, and Compensation Facts

Board Composition, Leadership, and Operations
Number of Director Nominees	13
Director Nominee Independence	92%
Average Director Nominee Age	65
Average Director Nominee Tenure	7 years
Diversity of Director Nominees	31% Gender; 31% Racial/Ethnic; 46% Total
Board Leadership	Independent Chair
Voting Standard	Majority with plurality carve-out for contested elections
Classified Board	No, annual elections for all Directors
Mandatory Retirement Age	Yes (72)
Director Term Limits	No
Director Resignation Policy	Yes
Shareholder Rights
One Share, One Vote Policy	Yes
Cumulative Voting	No
Vote Standard for Charter/By-Law Amendment	75%
Shareholder Right to Call Special Meeting	No
Shareholder Right to Act by Written Consent	No
Board Authorized to Issue Blank-Check Preferred Stock	Yes; capital plan regularly submitted to the Federal Reserve
Poison Pill	No
Proxy Access By-Law	Yes
Other Governance Practices
Investor Stewardship Group Corporate Governance Principles for U.S. Listed Companies Compliant	Yes
Commonsense Principles 2.0 Signatory	Yes
Council of Institutional Investors Member	Yes
Rooney Rule Version for Director Candidate and Section 16 Officer Searches	Yes
Year-Round Shareholder Engagement	Yes
Robust Stock Ownership Guidelines	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Environmental and Social Practices
Board-Level ESG Oversight	Yes
Codes of Conduct for Directors, Executive Officers, Associates, and Suppliers	Yes; posted on website
Annual ESG Report	Yes; posted on website
Disclosures Aligned with TCFD, SASB, GRI, and CDP	Yes; posted on website
Disclosure of Workforce Demographics	Yes; posted on website
Semi-Annual Report on Political Contributions	Yes; posted on website
Human Rights Statement	Yes; posted on website
Operational Greenhouse Gas Emissions Reduction Target (50% by 2030)	Yes
Active Participant in ESG-Focused Industry Groups	Yes
Compensation Practices
CEO Pay Ratio / Alternative CEO Pay Ratio	157:1 / 115:1
Clawback Policy	Yes
Incentive Plans that Encourage Excessive Risk-Taking	No
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Independent Compensation Consultant	Frederic W. Cook & Co., Inc.

6	2023 Proxy Statement

PROXY SUMMARY
Proposal 1—Election of Directors (page 14)

We believe that annual elections keep our Directors accountable to our shareholders. Accordingly, the current term of office of all of our Directors expires at the 2023 Annual Meeting. The Board proposes that the 13 nominees included in this proxy statement be elected as Directors for a term of one year, expiring at the 2024 Annual Meeting, and until their successors are duly elected and qualified or their earlier retirement, resignation, or removal.
Our Director nominees possess a diverse mix of backgrounds, skills, experience, and perspectives. This proxy statement includes important information about the experiences, qualifications, attributes, and skills of the Director nominees that led the NCG Committee and our Board to determine that each nominee is qualified to serve as a Director.

The Board unanimously recommends you vote “FOR” each Director nominee standing for election.
The below chart sets forth this year’s Director nominees along with their age, Board tenure, principal occupation, and Board committee membership:

	Age	Independent	Director Since	Regions Board Committee(s)	Principal Occupation	Other Public Company Boards (1)
Mark A. Crosswhite	60	✓	2022	Audit NCG	Retired Chairman, President, and CEO, Alabama Power Company
Noopur Davis	61	✓	2022	Risk Technology	Corporate Executive Vice President, Chief Information Security and Product Privacy Officer, Comcast
Zhanna Golodryga (4)	67	✓	2019	Risk Technology (Chair)	Executive Vice President, Emerging Energy and Sustainability, Phillips 66	Novonix Limited
J. Thomas Hill	64	✓	2022	CHR Risk	Chairman, President, and CEO, Vulcan Materials Company	Vulcan Materials Company
John D. Johns (3)(4)	71	✓	2011	Risk (Chair) Technology	Retired Chairman, President, and CEO, Protective Life Corporation	Genuine Parts Company; Southern Company
Joia M. Johnson	63	✓	2021	CHR NCG	Retired CAO, General Counsel, and Corporate Secretary, Hanesbrands Inc.	Global Payments Inc.; Sylvamo Corporation
Ruth Ann Marshall (4)	68	✓	2011	CHR NCG (Chair)	Retired President, The Americas, MasterCard International, Inc.	ConAgra Brands, Inc.; Global Payments Inc.
Charles D. McCrary (4)	71	✓	2001	Independent Chair of the Board	Retired Chairman, President, and CEO, Alabama Power Company
James T. Prokopanko	69	✓	2016	Audit NCG	Retired President and CEO, The Mosaic Company	Vulcan Materials Company; Xcel Energy Inc.
Lee J. Styslinger III	62	✓	2003	NCG Risk	Co-Chairman, Altec, Inc.	Vulcan Materials Company; Workday, Inc.
José S. Suquet (2)(4)	66	✓	2017	Audit (Chair) Technology	Chairman and CEO, Pan-American Life Insurance Group
John M. Turner, Jr. (4)	61	CEO	2018		President and CEO, Regions Financial Corporation and Regions Bank
Timothy Vines (2)	57	✓	2018	Audit CHR	President and CEO, Blue Cross and Blue Shield of Alabama
(1)    Corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”), or registered under the Investment Company Act of 1940
(2)    Audit Committee Financial Expert
(3)    Risk Management Expert
(4)    Member of Regions’ Executive Committee

2023 Proxy Statement	7

PROXY SUMMARY
Board Skills and Composition
This year’s Director nominees comprise 13 members, representing a diverse set of experiences, expertise, and attributes. Based on information provided in response to our 2022 year-end Director questionnaires, the following charts and graphs outline the number of Director nominees with considerable or extensive experience in areas critical to Regions’ operations and certain attributes they bring to the
Board. Information pertaining to each individual Director nominee’s experience, along with other Board composition data points, is further detailed in the Board Skills and Composition Matrix and the Director nominees’ biographies, which both appear in Proposal 1—Election of Directors.

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development
6 Directors	6 Directors	9 Directors	11 Directors	11 Directors	12 Directors	8 Directors	11 Directors	13 Directors	7 Directors	9 Directors	11 Directors	11 Directors

*Includes gender, race/ethnicity, and sexual orientation (LGBTQ+)

8	2023 Proxy Statement

PROXY SUMMARY
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm (page 26)

The Board is asking shareholders to ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm (that is, the independent auditor) for 2023. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor retained by Regions to audit the Company’s financial statements and internal controls over financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditor, as a matter of good corporate governance, the Board is submitting the Audit Committee’s selection of the independent auditor to our shareholders for ratification.
For more information regarding the independent auditor, amounts billed to us for services provided during 2022 and 2021, and the responsibilities of our Audit Committee with respect to the independent auditor, see the discussion beginning on page 26.

The Board unanimously recommends you vote “FOR” the ratification of the appointment of EY.

Proposal 3—Advisory Vote on Executive Compensation (page 29)

The Compensation and Human Resources Committee (“CHR Committee”) understands and appreciates the interest our shareholders have in our executive compensation program. In acknowledgment of that interest, and because we believe it is essential to our commitment to sound governance, the CHR Committee seeks shareholder feedback regarding our overall policies and practices relating to the compensation of our Named Executive Officers (“NEOs”). One way the CHR Committee receives shareholder feedback is through an annual, non-binding, advisory “Say-on-Pay” vote.
Last year, shareholders approved our executive compensation program with 92.8 percent of the votes cast in favor of the proposal. The CHR Committee considers the Say-on-Pay voting results and other shareholder feedback when approving compensation plan design changes and pay decisions for future performance periods.

Following the Say-on-Pay vote, and throughout 2022, we engaged with our shareholders to answer questions and discuss issues or concerns with our compensation program. During these meetings, we discussed Regions’ commitment to shared value, robust corporate governance practices, and enhancements to our ESG practices and disclosures.
See our Compensation Discussion and Analysis (“CD&A”) for more information regarding shareholder responsiveness, the actions taken, and the decisions made by the CHR Committee during 2022. Future Say-on-Pay votes cast will be closely monitored to ensure there is continued support among our shareholders for our pay programs and decisions.

The Board unanimously recommends you vote “FOR” the compensation of our NEOs as set forth in this proxy statement.

2023 Executive Officers
Our current executive officers, who are also designated as officers of the Company subject to Section 16 of the Exchange Act (“Section 16 Officers”), are listed below:

Name	Age	Position
John M. Turner, Jr.*	61	President and Chief Executive Officer
David J. Turner, Jr.*	59	Chief Financial Officer
C. Matthew Lusco*	65	Chief Risk Officer
Ronald G. Smith*	62	Head of Corporate Banking Group
C. Dandridge Massey*	52	Chief Enterprise Operations and Technology Officer
Kate R. Danella	44	Head of Consumer Banking Group
David R. Keenan	55	Chief Administrative and Human Resources Officer
Scott M. Peters	61	Chief Transformation Officer
Tara A. Plimpton	54	Chief Legal Officer and Corporate Secretary
William D. Ritter	52	Head of Wealth Management Group
*Named Executive Officer

2023 Proxy Statement	9

PROXY SUMMARY
Executive Compensation

The following is an overview of the compensation decisions made in 2022 for our NEOs and the performance-based criteria for those decisions:
•After reviewing NEO target pay levels in early 2022, the CHR Committee increased base salaries for the four NEOs that were employed at the time.
•The CHR Committee determined that 2022 incentive compensation levels and targets for our NEOs were generally competitive and reflect the contribution of our executives to the success of the Company. In recognition of performance, growth in roles, and market changes, increases to incentive targets were limited to the annual cash incentive compensation target for the CEO and the long-term incentive compensation target for the Head of Corporate Banking Group.
•Strong financial performance yielded corporate performance results of 187 percent of our annual incentive target expectations.
•Long-term incentive grants issued for the year continue to constitute a large portion of direct compensation for our NEOs, which aligns with our philosophy to create a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. Consistent with prior grants, the long-term incentives granted in 2022 include three components that are subject to the Company meeting certain safety and soundness criteria: .
1.    Restricted Stock Units (“RSUs”) that vest after three years of continued service.
2.    Performance Stock Units (“PSUs”) that vest after three years of continued service and for which the ultimate value and amount are based on the achievement of certain operating goals and metrics, as well as the future financial performance of our stock.
3.    Performance Cash Units (“PCUs”) that vest after three years of continued service and for which the ultimate value and amount are based on the achievement of certain operating goals and metrics, but because they are denominated in cash are not influenced by our stock price performance.
•Our fifth NEO, Mr. Massey, joined Regions as the Chief Enterprise Operations and Technology Officer on May 9, 2022. The CHR Committee established a competitive compensation package for Mr. Massey that included one-time awards intended to be economic equivalent replacements for forfeited retention and equity opportunities provided by his former employer. Mr. Massey’s compensation package includes:
◦Base salary of $600,000;
◦Annual incentive target of 115%;
◦One-time $630,000 sign-on bonus, paid in cash at the time of his commencement of employment designed to replace the forfeited cash retention opportunity and is subject to a two-year repayment agreement; and
◦One-time $1,000,000 restricted stock unit grant that vests ratably over three years which replaces forfeited time-based equity.
For more information on these decisions, see the CD&A beginning on page 60.

The illustration below shows the 2022 compensation mix expressed as a percentage of total direct compensation for Regions’ President and CEO, Mr. J. Turner, and for the other three NEOs employed for the full year as a group.

10	2023 Proxy Statement

PROXY SUMMARY

2022 Compensation Overview Table
			Long-Term Awards ($)
Name	Principal Position	Base Salary	Stock Awards	Non Equity LTI Granted (Cash)	Annual Cash Incentive	Total
John M. Turner, Jr.	President and CEO	$1,075,000	$3,500,000	$1,750,000	$3,511,571	$9,836,571
David J. Turner, Jr.	Chief Financial Officer	$690,000	$1,000,000	$500,000	$1,440,839	$3,630,839
C. Matthew Lusco	Chief Risk Officer	$605,000	$800,000	$400,000	$1,067,908	$2,872,908
Ronald G. Smith	Head of Corporate Banking Group	$575,000	$800,000	$400,000	$1,190,344	$2,965,344
C. Dandridge Massey	Chief Enterprise Operations and Technology Officer	New hire effective May 9, 2022. For more information, see the CD&A beginning on page 60.
The above table illustrates how the CHR Committee viewed NEO compensation for 2022. It differs from the Summary Compensation Table required by the SEC and included in the section Compensation of Executive Officers beginning on page 85. The principal differences can be summarized as follows:
•The above table summarizes the entire value of the long-term incentive grants made to NEOs in 2022 for the 2022-2024 performance years in the “Long-Term Awards” columns. The annual grant consisted of three equal parts, RSUs, PSUs, and PCUs, which are all subject to future performance goals and/or vesting. Both the stock and non-equity (i.e., cash) portions of the 2022 grant are reflected in this table and considered 2022 compensation by the CHR Committee.
•Under rules established by the SEC, the Summary Compensation Table required to be included with our CD&A reports only the portion of the long-term incentive grant delivered in the form of stock equivalents in the year granted. Cash awards from the 2022 grant will not be reflected in the Summary Compensation Table until the year they are earned, which, for 2022 grants, is the year ending December 31, 2024, to be paid in 2025. Similarly, the Summary Compensation Table reports the value of the cash performance portion of the 2020 long-term incentive grant in the “Non-Equity Incentive Plan Compensation” column because the performance period for that award ended as of December 31, 2022. As described on page 75, the 2020 performance grant was earned at 150 percent of target. The value of this award is not included in the table above because it was considered by the CHR Committee to be 2020 compensation, although subject to future performance criteria.
•The Summary Compensation Table reports the following items that are not included in the table above: change in pension value, nonqualified deferred compensation earnings, and compensation associated with perks, benefits, and other miscellaneous items, which is referred to as “all other compensation” in the Summary Compensation Table.
For more detail, see the CD&A beginning on page 60.
Corporate Governance (page 30)

Our Board works with executive management to monitor not only compliance with laws and regulations, but whether we are keeping pace with the constantly changing corporate governance landscape.
By aligning our practices with leading corporate governance principles, we believe the Board and the Company are better positioned to deliver long-term value. We must hold ourselves to high standards when it comes to corporate governance, ethics, and risk management.
Disclosures about the Board’s oversight of our governance practices and risk management; corporate governance shareholder engagement; Director independence; and transactions with related persons, among other topics, can be found in the Corporate Governance section. This section also discusses the documents that compose Regions’ governance framework, such as our Corporate Governance Principles, By-Laws, and Board committee charters.

2023 Proxy Statement	11

PROXY SUMMARY
Corporate Governance Highlights

Board Refreshment	ESG Statements	Rooney Rule	46% Diverse	72 Years
Added Mark Crosswhite, Noopur Davis, and Tom Hill to our Board in 2022	Human Rights Statement; Supplier Code of Conduct; and Environmental Sustainability Statement	Adopted a version for Director candidate and Section 16 Officer searches, including CEO succession	Overall diversity of Director nominees, including gender, race/ethnicity, and sexual orientation (LGBTQ+)	Mandatory Director retirement age (rare exceptions can be made in certain situations)

No Hedging/Pledging	Year-Round Engagement	No Overboarded Directors	Independent Board Leadership	NCG Committee Oversight
Directors and executive officers are prohibited from entering into hedging agreements or pledging stock	With institutional shareholders, including Director-Shareholder Engagement	Under our enhanced overboarding policy	Independent Chair of the Board; 100% independence in standing committee membership	Of the Company’s ESG-related practices and disclosures

Additional corporate governance highlights can be found in the Board, ESG, and Compensation Facts table in the Proxy Summary.
Board Refreshment in 2022
Our Board and Nominating and Corporate Governance Committee (“NCG Committee”) maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates in connection with an ongoing review of Board needs. The Board also continuously reviews and assesses its composition through its self-evaluation process.
In light of Director Di Piazza’s retirement at the upcoming annual meeting, as well as expected retirements of additional Directors in the coming years due to reaching our mandatory retirement age for Directors, the NCG Committee spent considerable time in 2022 focusing on intentional, long-term Board refreshment. To that end, we added Mark Crosswhite, Noopur Davis, and Tom Hill to our Board last year. The
Committee considered Directors Crosswhite’s and Hill’s extensive experience as CEOs of large, regulated companies, and Director Davis’ deep knowledge of technology and cybersecurity, and believes that their additions bring a diverse range of skills, experience, and perspectives that further contribute to an engaged and well-balanced Board.
The following chart provides an overview of the process undertaken by the Board to identify, evaluate, appoint, and onboard our three new Directors. Additional details regarding the Board’s process for appointing new Directors may be found in the Director Succession Planning and Board Refreshment and Director Onboarding and Education subsections of Corporate Governance.

Identification of Candidates	4	Assessment, Interviews, and Discussions	4	Appointment and Committee Assignments	4	Onboarding and Education

The NCG Committee reviewed candidates identified by independent Directors; an independent search firm; associates and management; shareholders; and self-recommendations, among other sources, and identified Directors Crosswhite, Davis, and Hill as priority Board candidates.
		The NCG Committee considered the qualifications of Directors Crosswhite, Davis, and Hill in light of Board needs; due diligence research conducted on them; their independence; input from other Directors following interviews; and their other commitments and ability to devote sufficient time to Board duties.		Following thorough assessment, and upon recommendation of the NCG Committee, the Board determined to appoint Directors Crosswhite, Davis, and Hill to the Board and assigned them to committees based upon the NCG Committee’s review of the Directors’ skills.		The Directors completed Regions’ comprehensive onboarding program involving a combination of presentations and meetings with management. The Directors were also assigned a Director mentor to acclimate them to the goals and procedures of the Board.

12	2023 Proxy Statement

PROXY SUMMARY
Environmental and Social Practices (page 51)

Strong corporate governance forms the bedrock of our approach to managing the risks and opportunities that face our business. In order to execute our strategy responsibly, we must remain cognizant of the needs of our stakeholders. Seeking to meet the needs of our customers, associates, and communities entails adopting social strategies and practices—for example, fostering diversity, equity, and inclusion (“DEI”), engaging the communities we serve, and supporting the well-being of our associates. Prudent risk management also necessitates mitigating operational risks, such as those presented by severe weather events and other environmental factors. These risks, in tandem with the opportunity to serve our sustainability-minded customers, give rise to environmental strategies and practices that also spread throughout our organization.
For more detailed discussions of our environmental and social initiatives, we invite stakeholders to review the various ESG-related disclosures and statements available on our website.

Our current suite of ESG disclosures and statements include:
}	2021 Annual Review & ESG Report
}	2021 TCFD Report
}	2021 GRI Index
}	2021 SASB Index
}	2021 Workforce Demographics (EEO-1) Index
}	2021 Community Engagement Report
}	2022 CDP Climate Change Questionnaire Response
All of these documents, as well as our historical ESG disclosures, are available at ir.regions.com/governance.

2023 Proxy Statement	13

PROPOSAL 1—ELECTION OF DIRECTORS

The current term of office of all of our Directors expires at the annual meeting. The Board proposes that the 13 nominees included in this proxy statement be elected as Directors for a term of one year, expiring at the 2024 Annual Meeting, and until their successors are duly elected and qualified, or their earlier retirement, resignation, or removal.

The Board unanimously recommends you vote “FOR” each Director nominee standing for election.
Why does the Board recommend a vote “FOR” each nominee? Our Director nominees possess a diverse mix of backgrounds, skills, experience, and perspectives. This proxy statement includes information about each Director nominee that led the NCG Committee and our Board to determine that the nominee is qualified to serve as a Director.
How often are the members elected? The Board has determined that it is good governance for all Directors to be elected annually, as we believe that annual elections keep the Directors accountable to our shareholders.
What is the effect of this proposal? Each of the 13 nominees will be elected if a majority of the votes cast at the annual meeting are voted in favor of the nominee. Our Corporate Governance Principles provide that an incumbent nominee who fails to receive a majority of the votes cast must submit their resignation, the acceptance or rejection of which will be subject to Board action and subsequent disclosure.
As permitted by our By-Laws, the Board has fixed the number of Directors at 13, effective as of the annual meeting. All nominees have consented to being named in this proxy statement for consideration at the annual meeting. If, however, a nominee is unable or unwilling to serve and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute candidate nominated by the Board. Any Director vacancies created between annual meetings (such as by a current Director’s death, resignation, or removal, or by an increase in the number of Directors in accordance with our By-Laws) may be filled by a majority vote of the Directors then in office. Any Director appointed in this manner would hold office until the next annual meeting.
What criteria were considered by the NCG Committee in selecting the nominees?

The NCG Committee is charged with identifying, evaluating, and recommending to the Board individuals whom it believes are qualified to become Directors. The NCG Committee will consider and assess candidates consistent with criteria established by the Board and set forth in the Corporate Governance Principles and will take into consideration pertinent factors bearing on the qualifications of candidates in light of such criteria. The NCG Committee also assesses candidates for directorship in the context of the current composition of the Board and Regions’ evolving needs.
The NCG Committee actively considers diversity in its recruitment and nomination of individuals for directorship, and diversity is a component of the Board’s annual self-evaluation. The NCG Committee strives for the Board to reflect a range of talents, ages, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance and oversight with respect to Regions’ operations and strategy.

Commitment to Board Diversity
When searching for new candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Further, any third-party firm or consultants used to compile a pool of candidates will be requested to include such individuals.
Directors should have experience in positions with a high degree of responsibility, serve as leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and the Company. In addition to the items specified in the Corporate
Governance Principles, the NCG Committee considers the technical and professional skills nominees have gained through their professional and leadership roles. Such skills may include, but are not limited to, those listed in the table following the Board Skills and Composition Matrix. The NCG Committee selects candidates who possess the highest personal and professional ethics, integrity, and values, and candidates must be committed to representing the long-term interests of Regions’ shareholders.
The NCG Committee considers tenure when making decisions with respect to Director nominations. Current tenure represented on the Board is well balanced among newer and more seasoned Directors, with the average Director nominee tenure being approximately seven years and approximately 70 percent of the nominees serving for ten or fewer years. Our longer-serving Directors have vital expertise and institutional knowledge that provide the Board with a better understanding of our business and ability to oversee management. The NCG Committee believes that this knowledge and perspective, especially when counterbalanced with fresh viewpoints of newer Directors, continues to generate long-term value for all of our stakeholders.
These factors, along with other considerations such as the results from the self-evaluation process and independence findings, are part of the overall total mix of items evaluated by the NCG Committee and Board when making nomination determinations. For more information, see the Board Evaluations and Director Independence subsections of Corporate Governance.

14	2023 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
What skills and characteristics are currently represented on the Board?

Board Skills and Composition Matrix. The following matrix sets forth, for each Director nominee, the skills they bring to the Board; their age and Board tenure; the number of public company boards on which they serve, each as of March 6, 2023; their independence; and other qualities and experiences that contribute to diverse perspectives. Each Director certified their respective skills, which are further described on the following page, and diversity characteristics as part of the 2022 year-end Director questionnaires.

Director	Skills*	Age	Tenure†	No. of Public Boards‡	Independent	Primary Industry Expertise	Diverse (Race/Ethn.)	Diverse (Gend.)	Diverse (LGBTQ+)	Non-US Born	Multi-lingual
Crosswhite		60	<1	1	✓	Energy
Davis		61	<1	1	✓	Technology	✓[1]	✓[4]		✓[5]	✓[9]
Golodryga		67	4	2	✓	Energy		✓[4]		✓[6]	✓[10]
Hill		64	<1	2	✓	Manufacturing
Johns		71	11	3	✓	Insurance
Johnson		63	1	3	✓	Consumer Products, Manufacturing, and Retail	✓[2]	✓[4]
Marshall		68	11	3	✓	Financial Services		✓[4]	✓
McCrary		71	21	1	✓	Energy
Prokopanko		69	6	3	✓	Chemicals				✓[7]
Styslinger		62	19	4	✓	Manufacturing and Transportation					✓[11]
Suquet		66	6	1	✓	Insurance	✓[3]			✓[8]	✓[11]
Turner		61	4	1	CEO	Financial Services
Vines		57	4	1	✓	Healthcare and Insurance	✓[2]
Average/ Total		65	7		12 (92%)		4 (31%)	4 (31%)	1 (8%)	4 (31%)	4 (31%)
* Skills are based on information provided in 2022 year-end Director questionnaires and represent the number of our Director nominees with considerable or extensive experience or expertise in areas that are critical to Regions’ operations, which are discussed in more detail in the following chart.
† Tenure calculated in full-year increments.
‡ Includes Regions’ Board.
1 Indian-American; 2 African-American; 3 Cuban-American; 4 Female; 5 India; 6 Former Soviet Union (now Moldova); 7 Canada; 8 Cuba; 9 Hindi; 10 Russian and Ukrainian; 11 Spanish.
In addition to the composition factors listed above, other characteristics incorporated into the Director questionnaires included veteran status and whether any nominees self-identified as non-binary. None of the Directors self-identified as either of these.

2023 Proxy Statement	15

PROPOSAL 1-ELECTION OF DIRECTORS

Audit/Accounting/Finance and Capital Planning
The Board is responsible for reviewing Regions’ complex financial statements and disclosures, financial reporting and internal controls, and for monitoring internal and external auditors. The Board is also responsible for reviewing the Company’s long-term capital plans for safety and soundness. Therefore, it is important to have Directors who understand auditing, financial reporting, finance, and capital allocation.

Banking and Financial Services
The banking and financial services industry has unique and inherent risks, challenges, and opportunities. Further, as a full-service financial holding company, we offer a wide range of products and services, some of which may be complex in nature. Experience in the financial services industry contributes to the Board's practical understanding in delivering and directing the Company's strategy and is critical to our success.

Business Operations and Technology Innovation/Artificial Intelligence
It is important that Regions be able to provide market-leading client services, transaction processing, and innovation. Our customers expect efficient, high-quality services, many of which are becoming more technology driven, and we must be able to appropriately gather, process, and analyze information to provide our customers with better banking solutions. Our Board should have members who are knowledgeable about and have experience in business operations and technology so that the Board can oversee our efforts to improve our processes, services, and products.

Continuous Improvement
Regions is focused on making banking easier by being responsive to customer needs; growing revenue through improvements in generating prudent, profitable, and sustainable growth; increasing efficiency in our processes to reduce costs and drive growth; and promoting innovation. The Board needs Directors with an understanding of how to foster an environment of continuous improvement to assist the Company in meeting its long-term strategic goals.

Corporate Governance
The Board is responsible for shaping the Company’s corporate governance priorities and structure, which must be transparent and responsive to our shareholders and can have a significant impact on corporate operations. The Board must have Directors with experience in understanding the constantly evolving corporate governance landscape. Having Directors with experience in corporate governance also better positions the Board to engage with shareholders.

Customer Focus and Community Engagement
Regions is committed to helping our customers and our local communities achieve their financial goals by understanding their needs and investing our resources to help them accomplish their goals. Having individuals on our Board with experience in delivering a positive environment and engaging the community is important to Regions' success.

Environmental Sustainability Practices
Regions must be cognizant of current and potential environmental risks and opportunities and how they can impact our long-term value. We continue to focus on operational sustainability goals, deepening our environmental and social risk management, and pursuing opportunities in sustainable finance. Given the growing importance of environmental sustainability to our shareholders, the Board should have Directors with experience in these practices.

Executive Compensation and Benefits
When properly structured, executive compensation and benefits discourage imprudent risk taking that could harm the Company and/or customers, while simultaneously acting as a business driver and ensuring alignment with long-term shareholder interests. The Board should have Directors who have experience with the various types of executive compensation and benefits structures that may be employed to achieve this balance.

Human Capital Management
Having human capital and talent management experience represented on the Board is important to ensuring smooth transitions, as well as fostering a productive and safe culture and working environment. This expertise also covers risks and opportunities associated with corporate culture and diversity, equity, and inclusion, as well as associate well-being and engagement, all areas that are drivers of long-term value.

Information/Cyber Security
As a financial institution, we are trusted with sensitive nonpublic information, and the safekeeping of our customer, associate, and Company data is critically important. Financial institutions are increasingly dependent on information technology and telecommunications to deliver services to consumers and businesses. The Board should have Directors with experience in implementing, establishing, or overseeing information/cyber security systems and protocols.

Regulatory Compliance
Regions is subject to the oversight of both federal and state regulators, including the Alabama State Banking Department, the Federal Reserve, the Federal Deposit Insurance Corporation, the SEC, the Consumer Financial Protection Bureau, and the Financial Industry Regulatory Authority. Having Directors with experience in understanding the regulations promulgated by these authorities and how to effectively communicate with our regulators is critical to the Company’s success.

Risk Management
Robust risk management is a critical aspect of operating within the financial sector and is embedded throughout our strategic plan. Having Directors with experience in overseeing risk management strengthens the Board's oversight of the risks we face. The Board, therefore, must include Directors who are very familiar with risk management processes.

Strategic Planning and Strategy Development
Directors who understand how to strategically plan for the future of the Company, in both the short- and long-term, are better able to oversee and advise management with respect to the formulation and execution of the Company’s strategy and its connection to long-term value.

16	2023 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
Who are this year’s nominees?

All of the 13 nominees being voted upon at the annual meeting are standing for re-election.
The following biographies detail the age and principal occupations during at least the past five years for each nominee; the year the nominee joined the Board; and the other public company directorships they have held within at least the last five years. The Directors also serve as the board members of Regions Bank, an Alabama state-chartered commercial bank and wholly-owned subsidiary of Regions.
We are pleased to report that we added Mark Crosswhite, Noopur Davis, and Tom Hill to our Board last year. From Directors Crosswhite’s and Hill’s extensive experience as CEOs of large, regulated companies, to Director Davis’ deep knowledge of technology and cybersecurity, their additions bring a diverse range of skills, experience and perspectives that further contribute to an engaged and well-balanced Board.
Current Director Sam Di Piazza has reached the mandatory retirement age and therefore is not standing for election.
A shareholder who wishes to recommend a candidate for consideration by the NCG Committee may do so at any time.
For more information, see the Questions and Answers about the Annual Meeting and Voting section.
On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. One of our current Directors was previously a member of the board of directors of the former Regions Financial Corporation. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. One of our current Directors was previously a member of the board of directors of AmSouth.

The Board believes that each of the 13 nominees is well qualified to serve as a Director on Regions’ Board.
Each nominee’s key experiences, qualifications, attributes, or skills that led the Board to conclude that they should serve as a Director are described in the following biographies.

Mark A. Crosswhite Independent Director Since: 2022 Age: 60 Regions Committees •Audit Committee •NCG Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Served as Chairman, President, and CEO of Alabama Power Company, a public utility company and Southern Company subsidiary headquartered in Birmingham, Alabama, from 2014 until his retirement in 2022
•Joined Southern Company in 2004 and served in a variety of roles of increasing responsibility at Alabama Power Company and affiliated companies, including Chairman, President and CEO of Gulf Power and Chief Operating Officer of Southern Company
•Chairman of the Board of Prosper Birmingham and serves on the President's Cabinet of the University of Alabama
•Has previously served as Chairman of the Boards of the Economic Development Partnership of Alabama, the Business Council of Alabama, and the Birmingham Business Alliance
•Brings to the Board extensive experience as a leader of a company in a highly regulated industry
Education
•Bachelor’s degree, University of Alabama at Huntsville
•Juris Doctor degree, University of Alabama School of Law

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2023 Proxy Statement	17

PROPOSAL 1-ELECTION OF DIRECTORS

Noopur Davis Independent Director Since: 2022 Age: 61 Regions Committees •Risk Committee •Technology Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as Corporate Executive Vice President, Chief Information Security and Product Privacy Officer of Comcast, a Fortune 30 media and technology company, leading teams responsible for product security and privacy, cloud security, information and infrastructure security, cybersecurity risk, security engineering, security incident response, the Legal Response Center, and technical fraud
•Prior to joining Comcast in 2016, served as Vice President of global quality for Intel ISecG
•Previously served as Senior Member of Technical Staff at the Carnegie Mellon University Software Engineering Institute, principal of the management consulting firm Davis Systems (also served as Visiting Scientist at Carnegie Mellon University during this time), and has held various leadership and technical positions in Fortune 500 companies
•A member of the Institute of Electrical and Electronics Engineers and the Association of Computing Machinery
•Throughout her career, has obtained significant experience in complex technology and cybersecurity issues and related risks
Education
•Bachelor’s degree (Electrical Engineering), Auburn University
•Master of Computer Science degree, University of Alabama in Huntsville
Honors and Recognition
•In February 2023, appointed as a member of the President’s National Security Telecommunications Advisory Committee to advise the administration on the reliability, security, and preparedness of vital communications and information infrastructure

Zhanna Golodryga Independent Director Since: 2019 Age: 67 Regions Committees •Risk Committee •Technology Committee (Chair) •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as Executive Vice President, Emerging Energy and Sustainability at Phillips 66, a diversified energy manufacturing and logistics company
•Previously served as Senior Vice President, Chief Digital and Administrative Officer at Phillips 66 and was responsible for driving digital change by developing and executing digital and technology strategies
•Prior to joining Phillips 66 in April 2017, served as Chief Information Officer and Senior Vice President, Services at Hess Corporation, with responsibility for managing the company’s service organizations, including global supply chain, global business transformation program, and global office services, as well as information management, enterprise architecture, infrastructure, and cybersecurity across the business, a role she held beginning in 2012
•Also previously served as Chief Information Officer at BHP Billiton Petroleum, Vice President of Information Technology at TeleCheck International, Manager of Information Systems at Baker Hughes, IT Services Manager at Marathon Oil, and Systems Analyst at 3D/International
•Serves on the board of the Memorial Hermann Foundation
•Has over 30 years of experience in the energy industry and the information technology field
Education
•Master’s degree (Mechanical Engineering), Kiev Engineering and Construction Institute
Honors and Recognition
•50 Most Powerful Women in Oil and Gas, National Diversity Council
Other Public Directorships and Board Leadership/Committee Assignments
•Novonix Limited: Audit & Risk Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

18	2023 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

J. Thomas Hill Independent Director Since: 2022 Age: 64 Regions Committees •CHR Committee •Risk Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as Chairman, President, and CEO of Vulcan Materials Company, the nation’s largest producer of construction aggregates and a major producer of aggregates-based construction materials
•Has served at Vulcan for over 30 years in a variety of operations and general management assignments of increasing responsibility prior to being appointed President and CEO in 2014 and Chairman in 2016
•Has held leadership positions in a number of industry trade groups, including the Texas Concrete and Aggregates Association, the Florida Concrete and Products Association, and the National Stone, Sand and Gravel Association
•Previously served on the boards of the Birmingham Business Alliance, the Economic Development Partnership of Alabama, the U.S. Chamber of Commerce, and the United Way of Central Alabama
•Brings to the Board extensive experience as a sitting chief executive and board chair of a large, publicly traded company
Education
•Bachelor’s degree, University of Pittsburgh
•Wharton School of Business, Executive Management Program
Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Chairman of the Board; Executive Committee (Chair)

John D. Johns Independent Director Since: 2011 Age: 71 Regions Committees •Risk Committee (Chair; Risk Management Expert) •Technology Committee •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Served as Chairman of DLI North America Inc., the North American regional headquarters for Dai-ichi Life Holdings, from 2018 until he retired in June 2020
•From July 2017 through November 2019, served as Executive Chairman and Director at Protective Life Corporation, which in February 2015 became a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited, a holding company with subsidiaries that provide insurance and other financial services
•From 2003 until July 1, 2017, served as the Chairman and CEO of Protective
•Prior to joining Protective in 1993, served as General Counsel at Sonat, Inc.
•A founding partner of the Birmingham-based law firm of Maynard, Cooper & Gale, P.C.
•Gained considerable experience as a senior executive of a large insurance corporation; extensive exposure to complex financial issues at large public companies; leadership in other business, economic development, civic, educational, and not-for-profit organizations
Education
•Bachelor’s degree (Psychology), University of Alabama
•Master of Business Administration and Juris Doctor degrees, Harvard University
Honors and Recognition
•2017 Inductee, Alabama Business Hall of Fame
•Alabama Academy of Honor
Other Public Directorships and Board Leadership/Committee Assignments
•Genuine Parts Company: Lead Independent Director; Compensation and Human Capital Committee; Executive Committee
•Southern Company: Compensation and Management Succession Committee (Chair); Finance Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2023 Proxy Statement	19

PROPOSAL 1-ELECTION OF DIRECTORS

Joia M. Johnson Independent Director Since: 2021 Age: 63 Regions Committees •CHR Committee •NCG Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Retired in 2021 as the Chief Administrative Officer, General Counsel, and Corporate Secretary of Hanesbrands Inc., a publicly traded marketer of innerwear and activewear apparel, positions that she held since 2016
•Joined Hanesbrands in 2007 as Chief Legal Officer, General Counsel, and Corporate Secretary
•Served as Executive Vice President, General Counsel and Corporate Secretary of RARE Hospitality International, Inc. prior to joining Hanesbrands
•Throughout her career, has obtained extensive global leadership experience over several corporate functions for publicly traded companies including legal, human resources, corporate social responsibility, government and trade relations, real estate, corporate security, and domestic and global mergers and acquisitions
Education
•Bachelor’s degree, Duke University
•Master of Business Administration degree, Wharton School of Business at the University of Pennsylvania
•Juris Doctor degree, University of Pennsylvania School of Law
Other Public Directorships and Board Leadership/Committee Assignments
•Global Payments Inc.: Compensation Committee; Technology Committee
•Sylvamo Corporation: Nominating and Corporate Governance Committee; Management Development and Compensation Committee
Former Public Directorships Held During Past Five Years
•Crawford & Company

Ruth Ann Marshall Independent Director Since: 2011 Age: 68 Regions Committees •CHR Committee •NCG Committee (Chair) •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•From 2004 until retiring in 2006, served as President of The Americas, MasterCard International, Inc.
•Previously served as President, MasterCard North America from 1999 to 2004, where she was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America, and the Caribbean
•Prior to joining MasterCard in 1999, served as Group Executive President of two electronic payment service companies, MAC Regional Network and Buypass Corporation, and upon acquisition of these companies by Concord EFS, became Senior Executive Vice President of the combined companies, where she oversaw marketing, account management, customer service, and product development
•Started her career at IBM, where, for more than 18 years, she served in managerial and executive positions
•Has broad marketing, account management, customer service, and product development experience, as well as significant domestic and international experience in growing business
Education
•Bachelor’s (Finance) and Master of Business Administration degrees, Southern Methodist University
Honors and Recognition
•2018 Most Influential Corporate Directors, WomenInc.
•2004 and 2005 “World’s 100 Most Powerful Women,” Forbes.com
Other Public Directorships and Board Leadership/Committee Assignments
•ConAgra Brands, Inc.: Executive Committee; Human Resources Committee (Chair); Nominating and Corporate Governance Committee
•Global Payments Inc.: Governance and Nominating Committee; Technology Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

20	2023 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Charles D. McCrary Independent Director Since: 2001 Age: 71 Regions Committees •Executive Committee (Chair) Top 5 Skills Brought to Our Board
Independent Chair of the Board

Key Experience and Qualifications
•Served as the President and CEO of Alabama Power Company, a public utility company and Southern Company subsidiary headquartered in Birmingham, Alabama, from 2001 until he retired in February 2014
•Also served as Chairman of Alabama Power Company until May 2014
•Career spanning more than 40 years, over which he held various positions of increased responsibility within both Alabama Power and Southern Company
•Has served as the Board’s Independent Chair since the beginning of 2019 and previously served as its Lead Independent Director and as the NCG Committee Chair
•Serves as a director of the privately-held Great Southern Wood Holdings, Inc.
•Brings an understanding of issues that are unique to companies operating in highly regulated industries

Education
•Bachelor’s degree (Engineering), Auburn University
•Juris Doctor degree, Birmingham School of Law

Honors and Recognition
•2003 Inductee, Alabama Engineering Hall of Fame
•2009 Inductee, Alabama Academy of Honor
•2018 Inductee, Alabama Business Hall of Fame
•2020 NACD Directorship 100
•Auburn University Lifetime Achievement Award

James T. Prokopanko Independent Director Since: 2016 Age: 69 Regions Committees •Audit Committee •NCG Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Served as President and CEO of The Mosaic Company, one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients, from 2007 through 2015 and then as Senior Advisor until his retirement in January 2016
•From 2006 through 2007, served as Executive Vice President and Chief Operating Officer of The Mosaic Company
•Prior to joining The Mosaic Company, held various senior leadership positions at Cargill, Inc. from 1999 through 2006
•Decade-long career at The Mosaic Company and previous service as lead director at Vulcan Materials Company have provided him with an in-depth knowledge of environmental risk management in regulated industries
Education
•Bachelor’s degree (Computer Science), University of Manitoba
•Master of Business Administration degree, Ivey Business School at the University of Western Ontario
Honors and Recognition
•2015 Corporate Responsibility Lifetime Achievement Award, Corporate Responsibility Magazine
•2013 Excellence Award, Center of Excellence in Corporate Philanthropy
•Co-authored the article “Sustainability as a Compass for Leadership,” which appeared in the November 2017 edition of Supply Chain Management Review
Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Compensation Committee; Governance Committee
•Xcel Energy Inc.: Governance, Compensation and Nominating Committee (Chair); Operations, Nuclear, Environmental and Safety Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2023 Proxy Statement	21

PROPOSAL 1-ELECTION OF DIRECTORS

Lee J. Styslinger III Independent Director Since: 2003 Age: 62 Regions Committees •NCG Committee •Risk Committee Top 5 Skills Brought to Our Board
 Key Experience and Qualifications
•Currently serves as Co-Chairman of the privately-held Altec Inc., a global leader that designs and manufactures products and services for the electric utility, telecommunications, and contractor markets in over 100 countries throughout the world
•After joining Altec Inc. in 1983, was named CEO in 1997 and Chairman in 2011; served as Chairman and CEO until October 2021
•Actively serves on the boards of many educational, civic, and leadership organizations
•Brings a wealth of management and business experience derived from running a large company in today’s global market
Education
•Master of Business Administration degree, Harvard University
Honors and Recognition
•Appointed to the President’s Export Council, advising the President of the United States on international trade policy, from 2006-2008
•Served on the President’s Manufacturing Council in 2017
•Appointed to the President’s Advisory Committee for Trade Policy and Negotiations established by the U.S. Trade Representative
•Appointed to the "Great American Economic Revival" advisory counsel by the President in 2020
Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Compensation Committee; Executive Committee; Safety, Health & Environmental Affairs Committee (Chair)
•Workday, Inc.: Audit Committee

José S. Suquet

Independent
Director Since:  2017
Age:  66

Regions Committees
•Audit Committee (Chair; Audit Committee Financial Expert)
•Executive Committee
•Technology Committee

Top 5 Skills Brought to Our Board

Key Experience and Qualifications
•Currently serves as the Chairman and CEO of the privately-held Pan-American Life Insurance Group (“PALIG”), a leading provider of insurance and financial services throughout the Americas and whose flagship member is New Orleans-based Pan-American Life Insurance Company
•Prior to joining PALIG in November 2004, held senior management posts in the insurance industry for more than three decades, including serving as Senior Executive Vice President and Chief Distribution Officer of AXA Financial
•In December 2016, completed his term as a member of the board of directors of the Federal Reserve Bank of Atlanta, for which he served as Chairman of the Retail Payments Office Oversight Committee
•Previously served on the board for the Federal Reserve Bank of Atlanta, New Orleans Branch
•Director at the privately-held Ochsner Health System, Louisiana’s largest nonprofit, academic healthcare system, where he serves on the Compensation Committee and the Audit and Oversight Committee
•Completed his second and final term on the board of directors of The American Council of Life Insurers in 2019
•His dedication to the United States’ Hispanic community, as well as to the pursuit of product innovation and sales force expansion, have positioned PALIG as the company that Hispanics throughout the Americas rely on to protect their financial security and well-being
•Involved in various professional and industry associations
•Brings a strong background in enterprise risk management and a commitment to innovation and operational excellence
Education
•Bachelor’s degree, Fordham University
•Master of Business Administration degree, University of Miami
Honors and Recognition
•Included in the Latinos on Boards feature of Latino Leaders magazine for 2018 through 2020

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

22	2023 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

John M. Turner, Jr. Management Director Since: 2018 Age: 61 Regions Committees •Executive Committee Top 5 Skills Brought to Our Board
President and Chief Executive Officer

Key Experience and Qualifications
•Currently serves as the President and CEO and a Director of Regions Financial Corporation and Regions Bank, a wholly-owned subsidiary of the Company, and leads the Company’s Management Policymaking Committee and Executive Leadership Team
•Named President in December 2017 and then CEO in July 2018
•Before being named President, served as Head of the Corporate Bank, a role he took on in 2014
•Joined Regions in 2011 as President of the South Region, leading banking operations in Alabama, Mississippi, South Louisiana and the Florida Panhandle
•Before joining Regions, he was named president of Whitney National Bank and Whitney Holding Corporation in 2008 and was elected to the bank’s and holding company’s boards of directors
•Before that, was responsible for all geographic line banking functions across Whitney and served as its Eastern Region President
•Joined Whitney in 1994 as its Alabama Regional President after nine years at AmSouth Bank, where he held senior consumer, commercial and business positions
•Serves on the Business Council of Alabama, Birmingham Business Alliance, Economic Development Partnership of Alabama, A Plus Education Foundation, United Way of Central Alabama, and Infirmary Health System boards. Mr. Turner is a former chairman of the Mobile Area Chamber of Commerce, the Mobile Area Education Foundation and the United Way of Southwest Alabama and is a former board member of Leadership Mobile

Education
•Bachelor’s degree (Economics), University of Georgia

Honors and Recognition
•Graduate, Leadership Alabama

Timothy Vines Independent Director Since: 2018 Age: 57 Regions Committees •Audit Committee (Audit Committee Financial Expert) •CHR Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as the President and CEO of Blue Cross and Blue Shield of Alabama (“BCBSAL”), a not-for-profit, independent licensee of the Blue Cross and Blue Shield Association, for which he serves as Chairman, and the largest provider of healthcare benefits in Alabama
•Served as BCBSAL’s President and Chief Operating Officer from November 2017 through March 2018 before being named its President and CEO in April 2018
•Held BCBSAL’s Executive Vice President position from March through November of 2017
•Served as BCBSAL’s Chief Administrative Officer from August 2012 through March 2017
•Serves as Vice Chair of the Board, Chair of the Finance Committee, and member of the Governance Committee of Prime Therapeutics LLC, a pharmacy benefit management company owned jointly by several Blue Cross and Blue Shield plans, including BCBSAL
•Worked in banking for over five years after graduating college
•Remains very active in the community through his involvement with multiple nonprofit and charitable organizations, including service on the boards of the Birmingham Business Alliance, Leadership Birmingham, Economic Development Partnership of Alabama, Prosper, Business Council of Alabama, and Mercy Deliverance Ministries
•Serves as immediate past chair of the board of trustees at Samford University in Birmingham, Alabama
•Possesses an extensive understanding of operating a large company within a highly regulated industry
Education
•Bachelor’s degree (Finance), Auburn University

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2023 Proxy Statement	23

PROPOSAL 1-ELECTION OF DIRECTORS
How are Directors compensated?

Our Director Compensation Program for independent Directors is designed to:
•Pay Directors fairly for the work required at a company of Regions’ size and scope;
•Align Directors’ interests with the long-term interests of our shareholders; and
•Be simple, transparent, and easy for shareholders to understand.
The CHR Committee, in conjunction with its independent compensation consultant, periodically reviews the compensation of the non-management Directors and recommends any changes to the Board. After completing its review in April 2022, the CHR Committee recommended, and the Board approved, certain changes to the Director Compensation Program to ensure it remained competitive and fair. The changes included increasing the annual fee paid to the Risk Committee Chair from $35,000 to $40,000, increasing the annual fee paid to the Audit Committee Members from $10,000 to $15,000, implementing an annual fee paid to the Committee Members for all standing committees, except Audit, of $10,000, and implementing an annual fee paid to the newly created Technology Committee Chair of $25,000 to align with the CHR and NCG Committee Chairs. The following table describes all of the components of the 2022 Director Compensation Program:

Compensation Element	Compensation Amount
Annual Cash Retainer (1)	$100,000
Annual Equity Retainer (1)	$130,000 in restricted stock units granted three business days following the annual shareholder meeting and that vest at the next annual shareholder meeting
Additional Annual Fee for Independent Non-Executive Chair of the Board (1)
$150,000, paid as follows:
$50,000 cash;
$100,000 equity in the form of restricted stock units granted three business days following the annual shareholder meeting and that vest at the next annual shareholder meeting

Additional Annual Fee for Committee Chairs	$40,000 — Audit Committee $25,000 — CHR Committee $25,000 — NCG Committee $40,000 — Risk Committee $25,000 — Technology Committee (2) $10,000 — Special Committees, as applicable
Additional Annual Fee for Audit Committee members (exclusive of the Audit Committee Chair)	$15,000
Additional Annual Fee for Committee Members of CHR, NCG, Risk, and Technology (exclusive of the Committee Chair); including Special Committees, as applicable	$10,000
(1)     Annual Cash and Equity Retainers may be deferred at the Director’s option in accordance with the Regions Financial Corporation Directors’ Deferred Investment Plan and the Regions Financial Corporation Directors’ Deferred Restricted Stock Unit Plan, respectively.
(2)     The Additional Annual Retainer for the Chair of the Technology Committee was effective February 8, 2022, the date the Technology Committee was formed.
How the Regions Financial Corporation Directors’ Deferred Investment Plan works. Under the plan, non-management Directors may voluntarily elect to defer some or all of their cash compensation. The cash compensation is deferred until the time of payment elected by the Director or earlier in the event of certain other distribution events described in the plan. Most Directors have elected to defer receipt of all or a portion of their cash compensation.
Prior to 2021, deferred amounts were held in a bookkeeping account that was credited with notional shares of Regions common stock, and any dividends paid on common stock were credited to the account as additional notional shares of common stock. Then at the end of the deferral period, the Director’s account was settled in shares of common stock, plus cash for any fractional share. Beginning in 2021, a Director may elect to have deferred amounts notionally invested in investments similar to those available to participants in the Regions Financial Corporation Excess 401(k) Plan (“Excess 401(k) Plan”), in addition to Regions common stock. Any earnings and losses attributable to the underlying notional investments will be credited to the Director’s account. Then at the end of the deferral period, the Director’s account will be settled in cash.
How Restricted Stock Units work. The Annual Equity Retainer is paid in RSUs. Directors have the option to defer receipt of their RSUs in the Directors’ Deferred Restricted Stock Unit Plan. If a Director makes a timely election under the plan, his or her RSUs will be notionally credited to an account in the Director’s name. Dividend equivalents, if any, also are notionally credited to the Director’s account as of the date any cash dividends are paid with respect to the common stock underlying the RSUs. The deferred RSUs then will be paid in shares of Regions common stock on a date designated by the Director, which may be the date he or she terminates service as a Director or an anniversary of the date on which the RSUs were granted (but no later than the tenth anniversary of the grant date). Payment of the deferred RSUs are accelerated in the event of a Director’s death or a change in control of the Company.
How the Regions Matching Gifts Program works for Directors. Directors, as well as members of the Company’s Executive Leadership Team, are eligible to participate in our Matching Gifts Program. Under this program, Regions will match, dollar for dollar, gifts of $50 or more, up to a total of $5,000 per year, to eligible tax-exempt organizations that must have a primary mission that clearly fits one of these six categories: education and workforce readiness; economic and community development; financial wellness; arts and culture; service members/veterans organizations; and individuals with disabilities.

24	2023 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
Compensation paid in 2022 to Independent Directors. The following table contains information about the compensation paid to the independent Directors who served during 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Carolyn H. Byrd (1)	55,000	—	—	55,000
Mark A. Crosswhite (1)	62,500	108,338	5,000	175,838
Noopur Davis (1)	60,000	108,338	—	168,338
Don DeFosset (1)	50,000	—	5,000	55,000
Samuel A. Di Piazza, Jr.	138,750	130,010	5,000	273,760
Zhanna Golodryga	135,000	130,010	—	265,010
J. Thomas Hill (1)	60,000	108,338	—	168,338
John D. Johns	146,250	130,010	5,000	281,260
Joia M. Johnson	115,000	130,010	—	245,010
Charles D. McCrary (2)	150,000	787,171	—	937,171
Ruth Ann Marshall	132,500	130,010	5,000	267,510
James T. Prokopanko	121,250	130,010	—	251,260
Lee J. Styslinger III	115,000	130,010	—	245,010
José S. Suquet	147,500	130,010	5,000	282,510
Timothy Vines	121,250	130,010	—	251,260
(1)    Cash and equity compensation was pro-rated to reflect partial year of service. Ms. Byrd and Mr. DeFosset retired from the Board in April 2022. Mr. Crosswhite, Ms. Davis, and Mr. Hill joined the Board effective July 1, 2022.
(2)    Due to administrative oversight, Mr. McCrary, our Independent Chair of the Board, was not paid the RSU portion of the Additional Annual Fee for Independent Non-Executive Chair of the Board in 2019, 2020, and 2021. In addition to the 2022 RSU award made on April 25, 2022, on February 8, 2022, Mr. McCrary received an RSU award to satisfy the amounts due. The grant includes: (a) 7,151 RSUs (which includes 773 RSUs in respect of accrued notional dividends) for service in 2019 (the "2019 Grant"), (b) 10,210 RSUs (which includes 668 RSUs in respect of accrued notional dividends) for service in 2020 (the "2020 Grant"), and (c) 4,846 RSUs (which includes 109 RSUs in respect of accrued notional dividends) for service in 2021 (the "2021 Grant"). The grant date fair value of the RSUs awarded on February 8, 2022, was $25.09 per share. In the case of the 2019 Grant and the 2020 Grant, the RSUs were deemed fully vested at grant. In the case of the 2021 Grant, the RSUs vested at the 2022 Annual Meeting of Shareholders.
(3)    The amounts presented in this column represent, computed in accordance with FASB ASC Topic 718, the grant date fair value of the 2022 RSU award made to all independent Directors in service on April 25, 2022, and in the case of Directors Crosswhite, Davis, and Hill, in service on July 1, 2022. The grant date fair value of the RSUs awarded on April 25, 2022, was $21.60 per share. All RSUs awarded April 25, 2022, are scheduled to vest in one lump sum on the date of the 2023 Annual Meeting. Mr. Crosswhite, Ms. Davis, and Mr. Hill each received an RSU award when appointed to Regions’ Board on July 1, 2022. The grant date fair value of the RSUs awarded on July 1, 2022, was $19.03 per share. The RSUs awarded July 1, 2022, are scheduled to vest in one lump sum on the date of the 2023 Annual Meeting.
(4)    The amounts presented in this column reflect matching charitable gifts made through the Regions Matching Gifts Program.

The table below sets forth those independent Directors who served during 2022 and who had RSUs outstanding as of December 31, 2022, and the number outstanding as of that date. None of the independent Directors had stock options outstanding as of December 31, 2022.

Name	Outstanding Restricted Stock Units (#) (1)
Carolyn H. Byrd	27,860
Mark A. Crosswhite	5,748
Noopur Davis	5,748
Don DeFosset	—
Samuel A. Di Piazza, Jr.	33,992
Zhanna Golodryga	6,132
J. Thomas Hill	5,748
John D. Johns	33,992
Joia M. Johnson	6,132
Charles D. McCrary	61,511
Ruth Ann Marshall	33,992
James T. Prokopanko	33,992
Lee J. Styslinger III	33,992
José S. Suquet	33,992
Timothy Vines	33,992
(1)    The amounts presented in this column represent outstanding RSUs and dividend equivalents, if any, that have been notionally credited to the Director’s account as of the date any cash dividends were paid with respect to the common stock underlying the RSUs.

2023 Proxy Statement	25

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is asking shareholders to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm (that is, the independent auditor) retained by Regions to audit the Company’s financial statements and internal controls over financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditor, as a matter of good corporate governance, the Board is submitting the Audit Committee’s selection of the independent auditor to our shareholders for ratification.

The Board unanimously recommends you vote “FOR” the ratification of the appointment of EY.
Why does the Board recommend a vote “FOR” this proposal? Based on the evaluation and considerations set forth in this proposal, the Audit Committee and the Board believe that the continued engagement of EY to serve as Regions’ independent auditor is in the best interests of Regions and its shareholders.
The Audit Committee annually evaluates the performance of the Company’s independent auditor and determines whether to reengage the current independent auditor or consider other audit firms. Factors considered by the Audit Committee in its 2022 annual evaluation included:
•EY’s qualifications; the quality and efficiency of services provided, including industry-specific knowledge and technical expertise; and recent results of EY’s commitment to audit quality.
•EY’s independence, objectivity, and ability to communicate with the Audit Committee and key management stakeholders in a transparent, timely, and effective manner. See independence controls discussed in the subsection How is Regions assured that EY remains independent?
•Appropriateness of audit fees for audit and non-audit services, both on an absolute basis and as compared to peers.
•Recent results of inspection reports on the firm and EY’s Peer Review Report on the firm’s System of Quality Control.
•Known legal risks and any significant legal or regulatory proceedings.
•Assessment of past performance of both the lead audit partner and the audit engagement team.
•Tenure of the firm engaged, the benefits and drawbacks of longer tenure, the required rotation of the lead partner and engagement partner, and the impact of changing auditors.
Some of the strengths highlighted in the most recent evaluation include: (i) significant lead audit partner involvement; (ii) audit partners’ deep knowledge of Regions’ business processes, resulting in effective leverage of Regions’ control processes and documentation; and (iii) consistently bringing subject matter experts to bear, as necessary.
EY (or its predecessors) has served as Regions’ independent auditor since 1971. Serving as Regions’ independent auditor for an extended period has allowed EY to obtain extensive institutional knowledge and understanding of the Company’s accounting policies and practices and internal control over financial reporting. A representative of the firm will be present at the annual meeting to make a statement if they so desire and to respond to appropriate questions from shareholders.
What is the effect of this proposal? Although ratification is not required by applicable laws, our By-Laws, or otherwise, the Board is submitting the selection of EY to shareholders for ratification because the Company values shareholders’ views on our independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. If shareholders do not ratify the appointment of EY, the committee will reconsider EY’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

26	2023 Proxy Statement

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What fees were paid to EY?

The aggregate fees billed to Regions by EY for services provided in each of 2022 and 2021 are set forth in the following table:

	2022	2021
Audit fees(1)	$7,472,000	$7,428,122
Audit-related fees(2)	460,905	451,960
Tax fees(3)	68,431	67,085
All other fees(4)	60,000	454,606
Total fees	$8,061,336	$8,401,773
(1)    “Audit fees” include fees associated with the annual audit of Regions’ consolidated financial statements included in the Annual Report on Form 10-K and internal control over financial reporting, review of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings, and statutory audits.
(2)    “Audit-related fees” include fees associated with audits of employee benefit plans and service organization reports.
(3)    “Tax fees” include fees associated with tax compliance services, including the preparation, review, and filing of certain tax returns, as well as tax advisory services.
(4)    “All other fees” includes fees associated with advisory services.
The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of EY. In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of EY for audit services and, subject to certain de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, for non-audit services on a case-by-case basis. The Audit Committee has delegated to its Chair the authority to pre-approve audit and permissible non-audit services. Any such pre-approval of audit or permissible non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting for ratification. In 2022, all audit and permissible non-audit services provided by EY were pre-approved or ratified by the Audit Committee.
How is Regions assured that EY remains independent?

The Audit Committee recognizes the importance of maintaining the independence of Regions’ external auditor, both in fact and in appearance. Consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation for, and overseeing the work of EY.
Audit Committee Oversight. The Audit Committee’s oversight of the independent auditor includes regular meetings with EY, with and without management present. The Audit Committee reviews and tracks progress and performance against EY’s annual commitment letter and oversees the annual evaluation of the independent auditor to determine whether reappointment is appropriate. In addition, the Audit Committee and its Chair are directly involved in the rigorous process of selecting new lead audit partners.
Limits on Non-Audit Services. The Audit Committee must pre-approve all non-audit services. Permissible services are determined in accordance with SEC and PCAOB rules.
EY’s Internal Independence Process. EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the
Company’s account, and rotates the lead assurance engagement partner at least every five years to provide a fresh perspective and to comply with regulatory requirements. The next lead audit partner rotation will occur during 2023, followed by another rotation scheduled for 2028.
Strong Regulatory Framework. EY, as an independent registered public accounting firm, is subject to PCAOB inspections and oversight, a Peer Review Report on the Firm’s System of Quality Control, and SEC oversight.
Hiring Restrictions. To avoid potential conflicts of interest and comply with SEC rules, the Audit Committee has adopted restrictions on our hiring of any current or former employee of EY if such hiring would jeopardize EY’s independence.
The Audit Committee has engaged EY to provide audit, tax, and other non-audit services. The Audit Committee carefully considered and determined that Regions’ engagement of EY for tax and other non-audit services does not impair EY’s independence. EY has advised the Audit Committee that it is an independent accounting firm with respect to the Company in accordance with the requirements of the SEC and the PCAOB.

2023 Proxy Statement	27

AUDIT COMMITTEE REPORT

Roles and Responsibilities. Regions, acting through its management and Board, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with GAAP and for annually auditing the effectiveness of Regions’ internal controls over financial reporting.
The Audit Committee, comprised of independent Directors, oversees Regions’ financial reporting process on behalf of the Board. More specifically, the Audit Committee is appointed by the Board to assist and advise the Board in monitoring:
(a)    the integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls;
(b)    the independent auditor’s qualifications and independence;
(c)    the performance of the Company’s internal audit function and independent auditor; and
(d)    the Company’s compliance with legal and regulatory requirements.
The Audit Committee itself does not prepare financial statements or perform audits. Additionally, the members of the Audit Committee are not the auditors or certifiers of Regions’ financial statements. The functions of the committee are described in greater detail in the Audit Committee Charter, adopted by the Board, which may be found on the Company's website at ir.regions.com/governance.
Oversight. In fulfilling its oversight responsibilities, the Audit Committee:
•Reviewed and discussed with management and EY the Company’s earnings releases and Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the audited financial statements, prior to filing with the SEC. Focus areas include: critical accounting policies and estimates; areas of audit emphasis; any changes to the initial audit plan; new accounting standards; significant unusual transactions; acquisitions; and results of quarterly review procedures.
•Reviewed and discussed with EY their judgments as to the quality, not just the acceptability, of Regions’ accounting principles and such other matters as are required to be discussed by the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the PCAOB and the SEC.
•Reviewed and discussed with EY the Critical Accounting Matters (CAMs).
•Discussed with EY the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.
•Received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY their independence in relation to Regions.
•Received regular updates from the Chief Risk Officer on the Company’s enterprise risk profile, which included cybersecurity risks and the Company's analysis of other significant risk exposures and the steps management has taken to monitor and control such exposures.
•Discussed with Regions’ internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee regularly meets with Regions’ internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.
•Received regular updates from management for significant Company initiatives.
•Participated, with representatives of management and of the independent auditors, in educational sessions about topics requested by the Audit Committee.
Recommendation for Including the Financial Statements in the Annual Report. In reliance on the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board approve including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Submitted by the Audit Committee:
José S. Suquet (Chair)
Mark A. Crosswhite
Samuel A. Di Piazza, Jr.
James T. Prokopanko
Timothy Vines

28	2023 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation paid to NEOs described in the CD&A, the compensation tables, and related disclosures, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This type of proposal is known as a “Say-on-Pay” proposal.
The shareholders, at the Company’s 2018 Annual Meeting, overwhelmingly voted in favor of an annual advisory vote, and the Board affirmed the recommendation and has currently elected to hold Say-on-Pay advisory votes on an annual basis. SEC rules require us to hold a “frequency” vote at least once every six years to allow our shareholders to decide how often they would like to be presented with the advisory vote; therefore, the next Say-on-Pay “frequency” vote will occur at our 2024 Annual Meeting.
This Say-on-Pay proposal gives you, as a shareholder, the opportunity to vote “For” or “Against” the following resolution:
“RESOLVED, that the shareholders of Regions Financial Corporation (the ‘Company’) approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion presented in the Company’s 2023 Proxy Statement.”

The Board unanimously recommends you vote “FOR” the compensation of our NEOs as set forth in this proxy statement.

Why does the Board recommend a vote “FOR” this proposal? Our overall executive compensation policies and procedures are described in the CD&A and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure). Our compensation policies and procedures are centered on a “pay-for-performance” culture. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives foster the creation of long-term value. In doing so, our executive compensation program supports our strategic objectives and mission and is strongly aligned with the short- and long-term interests of our shareholders, as described in the CD&A.
The CHR Committee, which is composed entirely of independent Directors, in consultation with Frederic W. Cook & Co., Inc., its independent compensation consultant, oversees the Company’s executive compensation program and continuously monitors the Company’s policies to ensure they emphasize programs that reward executives for results that are consistent with shareholder interests and with the safety and soundness of the Company.
The Board and the CHR Committee believe that Regions’ commitment to these reasonable and responsible compensation practices warrants a vote by shareholders “FOR” the resolution approving the compensation of our NEOs as disclosed in this proxy statement. Prior to submitting your vote, we encourage you to carefully review the CD&A and the Compensation of Executive Officers sections for a detailed discussion of the Company’s executive compensation program, including information about the 2022 compensation of our NEOs.
What is the effect of this proposal? Because your vote is advisory, it will not be binding upon the Company, the CHR Committee, or the Board and will not be construed as overruling any decision by the Board or the CHR Committee. The Board and the CHR Committee, however, value our shareholders’ views on executive compensation matters and will take the outcome of the vote into account when considering future executive compensation arrangements for the NEOs.

2023 Proxy Statement	29

CORPORATE GOVERNANCE

Overview

Regions’ Board and executive management work together to comply with laws and regulations, as well as to provide guidance for sound decision-making and accountability. Maintaining legal and regulatory compliance is, however, a minimum standard, and we endeavor to exceed this by keeping pace with the constantly evolving governance landscape. We maintain an environment of openness and strive to protect our culture by promoting Regions’ values. We do this because it is the right thing to do, and we believe that our customers, shareholders, associates, and communities expect it if they are to continue giving us their trust and confidence.
Keeping our core value “Do What is Right” in mind, we believe that Regions has implemented a strong corporate governance program that incorporates many leading practices. For a list of some of our corporate governance practices, see the Board, ESG, and Compensation Facts chart in the Proxy Summary.
Corporate governance framework. Through its NCG Committee, the Board evaluates our corporate governance policies and practices, which form our corporate governance framework, against evolving best practices.

The following documents are available at ir.regions.com/governance:

Corporate Documents
•Corporate Governance Principles
•By-Laws
•Code of Business Conduct and Ethics
•Code of Ethics for Senior Financial Officers
•Fair Disclosure Policy
Board Committee Charters
•Audit Committee Charter
•CHR Committee Charter
•NCG Committee Charter
•Risk Committee Charter
•Technology Committee Charter
•Executive Committee Charter
ESG Documents
•Annual Review & ESG Report
•TCFD Report
•Workforce Demographics (EEO-1) Index
•Environmental Sustainability Statement
•Greenhouse Gas Inventory Assurance and Verification Statement
•Human Rights Statement
•Supplier Code of Conduct
•SASB Index
•CDP Climate Change Questionnaire Response
•Community Engagement Report
•GRI Index
•Government Affairs Reports

Also available on our website are this proxy statement; the 2022 Annual Report on Form 10-K; the CEO’s Letter; information regarding our executive officers, Directors, and Board committee composition; and instructions on how to contact the Board.
Regions’ shareholders may also obtain printed copies of these documents by writing to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Investor Relations

Corporate Governance Principles. Regions’ Corporate Governance Principles are the foundation of our commitment to best practices. The Board adopted the principles to further its long-standing goal of providing effective governance of Regions’ business and affairs for the long-term benefit of shareholders. The principles are reviewed at least annually and revised from time to time to ensure they remain effective within the constantly changing corporate governance landscape.

Commitment to Leadership Diversity with a Version of the Rooney Rule in our Corporate Governance Principles
When searching for new Director candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Similarly, third-party firms used to compile a pool of candidates will be requested to include such individuals.
When searching for candidates for a Section 16 Officer position, including a CEO successor, Regions shall endeavor to include similarly diverse candidates in the pool from which the candidate is chosen.
Our Corporate Governance Principles address important governance matters, including, but not limited to:
•Structure of the Board and its leadership
•Director qualification standards
•Nomination and selection of new Directors
•Director responsibilities and expectations
•Board operations, including scheduling meetings and selecting agenda items for meetings
•Director access to management, associates, and independent advisors
•Director orientation and continuing education
•Management succession planning and CEO evaluation
•Annual performance evaluation of the Board, committees, and individual Directors
•Interaction with investment managers and the press and shareholder engagement

30	2023 Proxy Statement

CORPORATE GOVERNANCE
Shareholder Engagement

We take a long-term approach to value creation, and we take a similar approach to shareholder engagement. For that reason, Regions is committed to constructive and meaningful communications with our shareholders and building ongoing relationships over time.
We do not view engagement with our shareholders as a “check-the-box” phone call or occurring only during proxy season. Instead, we consider proper shareholder engagement to be a continuous relationship throughout the year. Engaging with our shareholders and soliciting their points of view while operating under “business-as-usual” circumstances is critical to providing long-term value to all of the Company’s stakeholders.
For our outreach this year, we contacted many of our institutional shareholders to solicit their feedback on our practices and disclosures with respect to ESG, corporate governance, and compensation. This invitation to engage resulted in discussions with shareholders representing approximately 24% of our outstanding share ownership. We summarized the feedback and views expressed during these engagement sessions for discussion with both senior management and the Board.
Our corporate governance shareholder engagement program is supplemented by engagements with shareholders throughout the year, with our executive management team and Investor Relations representing the Company. These separate engagements can occur during investor roadshows, shareholder conferences, one-on-one meetings, and earnings calls. Strategy and financial results are some of the topics typically covered.
As always, we value the views of our shareholders and believe these dialogues are critically important to ensuring that we remain aligned with their interests. We use our shareholder engagement process to determine the priority areas of focus for our investors, and we have worked to be responsive to the feedback we have received. Many of the enhancements made to our corporate governance and ESG programs in recent years, as highlighted throughout this proxy statement, have resulted from these valuable conversations.
The following chart describes our typical year-round corporate governance shareholder engagement cycle:

•The Corporate Governance, Investor Relations, and Total Rewards groups review the shareholder engagement plan, implementing shareholder feedback and considering ways to enhance the process		è	•Publish and make available our proxy statement, Annual Report on Form 10-K, CEO’s Letter, Government Affairs Annual Report, and Community Engagement Report •Hold our annual shareholder meeting
é	Late Fall/Winter		Late Winter/Spring	ê
Year-Round Engagement
	Late Summer/Fall		Summer
•Engagement requests sent to certain institutional shareholders and meetings commence; shareholders are encouraged to candidly provide their views on corporate governance issues, including executive compensation and ESG practices and disclosures
•Shareholder feedback is summarized and presented to senior management and the NCG Committee for discussion
ç
•Board reviews the Company’s corporate governance documents to ensure they reflect best practices, support the Company’s strategy, and maximize long-term shareholder value, taking into consideration the annual meeting voting results and other feedback from shareholder engagements
•Publish our Annual Review & ESG Report

Ongoing Engagement
•Engage with shareholders throughout the year at various events and conferences
•Directors engage with corporate governance representatives of our institutional shareholders throughout the year, as appropriate

Director Succession Planning and Board Refreshment

Our Board and NCG Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates based on current and expected future Board needs. The NCG Committee has a variety of tools at its disposal to evaluate the need for refreshment at any given time, including the results of the Board’s self-evaluation process; point-in-time statistics on the Board; the Board Skills and Composition Matrix; and a refreshment timeline, which is reviewed and updated quarterly.
When a need for refreshment is identified, the NCG Committee conducts a thoughtful evaluation focused on aligning the diverse skills, experience, backgrounds, and characteristics of our Board with the strategic development of the Company. The NCG Committee and Board undertake a thorough review and vetting process before a candidate is recommended by the NCG Committee to the Board for membership. During this process, the NCG Committee considers factors such as skills and expertise brought to the Board, other boards on which the candidate serves, qualities that would further diversify the Board’s membership, and any potential conflicts of interests.
Given Director Di Piazza’s retirement at the upcoming annual meeting, as well as expected retirements of additional Directors in the coming years due to reaching our mandatory retirement age, the NCG Committee spent considerable time in 2022 focusing on intentional, long-term Board refreshment. To that end, we added Mark Crosswhite, Noopur Davis, and Tom Hill to our Board last year. The Committee considered Directors Crosswhite’s and Hill’s extensive experience as CEOs of large, regulated companies, and Director Davis’ deep knowledge of

2023 Proxy Statement	31

CORPORATE GOVERNANCE
technology and cybersecurity, and believes that their additions bring a diverse range of skills, experience, and perspectives that further contribute to an engaged and well-balanced Board. Further, the NCG Committee thoroughly evaluated these Directors’ skills when considering appropriate committee appointments, both in terms of the expertise each brings to the Board, as well as the committee assignment that would most quickly acclimate each Director to Regions’ business and the overall function of the Board.
The following chart provides an overview of the Board’s process to identify, evaluate, appoint, and onboard new Directors, including the three new Directors on our Board:

Identification of Candidates	4	Assessment, Interviews, and Discussions	4	Recommendation and Appointment	4	Onboarding

The NCG Committee reviews candidates identified by independent Directors; an independent search firm; associates and management; shareholders; and self-recommendations, among other sources.		The NCG Committee considers the candidate’s qualifications and attributes in light of Board needs; due diligence research conducted on the candidate; the candidate’s independence; input from other Directors following interviews with the candidate; and the candidate’s other commitments.		Upon recommendation of the NCG Committee, the Board determines whether to appoint the candidate and optimal committee placement.
Regions’ comprehensive onboarding program involves a combination of presentations, facility site visits, and meetings supplemented by written materials.
The onboarding process is more fully described in the Director Onboarding and Education section.

Director Onboarding and Education

Director onboarding and ongoing education programs are important components of fostering Board effectiveness. Regions’ Director Onboarding and Ongoing Education Program engages Directors through a mixture of in-house training, outside programs, and on-site activities. This program includes robust onboarding of new Directors; regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks to and opportunities for the Company. Further, from time to time corporate governance representatives from our large institutional investors have engaged with members of our Board on various topics of importance to shareholders.
Onboarding. Regions’ comprehensive program begins with onboarding activities and includes a thorough orientation process that acclimates new Directors to Regions, the Board, the initially assigned committees, and management. Director onboarding involves a combination of written materials, presentations, facility site visits, and meetings with members of the Board, management, and other appropriate associates, and continues over an extended period of time. Topics for orientation include an in-depth review of Regions’ strategic plan, an overview of the business, financial performance, and capital planning, and a discussion of risk management and regulatory issues, as well as detailed committee-specific training. Typically, additional educational sessions are provided to new Directors, as well as any other Directors who would like to attend, the day before their first full round of Board and committee meetings. Directors new to public company board service may also be assigned a Director mentor.

When possible, members of management will meet with new Directors prior to their first Board and committee meetings to review the meeting materials. This assists new Directors in further understanding the materials, which might be unfamiliar to them. By doing so, new Directors are better able to step into their oversight roles and begin making meaningful contributions to the Board more quickly.
In addition, new Directors typically serve on either the Risk Committee or the Audit Committee to help them become acclimated to the Company faster. When assigned to a new committee, existing Directors are provided with committee-specific training similar to that given to new Directors, so that the new committee member is quickly up to speed on committee matters.
Ongoing education. The Corporate Governance Principles provide that Directors receive continuing education in areas that will assist them in discharging their duties. Directors are, on an ongoing basis, provided information and education on products and services offered by Regions; significant risks and compliance issues; cyber and information security; legal, regulatory, and supervisory requirements and expectations applicable to the Company and its affiliates; corporate governance best practices; changes in the financial services industry; and other topics identified by the Directors as areas of interest. The Board also periodically receives in-house training sessions on various topics conducted by outside experts, such as national law firms, industry-leading audit firms, and consultants/advisors.

32	2023 Proxy Statement

CORPORATE GOVERNANCE
Board Evaluations

Each year the NCG Committee oversees the self-evaluation process for our Board, its committees, and individual Directors. This process ensures the Board and its committees are best equipped to create shared value for the Company’s shareholders, and the results are considered when determining the slate of Director nominees for each annual meeting. The self-evaluation program assesses the Board’s and committees’ performance in areas such as Board composition and refreshment, Board and committee oversight and ability to carry out their responsibilities, oversight of corporate strategy, and interactions between the Board and management and key stakeholders.
At Regions, our Directors believe that appropriate Board refreshment, accompanied by meaningful annual Director evaluations that include honest and thought-provoking conversations, creates an environment where Board members are independent, engaged, and productive and have the relevant experience and expertise to oversee Regions as it executes on its strategy.
The following chart further describes the Board’s self-evaluation process:

Continually Enhanced Self-Evaluations
Prior to beginning the annual self-evaluation, the NCG Committee considers possible enhancements to the process to ensure continued effectiveness, including whether to use a third-party evaluator. Any feedback on the self-evaluation process from the prior year is incorporated.

Board Operations
Directors provide feedback on Board operational matters as part of their annual Director questionnaires, outside of the formal evaluation discussions, so that the Directors may focus on more substantive matters during the self-evaluation executive sessions.

One-on-One Discussions
The Independent Chair of the Board holds discussions with each of the other independent Directors to obtain their candid feedback on Board effectiveness and Directors’ performance. Committee Chairs also hold one-on-one discussions with the members of their respective committees. The Independent Chair of the Board provides a verbal summary of one-on-one discussions to the full Board, as appropriate.

Committee and Full Board Discussions
Each committee conducts its own self-evaluation on topics that are specific to that committee. These discussions are summarized for the full Board, as appropriate. The Chair of the NCG Committee and Independent Chair of the Board facilitate the full Board’s self-evaluation discussion. The self-evaluation pays particular attention to the Board’s oversight of Regions’ risk management framework, Board refreshment, and the Board’s ability to take actions and make decisions efficiently and independently from management.

Focus on Outcomes
Following the self-evaluation discussions, the Chair of the NCG Committee has the opportunity to meet with the Chief Legal Officer and Chief Governance Officer to discuss follow-up items. The NCG Committee and its Chair track and implement follow-up actions, as appropriate.

Ongoing Evaluations
Directors are encouraged to raise any topics related to the self-evaluation process with the Chair of the NCG Committee, the Chair of an applicable committee, the Independent Chair of the Board, or with the whole Board, as appropriate, at any point during the year.

Board Leadership Structure

Governance and independent Board oversight play critical roles at Regions. The Board assumes an active role in providing oversight of, and guidance to, our executive management team and maintaining a strong system of checks and balances. As part of this system, the Board is responsible for determining the proper Board leadership structure to ensure independent and effective Company oversight.
Based on the requirements of the NYSE listing standards, our Corporate Governance Principles, corporate governance trends and expectations, and an assessment of current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors with diverse characteristics, backgrounds, and experiences; extremely capable committee Chairs; and strong independent leadership provided by either an independent, non-executive Chair or a Lead Independent Director. The Board’s current leadership structure meets these objectives.
We have not adopted a policy mandating the separation of the Chair and CEO positions. Rather, the Board believes that its leadership structure should be flexible to accommodate different approaches based on its evaluation of the best interests of the Company and our stakeholders at any given time. The Board carefully considers its leadership structure and composition each year in consultation with the NCG Committee as part of its continuous succession planning process.
One critical aspect of the Board’s leadership structure analysis is determining how best to honor the Board’s commitment to maintaining robust independent leadership, given the present needs of the Company. After undertaking such an evaluation this year, the Board continues to believe that the Company’s interests are best served at this time by having an independent Chair provide leadership to the Board.
Separating the roles of Chair and CEO is a beneficial and effective option for the Company at this time because it capitalizes on Mr. McCrary’s previous Board experience and

2023 Proxy Statement	33

CORPORATE GOVERNANCE
knowledge of the Company, while simultaneously providing independent oversight of management and maintaining clear accountability to Regions’ shareholders, customers, and associates concerning the performance of the Company. Additionally, the Board has determined that the Company benefits from having Mr. Turner, its CEO, who is intimately involved with and responsible for managing the Company’s operations and strategy, also serve on the Board and represent the Company to our customers, shareholders, associates, regulators, communities, and the public. Mr. Turner provides a critical link between the Board’s oversight and the day-to-day operations of the Company. This continuity allows management and the Board to function efficiently and to collaborate in fulfilling the Company’s goals and strategies.
The following describes the Chair’s key responsibilities. A more complete list is included in our Corporate Governance Principles.
•Establishes the agenda and presides at executive sessions of the Board’s independent Directors
•Approves information sent to and meeting agendas for the Board
•Presides at Board meetings and the annual meeting of shareholders
•Calls special meetings of the Board
•Acts as a liaison and facilitates communication among Directors
•Engages with our institutional shareholders
•Provides leadership to the Board in a time of emergency or crisis
•Acts as a sounding board and advisor to our CEO
•In addition to ongoing discussions throughout the year, conducts formal one-on-one discussions as part of the annual Director self-evaluation process
Mr. McCrary’s depth of knowledge and experience in leadership roles, both on the Board and externally, continue to uniquely position him as a well-qualified, well-informed choice for Chair of the Board. Throughout Mr. McCrary’s tenure as a Director, including previously as the Board’s Lead Independent Director, the Company has undergone significant changes and successfully met several challenges. These experiences have provided Mr. McCrary with institutional knowledge about the Company that is invaluable to an independent Chair. Mr. McCrary also has notable leadership experience from having served as the President and CEO of a public utility company for over a decade. Consequently, he possesses a valuable understanding of issues unique to companies in highly regulated industries.
Ultimately, in the Board’s opinion, Mr. McCrary has the management and leadership skills to understand and promote the Company’s values while effectively executing the Board’s strategies and initiatives in a manner most beneficial to the Company and its stakeholders. This, combined with Mr. Turner’s daily management of Regions’ operations and strategy, leads to a strong and effective Board.

Elements Considered When Evaluating the Board’s Leadership Structure
Comprehensive Corporate Governance Principles that Promote Independent Board Oversight	Ã	Corporate Governance Trends Regarding Board Independence and Leadership Structure	Ã	Independence of Directors and Standing Committee Chairs and Members	Ã	Responsibilities of the Independent Chair or Lead Independent Director	Ã	Shareholder Input (Engagements, Vote Results, and White Papers)
Management Succession Planning

Similar to Director succession planning, thoughtful management succession planning is critical to creating long-term stakeholder value; therefore, it is important that management coordinate with the Board to plan for management succession and to develop related processes. This is particularly important for CEO succession. Similar to our Director succession planning process, the Company adopted a version of the Rooney Rule for management succession, which provides that when searching for candidates for a Section 16 Officer position, including a CEO successor, Regions shall endeavor to include diverse candidates in the pool from which the candidate is chosen.
The Board has delegated primary oversight of management succession to the CHR Committee. The CHR Committee and the NCG Committee coordinate on overseeing CEO succession planning. These committees work with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence. The succession plans are updated and reported to the Board at least annually.

34	2023 Proxy Statement

CORPORATE GOVERNANCE
Limitations on Other Board Service

The Board has adopted restrictions, consistent with market standards, on the number of outside publicly-traded company boards and audit committees on which Directors may serve. The Board established the following limits to ensure Directors are able to dedicate sufficient time to Regions’ Board:

Director Category	Limit on publicly-traded company board and audit committee service, including Regions
All Directors	4 boards maximum
Directors holding an executive officer position	2 boards maximum
Directors serving as a board chair or lead independent director	3 boards maximum
Directors who serve on Regions’ Audit Committee	3 audit committees maximum
The NCG Committee may grant exceptions to the limits on a case-by-case basis after determining that so serving will not impair the Director’s service on Regions’ Board in light of the Director’s other time commitments, record of attendance at Board and committee meetings, potential conflicts of interest, and other legal considerations. Throughout the year, the NCG Committee monitors the service of the Company’s Directors on boards and board committees of other companies and consults with Directors, as needed, to assess the potential impact on the individual Director’s ability to devote sufficient time and attention to their duties as a Director of Regions. Further, Regions’ Directors review proposed service on the board of any additional public company with the NCG Committee prior to accepting any such position.
All 13 Director nominees are in compliance with Regions’ limitations on service on other publicly-traded company boards.
Director Independence

Our Board is committed to maintaining objective, independent oversight of management in upholding its responsibilities to our shareholders and in carrying out the strategic objectives of Regions. The value we place on the independence of our Directors is reflected in our corporate governance documents, Board committee charters, annual independence review of our Board members, and the role of our Independent Chair.
The Board, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. In determining Director independence, our Board considers the NYSE’s listing standards and the standards set forth in our Corporate Governance Principles. For our Directors to be considered “independent directors” under the NYSE’s listing standards, our Board must make an affirmative determination that each such Director does not have a “material relationship” with Regions (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Regions). The NYSE’s listing standards also include bright-line tests that preclude a determination of independence. To aid in conducting this evaluation, our Corporate Governance Principles describe relationships and transactions involving Regions that, in the absence of unusual facts and circumstances, are presumptively not material for independence purposes in that they would not impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director is expected to perform for the Company.
Pursuant to our Corporate Governance Principles, a majority of our Board must be independent. In addition, in accordance with our Board committee charters and applicable law, members of the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee must meet the independence requirements of the NYSE and the SEC, as well as any other applicable laws, rules, and regulations governing independence. Pursuant to the charters of the Risk Committee and the Technology Committee, the members of such committees must also qualify as independent under the NYSE’s listing standards and other applicable laws, rules, and regulations governing independence.
Board independence determinations. In February 2023, the Board and NCG Committee conducted their annual review of each Director’s independence. The Board, based upon the recommendation of the NCG Committee, affirmatively determined that each Director is an independent Director, other than John M. Turner, Jr., Regions’ President and CEO. Accordingly, approximately 93 percent of Regions’ current Directors (including our retiring Director), as well as all members of the Audit Committee, the CHR Committee, the NCG Committee, the Risk Committee, and the Technology Committee, are independent directors within the meaning of the listing standards of the NYSE. The following current Directors have been affirmatively determined by the Board to be independent: Mark A. Crosswhite; Noopur Davis; Samuel A. Di Piazza, Jr.; Zhanna Golodryga; J. Thomas Hill; John D. Johns; Joia M. Johnson; Ruth Ann Marshall; Charles D. McCrary; James T. Prokopanko; Lee J. Styslinger III; José S. Suquet; and Timothy Vines.
Transactions with Directors. Director Turner is employed by Regions. Therefore, under the NYSE bright-line “material relationship” tests, he was determined not to be independent. As such, he is not considered in the remaining independence determinations that follow. With respect to the remaining Directors, the following chart reflects transactions and relationships, as applicable, between Regions and:
•our non-management Directors or their immediate family members;
•a company or charitable organization of which the non-management Director or the Director’s immediate family

2023 Proxy Statement	35

CORPORATE GOVERNANCE
member is, or was during 2022, a partner, officer, or employee; or
•a company in which the non-management Director or the Director’s immediate family member holds a significant ownership position.
All of these transactions were considered by our Board in making its determination with respect to each of our non-management Directors’ independence. In each case, the Board concluded that, in light of the applicable independence standards of the NYSE and the description of relationships and transactions contained in the Corporate Governance Principles, such relationships would not be considered to impair any of these Directors’ individual exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore, are not material.

	“Ordinary Course” Customer Relationships (1)	Loans or Extensions of Credit (2)	Charitable Contributions (3)	Other Relationships (4)	Family Relationships (5)
Mark A. Crosswhite	●	●	●	●	None
Noopur Davis	None	None	None	●	None
Samuel A. Di Piazza, Jr.	●	None	None	●	None
Zhanna Golodryga	●	None	None	None	None
J. Thomas Hill	●	None	●	●	None
John D. Johns	●	●	●	●	None
Joia M. Johnson	None	None	None	●	None
Ruth Ann Marshall	●	None	None	●	None
Charles D. McCrary	●	●	None	●	None
James T. Prokopanko	None	None	None	●	None
Lee J. Styslinger III	●	●	●	●	None
José S. Suquet	None	None	None	None	None
Timothy Vines	●	●	●	●	None
(1)    “Ordinary Course” customer relationships are transactions or relationships with Regions or its subsidiaries, such as deposit, brokerage, trust, or other financial services relationships in the ordinary course of Regions’ banking and/or brokerage business, that are established and administered on terms and conditions no more favorable than those afforded to any similarly situated customer.
(2)    Includes a loan or extension of credit, including credit card accounts, that was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons; involves no more than the normal risk of collectability; and presents no other unfavorable features.
(3)    Directors serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2% of such organization’s consolidated gross revenues.
(4)    Other relationships include:
(a) service as only a director by: Director Davis at Entrust Corporation (Regions paid Entrust Corporation approximately $54,755 for products in 2022); Director Johns at Southern Company (Regions paid Southern Company or its subsidiaries approximately $5.9 million for services in 2022); Director Styslinger at Workday (Regions paid Workday approximately $4.8 million for services in 2022); and Directors Di Piazza, Johns, Johnson, Marshall, McCrary, Prokopanko, Styslinger, and Vines at companies that, along with certain of their subsidiaries, are customers of Regions for typical commercial banking products and services, including loans and leases, on terms no more favorable than for other Regions customers, and for which Regions receives customary interest and fees;
(b) Regions’ arm’s-length business relationships with: Alabama Power Company (“Alabama Power”), for whom Director Crosswhite served as an executive officer during 2022 (Regions paid Alabama Power, or its Southern Company affiliates, approximately $5.9 million for utility services in 2022; Alabama Power conducts normal and customary banking business with Regions); Comcast Cable, for whom Director Davis serves as an executive officer (Regions paid Comcast Cable approximately $30,408 for services in 2022); Vulcan Materials Company, for whom Director Hill serves as an executive officer (Vulcan Materials Company conducts normal and customary banking business with Regions); and Blue Cross and Blue Shield of Alabama (“BCBSAL”), for whom Director Vines serves as an executive officer (Regions paid BCBSAL approximately $8.9 million in third-party administrative fees in 2022; BCBSAL conducts normal and customary banking business with Regions);
(c) Regions’ ordinary-course employment relationship, in a capacity other than as an executive officer, with an immediate family member of Director Crosswhite (compensation paid is below thresholds for related person transaction disclosure pursuant to NYSE rules and Regions’ Corporate Governance Principles); and
(d) Directors Hill, Prokopanko, and Styslinger’s common service on the board of Vulcan Materials Company, where Director Hill also serves as an executive officer; service on the board of directors of Alabama Power, for whom Director Crosswhite served as an executive officer during 2022, by an immediate family member of Regions executive officer Kate R. Danella; and Directors Johnson and Marshall’s common service on the board of Global Payments Inc.
(5)    No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Additional determinations made by the Board. The Board has affirmatively determined that Directors Di Piazza, Suquet, and Vines satisfy the definition of an “audit committee financial expert” set out in Item 407(d) of Regulation S-K under the Exchange Act, that each member of the Audit Committee continues to qualify for membership on the Audit Committee under SEC rules and the NYSE’s listing standards, and that each member of the Audit Committee is “independent” under the NYSE’s listing standards, including the heightened independence requirements of Exchange Act Rule 10A-3. Additionally, Directors Di Piazza, Prokopanko, Suquet, and Vines have “accounting or related financial management expertise” as described in Section 303A.07 of the NYSE’s Listed Company Manual, and Directors Di Piazza, Suquet, and Vines have banking or related financial management expertise

36	2023 Proxy Statement

CORPORATE GOVERNANCE
as defined by the Federal Deposit Insurance Corporation Improvement Act of 1991.
In addition, the Board has determined that each member of the CHR Committee has satisfied the heightened independence tests required by the NYSE’s listing standards. The Board has also determined that Director Johns, Chair of the Risk
Committee, is a “risk management expert” as defined by Regulation YY, which implements certain of the enhanced prudential standards mandated by Section 165 of the Dodd-Frank Act. Lastly, all members of Regions’ committees satisfy the independence tests promulgated by the NYSE.
Meetings and Attendance

Board and Committee Meetings in 2022. Regular Board and committee meetings are held at such times as the Board and committees, respectively, may determine. Such meetings, however, typically occur no less frequently than on a quarterly basis. Special meetings may be called upon appropriate notice at any time.
The Audit Committee and the Risk Committee hold a joint meeting annually and may otherwise meet at their discretion to review and discuss topics of interest to both committees. In addition, the Risk Committee and the CHR Committee hold at least one joint meeting annually. From time to time, other committees also meet jointly so as to streamline necessary actions.
Once a year, the Board typically holds an off-site meeting to engage in extended discussions with management regarding the Company’s strategy. During these meetings, which are held within our footprint markets, the Board is typically given the opportunity to interact with local customers, market leaders, and associates.
Upon request, Directors may meet with management or other associates to discuss the materials or obtain additional information prior to the meetings. Further, at regularly scheduled Board and committee meetings, management and other Regions associates typically present to the Directors on a variety of topics. Importantly, pursuant to our Corporate Governance Principles, Board members have complete access to the Company’s management and associates and may arrange such meetings directly.
The following table shows the number of Board and committee meetings held in 2022:

Meetings Held
Board of Directors	8
Audit Committee	9
CHR Committee	6
NCG Committee	5
Risk Committee	4
Technology Committee	5
Joint Meeting of Board, CHR Committee, and NCG Committee	1
Joint Meeting of Audit Committee and Risk Committee	1
Joint Meeting of CHR Committee and Risk Committee	1
Total Board and Committee Meetings Held in 2022	40
In addition to the regularly scheduled meetings, the Board held six optional, informational calls throughout the year for management to provide updates on various matters.

Meetings of Independent Directors. The independent Directors meet in an executive session at each regular in-person meeting of the Board and have the opportunity to meet in executive sessions during regular Board meetings that are held by conference call. These executive sessions provide the opportunity for discussion of the CEO’s performance, executive compensation, succession planning, critical strategic matters, and other topics that should, in certain instances, be discussed without management being present.
Director McCrary, as the Independent Chair of the Board, presided over all but one of the executive sessions of the independent Directors; Director Marshall presided over one such executive session in Director McCrary’s absence.
In addition to the full Board, each standing committee typically meets in an executive session presided over by the committee’s Chair at each regular in-person meeting and has the opportunity to meet in an executive session during regular committee meetings held virtually.
Director Attendance at Board and Committee Meetings. Pursuant to Regions’ Corporate Governance Principles, Directors are expected to attend and participate in all Board meetings and meetings of committees on which they serve. Directors are expected to be available for consultation with management as requested from time to time.
In 2022, all incumbent Directors then in office attended at least 75 percent of the aggregate number of meetings held by the Board and by committees of which they were members.

Incumbent Directors’ attendance at Board and committee meetings averaged approximately 94% in 2022.
Director McCrary, as the Independent Chair of the Board, is a non-voting ex-officio participant of each standing committee and attended a majority of all committee meetings held in 2022.
Director Attendance at the Annual Meeting. As stated in Regions’ Corporate Governance Principles, Directors are expected to attend all meetings of shareholders. All incumbent Directors then in office attended the 2022 Annual Meeting.

2023 Proxy Statement	37

CORPORATE GOVERNANCE
Committees of the Board of Directors

Our Board has established the following five standing committees:

•Audit Committee •CHR Committee •NCG Committee	•Risk Committee •Technology Committee
Each of these committees meets on a regular basis and operates under separate written charters approved by the Board. Each standing committee reviews and reassesses its charter on an annual basis. Each committee may form, and delegate authority to, subcommittees or, alternatively, delegate authority to one or more committee members. Our By-Laws authorize the Board to create other committees as needed.
The Board has also established an Executive Committee, which has the authority and responsibility to exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in its oversight of the business and affairs of the Company, to the extent permitted by applicable law and the Company’s By-Laws. The members of the Board’s Executive Committee are the Independent Chair of the Board, each of the standing committee Chairs, and the CEO. The Executive Committee meets on an as-needed basis.
The charters for the five standing committees, as well as for the Executive Committee, are available on our website at ir.regions.com/governance.
Each Director serving on any one of Regions’ five standing committees has been determined by the Board to be independent. Also identified in the table below are the Directors who have been determined by our Board to be an Audit Committee Financial Expert, as defined under SEC regulations, or a Risk Committee “risk management expert,” within the meaning of the Federal Reserve’s Regulation YY.
Cross-committee membership is a consideration when the NCG Committee recommends committee member assignments to the Board, and most Directors serve on multiple committees. The Independent Chair of the Board serves as a non-voting ex-officio participant of each standing committee and attends the majority of those committee meetings.
The Chairs of the Audit Committee and Risk Committee generally meet in advance of in-person meeting cycles and attend as many of the other’s committee meetings as possible. Further, all Directors have access to all committee materials and are invited to attend all committee meetings, regardless of their committee membership.
The following table indicates the current members and Chairs of each of the five standing Board committees:

	Audit	CHR	NCG	Risk	Technology
Mark A. Crosswhite	Member		Member
Noopur Davis				Member	Member
Samuel A. Di Piazza, Jr. (1)	Member	Chair
Zhanna Golodryga				Member	Chair
J. Thomas Hill		Member		Member
John D. Johns				Chair	Member
Joia M. Johnson		Member	Member
Ruth Ann Marshall		Member	Chair
Charles D. McCrary	Non-voting ex-officio participant of each Standing Committee
James T. Prokopanko	Member		Member
Lee J. Styslinger III			Member	Member
José S. Suquet	Chair				Member
John M. Turner, Jr.
Timothy Vines	Member	Member
Number of standalone meetings held in 2022	9	6	5	4	5

Audit Committee Financial Expert	Independent Chair of the Board	Risk Committee Risk Management Expert	Executive Committee Member
(1)    Director Di Piazza has reached the mandatory retirement age and therefore is not standing for election.

38	2023 Proxy Statement

CORPORATE GOVERNANCE
Audit Committee

Message from the Audit Committee Chair
In 2022, the Audit Committee continued its oversight of the Company’s financial statements and the financial reporting process, including matters related to internal accounting and financial controls. As the Chair, I meet regularly with the leadership team from internal audit, executives, and other members of management, as well as our independent auditing firm, to preview meeting topics and materials and to gain valuable insight into the scope and results of audit activities.

Also during 2022, the Audit Committee monitored Regions’ continued integration activities related to EnerBank USA, Sabal Capital Partners, LLC, and Clearsight Advisors. The Committee received regular updates on critical accounting estimates, including the allowance for credit losses, fair value measurements, intangible assets including goodwill, residential mortgage servicing rights, and income taxes. Audit Committee members received focused training to help the Committee with its oversight of current and emerging matters. Educational sessions covered topics such as the state of the banking industry and industry outlook, perspectives on M&A activity, deposit and lending modernization, and specialized training on BSA/AML and OFAC regulations.

In 2023, the Audit Committee will continue to provide robust oversight of the Company’s financial reporting and audit processes while ensuring the Company is prepared to respond to and manage risks and regulatory developments in the year ahead.

– José S. Suquet

Meetings in 2022	Key Responsibilities:
9 plus 1 joint meeting with the Risk Committee
•Assist and advise the Board in monitoring:
–Integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls
–Independent auditor’s qualifications and independence
–Performance of the Company’s internal audit function and independent auditor
–Compliance with legal and regulatory requirements
•Appoint, retain, or replace and oversee the work and compensation of the independent auditor
•Pre-approve all auditing services and, subject to certain de minimis exceptions, permitted non-audit services to be performed by the independent auditor
•Discuss with management the (i) Company’s major financial risk exposures and (ii) steps management has taken to monitor and control such exposures
•Review and discuss financial statements and disclosures that will be filed with the SEC and related matters and judgments
•Review and discuss non-GAAP treatment of financial information and the use of such treatment with management
•Oversee, review, and evaluate the Company’s relationship with the independent auditor and the independent auditor’s performance and independence
•Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor
•Oversee the Company’s internal audit function, including its planned activities, results of completed activities, budget, and staffing

Members
José S. Suquet (Chair)
Mark A. Crosswhite
Samuel A. Di Piazza, Jr.
James T. Prokopanko
Timothy Vines
The Audit Committee Report can be found on page 28.

2023 Proxy Statement	39

CORPORATE GOVERNANCE
Compensation and Human Resources Committee

Message from the CHR Committee Chair
In 2022, the CHR Committee welcomed two new members, Joia Johnson, who was an existing Director, and Tom Hill, who joined the Board in the summer of 2022. Both Directors bring to the Board a diverse range of skills and experiences that provide a distinct perspective on the Committee's responsibilities and have allowed them to immediately contribute to the Committee. Additionally, the onboarding process provided the new Committee members with extensive training on the Company’s compensation programs and an opportunity for existing Committee members and management to review them with a fresh set of eyes.

Over the past year, the CHR Committee continued its oversight of executive compensation and human capital management. The CHR Committee worked with management to establish corporate performance incentive goals that support the Company’s strategy and directly impact NEO compensation. The CHR Committee also continued its oversight of total rewards, corporate culture, DEI, talent management, management succession planning, and associate conduct.

Due to Regions’ mandatory retirement age policy for Directors, I will be retiring from the Board effective as of the annual meeting. Accordingly, the past several months have been spent transitioning and preparing the new Chair of the CHR Committee. It has been a pleasure serving Regions and its stakeholders in this capacity and overseeing management’s strong progress toward the Company’s compensation and human capital goals.
– Samuel A. Di Piazza, Jr.

Meetings in 2022	Key Responsibilities:
6, plus 1 joint meeting with the Board and NCG Committee and 1 joint meeting with the Risk Committee
•Assist and advise the Board in:
–Fulfilling its responsibilities relating to the compensation of the executive officers
–Ensuring that all executive compensation matters are decided in compliance with all relevant laws, rules, and regulations and in the context of what is fair, appropriate, and reasonable
•Regarding the Company’s compensation plans and programs:
–Approve the Company’s compensation philosophy and oversee and monitor the plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives
–Ensure that such plans and programs are supportive of the Company’s risk appetite and tolerances established by the Board
–Establish and maintain the appropriate processes and procedures and engage sufficient personnel to manage compensation-related risks
•Review and approve all Company goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives
•Determine and approve the CEO’s compensation and the compensation of the executive officers and certain other senior officers
•Establish and administer performance goals and certify when performance goals have been attained
•Review and approve any proposed employment agreement, new hire award, or payment with any prospective or current executive officer
•Ensure that the compensation and other incentives granted to the Chief Risk Officer are consistent with providing an objective assessment of the risks taken by the Company, in consultation with the Risk Committee
•Review and approve any severance; change-in-control; or similar termination agreement, award, or payment proposed to be made to any current or former executive officer
•Approve any new equity compensation plan or any material change to an existing plan where shareholder approval is not required
•Review and make recommendations as to the form and amount of Director compensation and the stock ownership guidelines for Directors
•Oversee the Company’s Human Capital Management, including but not limited to associate conduct, engagement, and career progression, DEI initiatives and results, performance management, talent management, management succession, total rewards, and employment practices
•In coordination with the NCG Committee, oversee CEO succession planning and ESG matters related to Human Capital Management
•Oversee corporate culture with a focus on 1) aligning culture and human capital management with the Company’s corporate strategy and 2) ensuring that management’s efforts and programs foster and support a company-wide culture of ethical decision making
•Oversee the Company’s Code of Business Conduct and Ethics (“Code of Conduct”) and any other programs related to ethics, business conduct, or conflicts of interest

Members
Samuel A. Di Piazza, Jr. (Chair)
J. Thomas Hill
Joia M. Johnson
Ruth Ann Marshall
Timothy Vines
The CHR Committee Report can be found on page 59.
As permitted by its charter, the CHR Committee has delegated certain responsibilities relating to the management and administration of the Company’s employee benefit plans to management’s Benefits Management and Human Resources Committee. Further, the CHR Committee has delegated to the CEO authority to determine and approve annual grants to key associates under the Long Term Incentive Plan, subject to annual grant program guidelines.

40	2023 Proxy Statement

CORPORATE GOVERNANCE
Nominating and Corporate Governance Committee

Message from the NCG Committee Chair
In light of the ever-evolving corporate governance landscape, the NCG Committee has continued to diligently fulfill and enhance its oversight responsibilities in order to meet the heightened expectations from stakeholders around Board governance, Board composition, and ESG.

The NCG Committee was pleased to recommend to the Board the additions of Mark Crosswhite, Noopur Davis, and Tom Hill as new Directors in the summer of 2022. Noopur has brought a deep knowledge of technology and cybersecurity, priority areas of focus for the Board, particularly considering the Board’s new Technology Committee and the Company’s ongoing technology transformation initiatives. The extensive experience of Mark and Tom as CEOs of large, regulated companies allowed each to begin contributing to the Board immediately. These new Directors have further contributed to a Board that is engaged, well-balanced, and effectively overseeing management in its execution of Regions’ strategy. In view of upcoming retirements in accordance with Regions’ mandatory retirement age policy for Directors, the Committee remains focused on Board refreshment and diversity. As it contemplates the Board’s future composition, the Committee will maintain a commitment to ensuring the Board’s membership represents a wide variety of backgrounds, skills, and experiences.

With respect to ESG, the NCG Committee continues to actively execute its oversight responsibilities through regular updates from management on ESG matters that are of significance to the Company and its stakeholders, as well as reviewing the Company’s ESG-related disclosures prior to publication. As stakeholder perspectives around ESG evolve, the Company continues to seek to align ESG practices and reporting with Regions’ strategy, maintaining a focus on our shared value mission—to achieve superior economic value for our shareholders over time by making life better for our customers, our associates, and our communities. Through this lens, the Committee supports continued progress around the Company’s ESG initiatives and transparent disclosure of those initiatives, in 2023 and beyond.

– Ruth Ann Marshall

Meetings in 2022	Key Responsibilities:
5, plus 1 joint meeting with the Board and CHR Committee
•Assist and advise the Board in:
–Identifying, considering, and evaluating individuals qualified to become Board members
–Establishing and maintaining effective corporate governance policies and practices, including developing and recommending to the Board a set of corporate governance principles applicable to the Company
–Exercising general oversight with respect to corporate governance
–Leading the Board and committees in reviewing the Company’s activities and practices regarding ESG matters that are of significance to the Company and its stakeholders
–Overseeing the Board’s Director succession planning process
•Oversee the Company’s and Directors’ engagement with institutional shareholders, proxy advisors, and other interested parties and assess feedback with respect to corporate governance, ESG, and related matters
•Monitor Directors’ service on other boards to ensure that each Director has adequate time to appropriately serve on Regions’ Board
•Review and assess the Company’s Corporate Governance Principles
•Oversee the Company’s significant practices and reporting with respect to ESG, including reviewing the Company’s ESG strategy, initiatives, and policies and receiving updates from members of management responsible for those activities
•Facilitate and oversee the Board’s self-evaluation process
•Review and oversee the Company’s CEO succession planning in coordination with the CHR Committee
•Oversee proposed changes to the Company’s Certificate of Incorporation, By-Laws, Board committee charters, and other documents and policies in the Company’s corporate governance framework

Members
Ruth Ann Marshall (Chair)
Mark A. Crosswhite
Joia M. Johnson
James T. Prokopanko
Lee J. Styslinger III

2023 Proxy Statement	41

CORPORATE GOVERNANCE
Risk Committee

Message from the Risk Committee Chair
During 2022, the Risk Committee effectively monitored parameters and tolerances for risk taking by the Company to ensure the Company remains in alignment with our established risk appetite during times of both economic prosperity and distress. The Risk Committee has provided consistent, focused oversight of credit risk in response to negative economic headwinds, such as record inflation and increasing interest rates. Similarly, the Risk Committee has monitored capital adequacy, business resiliency, model performance, the control environment, and our preparation for a potential recession.

Notwithstanding these significant risks, the Risk Committee also effectively monitored other key risks to the Company over the last year, including, but not limited to, heightened regulatory compliance scrutiny, core infrastructure modernization, asset/liability management, environmental and social risk management, cyber and information security, fraud risk management, and third-party risk management, as well as recurring reviews of risk factors associated with business changes made in connection with the Company’s strategic priority to Continuously Improve. Further, the Risk Committee has monitored the ongoing integration of acquisitions in alignment with the Company’s enterprise risk management framework.

The Risk Committee will continue to work with management and outside experts with the goal of ensuring prudent and effective risk oversight of the Company within the fast-paced and ever-changing financial services industry.
– Johnny Johns

Meetings in 2022	Key Responsibilities:
4, plus 1 joint meeting with the Audit Committee and 1 joint meeting with the CHR Committee
•Oversee the Company’s enterprise-wide risk management framework, including policies, strategies, and systems established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks
•Establish the Board’s risk appetite parameters to be used by management to operate the Company within the Enterprise Risk Appetite Statement
•Monitor the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement
•In coordination with the CHR Committee, ensure that the compensation of the Chief Risk Officer is consistent with providing an objective assessment of the risks taken by the Company
•Approve, at least annually, the contingency funding plan that sets out the Company’s strategies for addressing liquidity needs during liquidity stress events
•Oversee the Company’s credit risk rating system and approaches to asset/liability management, including trading and derivatives activities
•Oversee the Company’s Credit Review function, including approving the appointment of the Director of Credit Review and reviewing their performance and compensation
•Supervise the Company’s efforts to address operational risk, which include information technology/security activities, disaster recovery, business resiliency, crisis management, and third-party risk management
•Monitor and oversee the Company’s compliance risk program, including BSA/AML/OFAC activities, and compliance with other legal and regulatory obligations
•In coordination with the NCG Committee, oversee matters related to environmental and social risk management, such as climate change

Members
John D. Johns (Chair)
Noopur Davis
Zhanna Golodryga
J. Thomas Hill
Lee J. Styslinger III

42	2023 Proxy Statement

CORPORATE GOVERNANCE
Technology Committee

Message from the Technology Committee Chair
Since the formation of the Technology Committee in February 2022, the Committee has continued to oversee and support key transformation and modernization efforts at Regions, as well as several strategic organizational changes.

The Technology Committee was pleased to oversee the appointment of Scott Peters as the Chief Transformation Officer and the subsequent creation of the Transformation Office. Additionally, the placement of Dan Massey as the Chief Enterprise Operations and Technology Officer, coupled with additional strategic and organizational changes to the Technology, Operations, Digital and Data Team, has created alignment within the deposit and lending modernization efforts and supported Regions in delivering on key business strategies.

In 2023, the Committee will continue to provide oversight with respect to the overall role of technology in executing business strategy and will provide continued support to Regions’ deposit and lending modernization project.

– Zhanna Golodryga

Meetings in 2022	Key Responsibilities:
5
•Oversee the role of technology in executing the Company’s business strategy, including with respect to the Company’s operations, performance, innovation, management’s activities, and related communications
•Monitor the technology expenditures of the Company and its business segments
•Supervise significant technology investments in support of the Company’s technology strategy and operations
•Monitor technological, digital, and commercial innovation in the Company’s industry and the Company’s related growth and competitive position
•Oversee the Company’s innovation and technology acquisition processes
•Review critical technology programs and projects with business and information technology personnel to understand the functionality, quality, business benefits, and customer adoption
•Supervise the Company’s culture and talent strategy related to technological and digital transformation
•Monitor and oversee the Company’s technology operations including, among other things, software development project performance, technical operations performance, technology architecture, quality of digital products and services, significant technology investments, and information technology/security activities
•Coordinate with the Risk Committee on risk assessment and management associated with technology-related strategic investments, major technology vendor relationships, and risks associated with information technology and security activities

Members
Zhanna Golodryga (Chair)
Noopur Davis
John D. Johns
José S. Suquet

2023 Proxy Statement	43

CORPORATE GOVERNANCE
Risk Management Oversight

Overview of the Board’s Role in the Risk Management Process. The foundation of the Company’s risk management efforts is established by the Board. The Board reviews, approves, and oversees management’s creation and implementation of the Company’s short- and long-term strategic objectives. These objectives are communicated through a strategic plan, including risk strategy, which is presented by management and approved by the Board each year. The Board reviews and approves the Company’s annual budget and all significant financial expenditures over certain policy limits, to ensure the integration of risks and results into financial performance. The Board approves the Capital Plan prior to its submission to the Federal Reserve and actions taken throughout the Plan’s lifespan to execute it. The Board also assures appropriate enterprise-wide risk management by overseeing the processes used to evaluate the Company’s internal controls, risk management, financial reporting, key ESG matters, and legal and regulatory compliance; these responsibilities are thoughtfully delegated to the Board’s five standing committees, which provide regular reports to the full Board on their respective activities.

OVERSIGHT
Board of Directors
•Strategic planning and objectives •Budget and capital planning

▼
Board-level Committees
Risk Committee	Audit Committee	CHR Committee	NCG Committee	Technology Committee
•Enterprise risk management framework and policies •Performance versus risk appetite and tolerance	•Financial reporting •Internal controls •Independent auditor and Internal Audit function	•Compensation plans and programs •Human Capital Management •Effectiveness of incentives	•Corporate governance •Board succession •Board composition •ESG practices and disclosures	•Information technology/security activities •Technology and digital transformation strategy

Risk Committee. The core policies and practices underlying the Company’s risk culture are primarily overseen by the Board’s Risk Committee. Each year, the Risk Committee reviews and approves the Enterprise Risk Appetite Statement, which articulates the risk tolerance parameters to be used by management in operating the Company. The Risk Committee also reviews, approves, and oversees the operation of an enterprise-wide risk management framework integrating risk management into the Company’s strategic, capital, and financial planning processes. Beyond these vital risk documents, the Risk Committee is also responsible for reviewing and approving the enterprise-wide policies governing risk taking within the Company. These include policies designed to address the primary risks faced by the Company—compliance, credit, market, liquidity, operational, legal, reputational, and strategic—as well as policies aimed at managing specific risk-generating activities.
Throughout the year, the Risk Committee monitors the Company’s performance to oversee alignment with established tolerance levels and risk management policies. This includes the policies, strategies, and systems established by management to identify, measure, mitigate, monitor, and report both current and emerging risks that the Company faces. The Risk Committee receives reports on key risks from management on a quarterly basis, including risk assessments of and updates on each category of risk identified in the Enterprise Risk Appetite Statement, and recommends further actions accordingly. Such reports include the Company’s performance against the Enterprise Risk Appetite Statement and a Top Risk Identification Update. More focused reports on areas of risk, such as third-party risk management, interest rate risk management, information technology and cybersecurity, business resilience, BSA/AML/OFAC, new products and initiatives, environmental and social risks, regulatory compliance, core infrastructure upgrades, recession readiness, and the liquidity risk management program, allow the Risk Committee to effectively monitor more specific risks to the Company’s safety and soundness and financial condition. The Risk Committee routinely reviews credit performance and concentrations, operational issues, trading and derivatives, new and ongoing initiatives, major projects and litigation, and open risk management issues (inclusive of remediation plans). To obtain this assurance on a more widespread basis, the Risk Committee coordinates risk management issues within other areas of responsibility and ensures periodic communications with the Company’s federal and state regulators.
Audit Committee. The Board’s Audit Committee supports the risk management process through its oversight of major financial risk exposures. This responsibility is primarily accomplished through the Audit Committee’s oversight of the Company’s financial reporting and internal controls. The Audit Committee reviews the Company’s financial statements, reports, disclosures, and reporting process, including conformance to accounting principles and use of non-GAAP measures, to assess the underlying information’s quality, integrity, and consistent application of financial reporting requirements and accounting principles.
The Audit Committee also receives internal and external evaluations of the Company’s internal accounting and financial controls. The Company’s critical accounting estimates and related policies are annually reviewed and approved by the Audit Committee as well. The Audit Committee also reviews

44	2023 Proxy Statement

CORPORATE GOVERNANCE
the process used to identify significant internal controls over financial reporting. These activities allow the Audit Committee to evaluate management’s risk-based judgments and resulting efforts to monitor and control major financial risk. Similarly, the Audit Committee receives reports from management and outside advisors on the effectiveness of the Company’s processes for ensuring legal and regulatory compliance.
CHR Committee. The CHR Committee complements Board efforts by overseeing risk management related to the Company’s compensation philosophy and human capital management. The CHR Committee discusses and evaluates the Company’s compensation plans and programs for alignment with overall strategic and financial objectives, which includes consulting with senior risk managers to ensure the programs and plans support the Company’s risk appetite and tolerances. The CHR Committee also approves the compensation plans, including base salary, long-term compensation, incentives, benefits, and perquisites, for the Company’s executive and senior officers. Among these, the CHR Committee oversees the Company’s exposure to material risk by reviewing that the plans’ designs avoid excessive risk-taking and mitigate associated risks through controls and risk management processes. To that end, the CHR Committee also oversees management’s ongoing monitoring and independent validation of the effectiveness of the Company’s incentive compensation policies.
Additionally, the CHR Committee provides oversight of the Company’s strategies and policies for Human Capital Management, under which the CHR Committee oversees total rewards, corporate culture, DEI initiatives, talent management, management succession, and associate conduct, including reviewing and overseeing implementation of the Code of Conduct.
NCG Committee. The NCG Committee monitors the Company’s risks related to ESG. Information covering the Company’s ESG practices and disclosures is reviewed by the NCG Committee regularly. Risks related to Board composition, leadership, independence, and structure are overseen by the NCG Committee. The NCG Committee also assists the Board in establishing and maintaining effective corporate governance policies and practices. Such measures include oversight of transactions with related persons and parties to help ensure any independence-related risks are addressed appropriately; the NCG Committee reviews and approves the policy governing these transactions annually and monitors qualifying transactions on a quarterly basis. The NCG Committee also reviews and approves the Company’s insider trading policy. Finally, the NCG Committee oversees Director orientation and continuing education, which may cover current and emerging risks.
Technology Committee. The Technology Committee, formed in February 2022, assists the Board in fulfilling its oversight responsibilities with respect to risks associated with the role of technology in executing the Company’s business strategy, including, but not limited to, (i) technology, digital, and innovation strategy, performance, and operations, (ii) significant technology investments and expenditures, (iii) project management, and (iv) emerging trends in technology and digital transformation.

Executive Committee. The Executive Committee, though not considered a standing committee, meets on an as-needed basis between regularly scheduled Board meetings to address matters that should not wait until the next scheduled Board meeting. This provides the Board with an added level of flexibility to handle unforeseen matters that may, among other things, pose risk to the Company.
Additional Risk Management through Constitution & Collaboration. Each of the five standing Board committees is composed entirely of Directors whom the Board has affirmatively determined to be “independent” under NYSE standards. This intentional approach to committee composition facilitates the effectiveness of executive sessions, which the committees hold regularly with individual members of the Company’s management. For example, the Risk Committee convenes in separate executive sessions at least quarterly with the Chief Risk Officer (“CRO”), the Chief Audit Executive, and the Director of Credit Review. Similarly, the Audit Committee holds one or more separate executive sessions in each financial quarter with the Chief Audit Executive, the independent auditor, the CRO, and the Director of Credit Review. The independence of these Board committees’ members within the setting of an executive session together promote the Directors’ ability to discuss openly—and thereby provide more effective oversight of the Company’s work to identify, measure, mitigate, monitor, and report risks.
The risks associated with a number of significant Board objectives are mitigated by cross-committee collaboration between Board committees. These collaborations allow the examination of the same objective through two different risk lenses simultaneously, thereby allowing more efficient oversight of the Company’s risk management efforts. Examples of these collaborations include overseeing the determination of the Company’s allowance for credit losses (Risk Committee and Audit Committee); reviewing management’s annual risk assessment on the effectiveness of the Company’s compensation system, especially for consistency with safety and soundness (CHR Committee and Risk Committee); and determining that the compensation of the CRO promotes effective risk assessment (CHR Committee and Risk Committee).
Relationship of Compensation Policies and Practices to Risk Management. The assumption of risk is an inherent part of our business, and as such, the successful execution of our strategic plans and objectives requires effective management of the risks we assume. Because our risks may be generated by external or internal sources, and thus may or may not be within our control, we aim to identify, measure, mitigate, monitor, and report risk within an overarching risk management cycle. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of all of our stakeholders. We must also ensure that our decisions are guided not only by our Company’s mission, values, vision, and purpose, but also by our overall risk capacity, financial strength, and risk-reward evaluation; these principles form the basis of our Board’s defined risk appetite. Because this is an ongoing process, our CHR Committee is charged with monitoring the effect that changes in the economic and external environment could have on our existing compensation-related risk management practices.

2023 Proxy Statement	45

CORPORATE GOVERNANCE
As a foundational principle, we have traditionally formulated and adhered to compensation policies and practices that simultaneously support a strong risk management culture and reward long-term value. To support these dual objectives, our CHR Committee is also tasked with providing active oversight of the Company’s incentive compensation plans and programs.
As we describe in the CD&A, we intentionally align our compensation philosophy for all associates with how we manage risk. Compensation plans and programs are designed, periodically reviewed, and revised by the CHR Committee and management to ensure they continue to support the long-term growth of and the strategic direction for the Company. The CHR Committee also oversees that these same plans and programs are determined and implemented in accordance with the laws, rules, and regulations applicable to the Company.
Consistent with effective risk management principles, base salaries of associates are competitive, represent a significant portion of compensation, and are reviewed on an annual basis in a Company-wide exercise. As such, they are crafted and regularly reviewed so as to prevent excessive risk taking in order to increase compensation levels. Variable compensation payments are made to many associates within the Company and provide an important tool to motivate associates to excel at executing our business plans. Variable incentive plans are carefully designed to align associate and stakeholder interests and represent a small percentage of total revenue. Additionally, variable incentive plans are governed by a comprehensive set of reviews, alignment tools, and programs to ensure that adequate risk management controls are in place. And, finally, compensation decisions are subject to scrutiny by the CHR Committee and senior management so that focus remains on important factors such as effective risk management; compliance with internal controls and ethical conduct standards; competition for top talent; market-based pay levels; and the need to attract, develop, grow, and retain the Company’s current and future leadership team.
Certain practices established by the Company and overseen by the CHR Committee to manage risk related to compensation practices include:
•Development, review, and approval of a strong clawback policy;
•Institution of a program providing guidance to business leadership as to the appropriate use of discretion in compensation decisions;
•Establishment of a program covering adverse risk events and how we consider those events in making compensation decisions;
•Assembling a centralized group that assists the business groups and units with the design of their incentive plans, so that such plans align with the Company’s and groups’ business strategies, guiding principles for variable compensation, risk appetite, and all relevant guidelines and programs;
•Establishment of a comprehensive internal governance process covering the administration of our incentive compensation programs;
•Putting in place robust compliance, internal control, disclosure review, and reporting programs;
•Developing and implementing long-term compensation awards that are subject to substantial future vesting requirements and risk of forfeiture. Vesting requirements include the passing of time, performance against predetermined goals, and meeting certain capital and liquidity thresholds; and
•Prohibition of hedging strategies related to the ownership stakes our key associates have in Regions.
As more fully described in the CD&A, the CHR Committee oversees our compensation practices and meets at least annually with the CRO to review incentive compensation arrangements for associate compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings. The CHR Committee then collaborates with senior risk managers to establish and maintain processes and procedures and engage personnel to manage these compensation-related risks. The CHR Committee also undertakes an annual review of management’s risk assessment on the effectiveness of the Company’s overall compensation system, particularly its consistency with safety and soundness principles.
Based on our approach to enterprise risk management, including the comprehensive risk review of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the continued emphasis on incorporating risk-mitigating practices and performance requirements within our compensation programs, we believe any risks arising from our compensation plans, programs, and practices are not reasonably likely to have a material adverse effect on the Company.
Information Security, Business Resilience, and Data Privacy

Information security. As a company that deals with large volumes of sensitive customer information and financial transactions, we increasingly rely on the secure processing, transmission, and storage of information in our computer systems and networks. For that reason, we treat cyber security risk as a key operational risk within our enterprise-wide risk management framework. To manage information security risk, we have designed an expansive Information Security Program (the “IS Program”). One integral component of the IS Program is our Information Security Policy, which aligns with standards promulgated by the National Institute of Standards and Technology (“NIST”). The Information Security Policy establishes technical, administrative, and physical control directives to protect our informational assets from reasonably foreseeable risks and threats. The IS Program is supplemented by security operations that protect the integrity and availability of our information systems.
To effectuate the aims articulated in our policies and programs, we invest heavily in our technology infrastructure to ensure appropriate capacity, leverage innovation to increase security while improving the customer experience, perform comprehensive security analytics, assess and manage vulnerabilities, and establish strong layered cyber defenses. We continuously develop and enhance controls, processes, and systems to protect our networks, computers, systems, and

46	2023 Proxy Statement

CORPORATE GOVERNANCE
data from attacks or unauthorized access. We facilitate internal and external third-party assessments, network penetration testing, and regular vulnerability scans of both our internal and external cyber security controls. To bolster these practices, our insurance policies cover potential financial losses from cyber events. We also conduct comprehensive due diligence and ongoing oversight of the Company’s third-party vendors.
Our internal governance incorporates organization-wide reporting and escalation of information security matters, including to management and the Board. Our Board considers information security and technological innovation, along with related risk considerations and mitigation efforts, within the Company’s strategic plan. The Board also receives an annual update on the Company’s enterprise services, which includes both information technology and information security. The Board’s Risk Committee directly oversees information technology and information security risks through regular reports from management on information technology, cyber security, and related risk assessments. The Risk Committee also receives annual reports on the IS Program and approves the Information Security Policy. The newly formed Technology Committee provides additional oversight of the role of technology in executing the Company’s business strategy, including with respect to specific projects like deposit and lending modernization. And, the Company has a strong team of associates reporting to senior management on day-to-day operational matters involving information security, as well as the impact of initiatives in technology and digital transformation on information security.
We recognize the growing risk associated with highly sophisticated actors targeting corporations and maintain a Cyber Incident Response Plan, which is part of our broader business continuity planning and Crisis Management Program, to help us effectively respond to a possible data breach. We keep a computer forensics firm and an industry-leading consulting firm on retainer in case of a breach event. Other vendors provide us with denial-of-service mitigation and other resources necessary to support Regions in the event of an attack. Internally, we regularly provide our associates with cyber security training and education.
Business resilience. Business resilience and contingency planning are integral components of our operations. Regions is committed to supporting our customers and associates by providing essential business and technology services, minimizing disruptions of service, ensuring timely resumptions of service, and limiting related losses in times of crisis.
Regions’ Business Resilience Program (“BR Program”) facilitates a process that aligns with regulatory requirements of the Federal Financial Institutions Examination Council, as well as leading industry standards from NIST and the International Organization for Standardization. The BR Program is supported by our: (i) Business Resilience Policy, which provides for resilience planning and emergency management, and (ii) Pandemic Response Guide, which seeks to protect associates, customers, facilities, systems, property, and operations during a pandemic, maintaining normal operations whenever possible. Our Crisis Management Team ensures efficient evaluation and response to significant events and incidents that could impact the Company or our customers. The BR Program, Business Resilience Policy and Pandemic Response Guide, and the work of the Crisis Management Team are all overseen by the Board’s Risk Committee.
In addition to enterprise-wide efforts, all Regions business units are responsible for developing and maintaining their own business continuity plans protecting critical business functions in the face of business interruptions related to local events such as weather. The Business Resilience Team within Information Security assists these business units in developing their business unit-specific continuity plans.
Data privacy. Data privacy is critical to operationalizing advanced technologies that collect increasing amounts of data and use our customers’ and associates’ personal information for conventional business purposes, such as processing transactions, as well as those enabled by innovative technologies. Failure to collect and process information effectively, and in compliance with increasingly complex global privacy regulations, could threaten business survival.
Our Privacy Policy states our commitment to controlling and mitigating privacy risks, and all associates and third-party vendors must adhere to the policy. In addition, the Regions Privacy Pledge (or “privacy notice”) is provided to all customers upon establishing a new consumer relationship or account with Regions. It explains how we collect, use, and share information. The Privacy Pledge also provides customers with instructions on how they can limit certain types of information-sharing. We post the Privacy Pledge, along with other helpful privacy, security, and fraud prevention resources, on our website.
These privacy programs and policies are overseen by the Corporate Privacy Compliance Office. The Office’s main objectives include effective, annual associate training; adherence to legal and regulatory requirements in policies and standards; establishment of privacy risk tolerance and control environments in daily operations; formalized procedural and transactional reviews; and prompt escalation of privacy issues, trends, and incidents for attention and resolution.
Capital Planning Process

Effectively managing and deploying capital is essential to meeting our strategic and financial objectives, as well as the expectations of our stakeholders. Regions employs a robust and mature Capital Planning Process (“CPP”) that is designed to ensure capital levels are commensurate with the risk inherent in the balance sheet and sufficient to allow the Company to extend credit and meet customer needs, including in periods of severe stress. Additionally, the CPP seeks to promote the efficient use of capital while maintaining a long-
term approach to capital allocation and distribution consistent with stakeholders’ expectations and the Company’s strategic priorities. The CPP relies upon active participation by cross-functional groups throughout the Company, including Finance, Corporate Treasury, Risk Management, Internal Audit, and the various business groups, and is overseen by a governance committee structure composed of a similarly broad cross-section of senior management as well as the Board. The governance structure is led by the senior management-level

2023 Proxy Statement	47

CORPORATE GOVERNANCE
Asset/Liability Management Committee (“ALCO”) and involves several key CPP-focused sub-committees of the ALCO and other relevant senior management-level committees. These include the Scenario Design Committee, Operational Risk Committee, Capital Management Committee, and Enterprise Risk Management Committee. Lastly, Regions’ Board provides approval and oversight of all CPP activities, which flow from the capital plan and Capital Policy approved by the Board each year. For more information on Regions’ Capital Planning and Stress Testing Framework, see our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC.
Policies Governing Transactions with Related Persons

We may occasionally enter into or participate in transactions with certain persons related to Regions, whom we refer to as “related persons.” Related persons include our executive officers, Directors, Director nominees, and 5 percent or more beneficial owners of any class of Regions voting securities, as well as the immediate family members and certain associated entities of such persons. The Board has adopted a written Related Person Transactions Policy that provides a mechanism for identifying, evaluating, and approving or prohibiting significant transactions involving Regions and related persons.
For the purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness (each a “transaction”) in which (i) Regions was, is, or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any “related person” had, has, or will have a direct or indirect material interest. Certain types of transactions are explicitly excluded from the policy given their nature, regardless of the amount involved.
Any proposed transaction in which a related person may have a direct or indirect material interest is subject to advance notification requirements and, if confirmed that the transaction constitutes a related person transaction, the NCG Committee’s review. Facts and circumstances considered in this review include:
•The transaction’s benefits to Regions;
•Its potential impact on the relevant Director’s independence (if the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer);
•The availability of other sources for comparable products or services;
•The terms of the transaction, including whether those terms are available to unrelated third parties or to associates in general; and
•Whether the transaction is consistent with Regions’ Code of Conduct.
The NCG Committee is authorized to approve or ratify related person transactions that are in the best interests of the Company and its shareholders and that are consistent with the Code of Conduct. Transactions that present a conflict of interest or are deemed inconsistent with the interests of Regions and its shareholders must be prohibited by the NCG Committee and cannot be entered into or continued by Regions.
Transactions with Directors, Director Nominees, and Executive Officers. Murray Statham, the stepson of Regions executive officer C. Matthew Lusco, is a non-executive employee of Regions. Mr. Statham received total compensation between $150,000 and $175,000 for the performance year 2022. Mr. Statham’s compensation is calculated in accordance with practices applicable to other Regions employees with equivalent responsibilities and in similar positions. The NCG Committee reviewed and approved the compensation of Mr. Statham.
Other Business Relationships and Transactions. We have entered into other business relationships with entities known to or reasonably believed by us to own more than 5 percent of our common stock. These relationships are in the ordinary course of business and are described below:
BlackRock. Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. and its subsidiaries (“BlackRock”) are the beneficial owners of more than 5 percent of our common stock. In 2022, Regions paid BlackRock Financial Management, Inc. (“BlackRock Financial”), a subsidiary of BlackRock, approximately $3.92 million for BlackRock Financial to provide risk management and advisory services for Regions’ mortgage servicing rights portfolio, as well as a proprietary trading, portfolio management and risk reporting system for Regions’ investment portfolio.
In 2022, Regions received approximately $483,000 from BlackRock Investments, LLC and BlackRock Advisors, LLC for services as a distributor/intermediary for their clients.
In 2022, Regions paid approximately $315,000 to Cachematrix Software Solutions, LLC (“Cachematrix”), a wholly owned subsidiary of BlackRock Financial, for a financial management technology platform and related services that simplify the cash management process for Regions and its corporate clients.
The Regions Financial Corporation Retirement Plan had invested approximately $163.75 million in BlackRock funds as of December 31, 2022 and paid BlackRock investment management fees of approximately $46,813 in 2022. Trust accounts held at Regions Bank have invested approximately $1.42 billion in marketable securities sponsored or issued by BlackRock as of December 31, 2022. Regions does not receive any fees or commissions and retained nominal revenue share payments for client accounts invested in these securities. Additionally, in 2022, affiliates of BlackRock paid Regions fees and interest on credit facilities of approximately $382,930.
All such transactions with BlackRock were entered into on an arm’s length basis and contain customary terms and conditions.
State Street. Based on information contained in a Schedule 13G filed with the SEC, State Street Corporation and affiliates (“State Street”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $612 million in marketable securities sponsored or issued by State Street entities as of

48	2023 Proxy Statement

CORPORATE GOVERNANCE
December 31, 2022. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds. These transactions were entered into on an arm's length basis and contain customary terms and conditions.
Vanguard. Based on information contained in a Schedule 13G filed with the SEC, The Vanguard Group, Inc. and subsidiaries (“Vanguard”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $3.39 billion in marketable securities sponsored by Vanguard entities as of December 31, 2022. At year-end 2022, benefit plans sponsored by Regions Bank have invested approximately $451.40 million in mutual funds offered by Vanguard entities. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds. These transactions were entered into on an arm's length basis and contain customary terms and conditions.
Certain Directors and executive officers and their affiliates, other related persons and their affiliates, and beneficial owners of more than 5 percent of Regions common stock and their affiliates were customers of, and had transactions with, Regions and our subsidiaries in the ordinary course of business during 2022, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Regions, and did not involve more than the normal risk of collectability or present other unfavorable features. Such transactions do not constitute reportable related person transactions under applicable SEC rules.
Regulation O Policies and Procedures

We maintain additional policies and procedures to help ensure our compliance with the Federal Reserve’s Regulation O. This regulation imposes various conditions on a bank’s extension of credit to Directors, executive officers, and principal shareholders and their related interests. Any such extensions of credit must comply with our Regulation O policies and procedures.
Our Regulation O policies and procedures require that extensions of credit (including interest rates and collateral) to Directors, executive officers, and principal shareholders and their related interests must:
•Be made on substantially the same terms as those prevailing at the time for comparable transactions with persons or parties who are not covered;
•Follow credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered persons or parties; and
•Not involve more than the normal risk of repayment or present other features unfavorable to Regions.
In addition, the amount of covered extensions of credit cannot exceed individual and aggregate regulatory lending limits, which are based on the identity of the borrower and the nature of the loan.
Our wholly owned subsidiary, Regions Bank, requires that any request for an extension of credit from a Director, executive officer, or principal shareholder or their immediate family member be reviewed by Credit Risk Governance & Policy Compliance to determine applicable compliance with our policies and procedures. All requests that fall under Regulation O require the approval of the Financial Risk Executive. If a request would result in an aggregate credit extension of more than $500,000 to a covered individual or entity (including their related interests), a majority of the board of directors of Regions Bank must preapprove it. Reports of all extensions of credit made under Regulation O are provided to the Regions Bank board in compliance with the regulation.
All of our extensions of credit to our Directors, executive officers, principal shareholders, and their related interests comply with our Regulation O policies and procedures.
Codes of Ethics

Regions’ Code of Conduct forms the foundation of our ethical culture, describing how we as a company relate to others as we conduct business and how we work together as associates according to our core values. All associates, officers, and Directors of Regions and its subsidiaries and affiliates are expected to comply with our Code of Conduct. This includes the protection of confidential and proprietary information; the prohibition of accepting inappropriate gifts or favors; ethical conduct; compliance with laws and regulations; the avoidance of conflicts of interest; and prompt reporting of suspected Code of Conduct violations.

The Board has also adopted a separate Code of Ethics for Senior Financial Officers that supplements the Code of Conduct and applies to the CEO, CFO, Principal Accounting Officer, and Controller, as well as a Supplier Code of Conduct that applies to our suppliers and vendors.
Each of the codes described in this subsection is available on our website at ir.regions.com/governance. Regions intends to disclose within four business days, if required by applicable laws, any amendment to, or waiver from, the Code of Conduct or the Code of Ethics granted to Directors or executive officers by posting such information on our website at ir.regions.com/governance.

2023 Proxy Statement	49

CORPORATE GOVERNANCE
Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ CHR Committee at any time during 2022 are listed to the right. None of the executive officers of Regions currently serves or served during 2022 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on Regions’ Board or CHR Committee.
No member of the CHR Committee is now, or has been, an officer or employee of Regions. No member of the CHR Committee had any relationship with Regions or any of its subsidiaries during 2022 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons.

CHR Committee Members During 2022
Current Members
Samuel A. Di Piazza, Jr.
J. Thomas Hill
Joia Johnson
Ruth Ann Marshall
Timothy Vines
Former Members
Zhanna Golodryga (until June 30, 2022)
Don DeFosset (retired April 20, 2022)

Communications between Shareholders, Other Interested Parties, and the Board of Directors

The Corporate Governance Principles adopted by the Board include a mechanism for shareholders and other interested parties to communicate with Directors. Matters that deal with the Company’s general business operations are more appropriately addressed by management.
The Corporate Secretary circulates communications to the appropriate Director or Directors, with the exception of those communications that are of a personal nature or unrelated to the duties and responsibilities of the Board, including, without limitation, routine customer service complaints.
Directors may review any communication upon request. The Chief Governance Officer’s group maintains a log of any such communications not shared with the Board, and this log is provided to the Board on a quarterly basis. Items such as commercial solicitations, opinion survey polls, new product or service suggestions, employment resumes, job inquiries, and mass mailings are not shared with the Board nor maintained in the log.

How you can communicate with your Board. Shareholders and other interested parties may send Regions communications that are directed to the Board, a Board committee, or the Independent Chair of the Board; the non-management, independent Directors as a group; or an individual member of the Board by sending a letter with clear notation as “Board Communication” or “Director Communication” to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
c/o Office of the Corporate Secretary

Communications regarding customer banking matters should be sent to the following address:
Regions Bank
Office of Customer Satisfaction
250 Riverchase Parkway East
Birmingham, Alabama 35244

How to Contact Us:

Chief Governance Officer	Attention: Chief Governance Officer Governance@regions.com	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203
Investor Relations	Attention: Investor Relations Investors@regions.com
Board of Directors	c/o Office of the Corporate Secretary Attention: Board Communication
Independent Chair of the Board	c/o Office of the Corporate Secretary Attention: Independent Chair of the Board
Audit Committee of the Board	c/o Office of the Corporate Secretary Attention: Chair of the Audit Committee

50	2023 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES

Overview

Regions’ approach to ESG is driven by our focus on providing consistent, sustainable returns for our shareholders while meeting the needs of our customers, associates, and the communities in which we operate. Our aim is three-fold: (1) fostering sound corporate governance to ensure the long-term health of our company; (2) creating a great place to work and do business that gives back to the communities we serve; and (3) operating more efficiently while supporting our new and existing customers’ own sustainability aspirations. Our thoughtful approach enhances Regions’ ability to compete in the marketplace while providing shared value through financial advice and guidance.
Designing and implementing enterprise-wide initiatives that align with our mission and values in a meaningful way is not a process that can be executed overnight. Regions is dedicated to ensuring that this process is timely and proactive, but also maintains a deliberate approach toward optimal effectiveness:

4	2019	4	2020	4	2021	4	2022	4

•Implemented a version of the Rooney Rule for Board candidate searches
•Appointed an independent Chair of the Board
•Onboarded a diverse Director
•Released our first disclosure aligned with the SASB Standards
•Adopted our Human Rights Statement
•Created our Supplier Code of Conduct
•Became a Ceres Company Network Member

•Launched an online ESG Resource Center
•Implemented a version of the Rooney Rule for Section 16 Officer candidate searches
•Instituted an Environmental & Social Risk Management program
•Formed the Regions Community Development Corporation
•Achieved target to reduce operational Greenhouse Gas (“GHG”) emissions by 30%

•Established a management-level ESG Leadership Council
•Onboarded a diverse Director
•Released our first disclosure aligned with the TCFD Recommendations
•Released our first Workforce Demographics Report
•Announced a new operational GHG emissions reduction target
•Began obtaining external assurance for Scope 1 & 2 GHG emissions

•Established a Technology Committee of the Board
•Onboarded a diverse Director
•Surpassed our 2-year, $12 million commitment to advancing economic empowerment for communities of color
•Launched a DEI Executive Council
•Held the first Women of Regions Symposium
•Joined the Partnership for Carbon Accounting Financials (“PCAF”)

Disclosures. We also believe in the importance of maintaining transparency. We publish several disclosures designed to keep our stakeholders apprised of our progress around ESG. Stakeholders interested in more detailed information on our ESG efforts are encouraged to consult our annual ESG Report, which includes a GRI index, SASB index, and workforce demographics (EEO-1) index. We also publish a TCFD Report, a Community Engagement Report, and our response to the CDP Climate Change Questionnaire. These disclosures, along with our Code of Conduct, Human Rights Statement, Supplier Code of Conduct, and Environmental Sustainability Statement, are available on our website at ir.regions.com/governance.
Forward-Looking Statements. The goals discussed in this proxy statement and our ESG disclosures are aspirational, and no guarantees or promises are made that all goals will be met. Statistics and metrics included in these disclosures are estimates and may be based on assumptions. Neither our ESG disclosures nor this section of the proxy statement are comprehensive. As such, they should be read in conjunction with the reports that Regions has filed with the SEC pursuant to the Exchange Act, including the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the period ended December 31, 2022. This and other SEC filings are available through our website at ir.regions.com and on the SEC’s website at sec.gov. Unless otherwise stated, all information in this section is as of December 31, 2022.
Managing ESG Risks and Opportunities

ESG Governance. Delivering on our commitment to shared value means that we have identified ESG considerations in the Company’s broader business and operations, including our strategic plan, our enterprise risk appetite, and the inventory of risks we assess. In doing so, we are able to apply our robust governance processes to our ESG decision-making on an ongoing basis, putting ESG into perspective for our internal experts as they carry out various oversight and execution responsibilities.

2023 Proxy Statement	51

ENVIRONMENTAL AND SOCIAL PRACTICES

OVERSIGHT
Board of Directors
•Strategic Plan, including ESG-specific objectives •Annual budget, including ESG-related investments •Capital planning, including ESG-related expenditures

▼
Board-Level Committees
NCG Committee	Risk Committee	CHR Committee	Audit Committee	Technology Committee
Oversees: •ESG strategies, initiatives, and practices •Voluntary ESG disclosures •Stakeholder engagement on ESG issues	Oversees: •ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library •ESRM program	Oversees: •Associate compensation and benefits •Corporate culture and Code of Conduct •DEI practices •Talent management and succession planning	Oversees: •Functioning of Company’s internal controls and disclosure •Disclosure of material ESG matters	Oversees: •Company’s culture and talent strategy related to technological and digital transformation •Information technology and security

▼

EXECUTION
Management-Level Committees
	Executive Leadership Team	ESG Leadership Council	Disclosure Review Committee	Risk Governance Committees
	•Evaluates ESG considerations within strategic planning •Oversees ESG Leadership Council •Consists of senior management, including NEOs	•Maintains aggregated view of ESG-related risks and opportunities, leveraging internal and external inputs •Provides guidance and direction on internal initiatives	•Reviews ESG-related disclosures in SEC reporting •Provides feedback on voluntary ESG disclosures	•Monitor ESG-related updates to Risk Library •Review ESG-related metrics’ performance to assess adherence to risk tolerance •Supervise enterprise risk assessments incorporating ESG risks

A majority of our Director nominees have identified themselves as having considerable or extensive experience in key ESG areas:	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management

	11 Directors	12 Directors	8 Directors	11 Directors	13 Directors

Stakeholder Engagement. Each of our stakeholders plays an important role in shaping and evolving our environmental and social governance strategies and initiatives. We proactively seek out opportunities that allow us to exchange information with our stakeholders about our respective viewpoints, strategies, and practices, including those related to environmental and social factors.

Regions’ key stakeholders include:
Beyond these engagements, Regions also actively participates in several industry groups, including through organizations such as the American Bankers Association, the Bank Policy Institute, the Society for Corporate Governance, and the Risk Management Association. These groups allow us to share ideas and discuss developments that further inform our own internal approach to ESG.
We also regularly engage with Ceres, a sustainability-focused nonprofit organization, on our policies, practices, and disclosures. We have been a Ceres Company Network member since 2019.

Shareholders	Customers

Associates	Communities

Regulators & Policymakers	Nonprofit Organizations

Standards-Setting Organizations	ESG Data Providers & Proxy Advisory Firms

Our approach to engaging with stakeholders is discussed in more detail in the following documents, which are available on the Regions website:
•Our 2021 Annual Review & ESG Report includes a chart reflecting the ways we engage with different stakeholders, as well as samples of the topics discussed in those engagements.

52	2023 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES
•The Corporate Governance section of this proxy statement details our year-round corporate governance shareholder engagement program.
•Our Community Engagement Report explores how we engage with members of the communities we serve. Additional articles are published throughout the year on our Doing More Today® website (doingmoretoday.com).
•Our Statement on Political Contributions and semi-annual Government Affairs Reports cover corporate political contributions and giving, trade associations, and applicable oversight.
Focusing on the Customer

The financial needs of our new, existing, and potential customers are as diverse as the tools required to meet those needs. Regions is committed to providing all customers access to preferred financial tools, industry-leading products, and expert advice and guidance.

Financially inclusive products and services
•Regions Now Banking® suite of products and services
•Affordable housing financing, including Regions FirstHome Assist Down Payment Assistance program
•Investments and loans made through the Regions Community Development Corporation for projects and entities with a community development purpose
•Mortgage lending in low- and moderate-income communities and to low- and moderate-income borrowers

Resources to help meet customers’ financial needs
•Launched a multi-year initiative to create the next generation of customer experience and core banking platforms
•Leveraged a leading financial health score toolkit and digital technology through Regions Greenprint®
•Sustained Regions InvestPathTM digital investing solution to simplify investing
•Maintained expanded suite of Regions Now Banking® products and services
•Completed EnerBank’s first year as Regions’ consumer home improvement lending business

Fair and responsible banking as a basic responsibility
•Treating prospective and existing customers in a manner that is equitable, transparent, and consistent with laws and regulations
•Making our financial products and services available to prospective and existing customers on a fair and responsible basis
•Providing clarity and transparency when interacting with our customers to help them make educated decisions about the products and services that best fit their needs
•Consistently applying the needs-based approach to helping customers achieve their financial goals

Deposit account policy changes
•Eliminated overdraft protection transfer fees
•Reduced daily cap for overdraft occurrences
•Eliminated all NSF fees
•Provided early access to direct deposits
•Made small-dollar lines of credit available to qualifying customers

Building the Best Team

At its core, we view banking as a people business. We believe one of the biggest differentiators of our performance is the people we employ. The need to attract, retain, and develop talented individuals, in line with our strategic plan, is key to our success. To us, “building the best team” includes:

… cultivating a more diverse, equitable, and inclusive culture		… investing in talent and enablement		… maintaining a safe and healthy working environment
]	Established the DEI Executive Council to provide input and guidance over DEI programs and priorities	]	Introduced the Regions LEADS program to provide leadership training to all associates	]	Provided a toll-free number and website that are available 24 hours a day, 7 days a week for associates to report legal, regulatory, or internal issues in confidence
]	Continued to expand DEI Networks	]	Expanded Degreed learning platform enterprise-wide	]	Expanded parental leave policies for birth mothers, fathers, and adoptive parents
]	Introduced internal DEI training	]	Provided tuition-free education opportunities through Guild Education	]	Reinforced our Code of Conduct through guidelines addressing harassment, retaliation, workplace violence, and abusive conduct
]	Held the first Women of Regions Symposium

Regions does not require associates to sign mandatory arbitration agreements as a condition of employment or continued employment and does not require associates to arbitrate claims of discrimination or harassment.

2023 Proxy Statement	53

ENVIRONMENTAL AND SOCIAL PRACTICES
Doing More for Our Communities

As a regional bank, the relationships we form with our communities are integral to fulfilling our mission and purpose. We seek to cultivate inclusive growth by investing in our communities — individuals, families, and businesses — and creating more opportunities for everyone to achieve their financial goals.

Executing our 3 strategic priorities:			Honoring our commitments:
Advancing Economic and Community Development	Supporting Education and Workforce Readiness	Increasing Financial Wellness
In 2020, we committed to investing $12 million over 2 years to help foster racial equity and economic empowerment in communities of color.
In that period, we more than doubled that pledge, with over $31 million in investments by Regions Bank and the Regions Foundation.

Worked with CDFIs and MDIs to invest equity and technical assistance in underserved communities, and to allow their customers to use Regions’ ATM network without an out-of-network fee	Partnered with non-profits, community colleges, and chambers of commerce to help unemployed or underemployed individuals secure career-enhancing credentials and employment	Helped people navigate medical financial hardships through new online modules and a grant to eliminate their medical debts

To learn more about the work we are doing to support our communities, visit doingmoretoday.com.
Supporting Environmental Sustainability

Weather-related events, climate change, and the transition to a lower-carbon economy all pose both near- and longer-term risks. A significant portion of our footprint lies in parts of the U.S. that are susceptible to severe weather events. These events have the potential to disrupt our own operations and adversely impact our stakeholders as well. Conversely, responding to concerns around climate change also provides us with potential new avenues through which we can support our customers and clients. Climate change also offers opportunities to increase our operational efficiency. As such, we are committed to addressing the climate-related risks and opportunities that we have deemed most significant to our business.
Reducing Our Operational Footprint. We seek to operate our business responsibly, with the understanding that doing so will help us create long-term, sustainable value. We established the first environmental targets for our operations in 2018, seeking a 30% reduction in both our operational greenhouse gas emissions and our energy usage by the year 2023. We have since surpassed both of these goals and established a new operational emissions target:

We have committed to reducing our gross Scope 1 and Scope 2 location-based greenhouse gas emissions by 50% by the end of 2030.

This goal was informed by the guidance provided by the Science Based Targets Initiative and aligns with the Well Below 2ºC model. We chose 2019 as our baseline year, given the fluctuations in facility usage during the COVID-19 pandemic.

We are leveraging a number of initiatives to help us achieve our target, including optimizing our real estate portfolio and adopting sustainable building practices in constructing and renovating branch locations. To ensure the value of this achievement, we obtain third-party verification for our operational emissions data and publish the verification statement.

Serving Our Customers. Providing exceptional customer service includes offering products and services that customers can leverage in meeting their own sustainability goals. These offerings include:
•Financing for energy-efficiency consumer home improvement projects
•Sustainability-linked corporate financing
•Utility-scale and commercial solar project financing
•Renewable corporate credit facilities
•Sustainable forestry management
•Externally managed sustainable investment products
Looking Forward. Our efforts to quantify and mitigate the company’s environmental risks entail initiatives such as:
•Monitoring the dynamic external regulatory environment
•Measuring our Scope 3 portfolio emissions, bolstered by our PCAF membership and third-party data enhancements
•Advancing our organizational definition of sustainable finance, along with a methodology to capture and operationalize that effort
•Continuing to enhance our qualitative scenario analysis capabilities
For more information on these efforts, please see our TCFD Report and Environmental Sustainability Statement on ir.regions.com/governance.

54	2023 Proxy Statement

OWNERSHIP OF REGIONS COMMON STOCK

As of the Record Date, Regions had issued 975,594,350 shares of common stock, of which 934,561,674 shares were outstanding and 41,032,676 shares were held as treasury stock. Treasury stock cannot be voted.
Shareholders are entitled to one vote for each share on all matters to come before the annual meeting. Only common shareholders of record at the close of business on the Record Date will be entitled to vote at the annual meeting or any adjournment or postponement thereof.
Holders of our Depositary Shares, representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred
Stock, Series B (the “Class B Depositary Shares”) or representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series C (the “Class C Depositary Shares”) or representing a 1/100th interest in a share of our Non-Cumulative Perpetual Preferred Stock Series D (the “Class D Depositary Shares”) or representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series E (the “Class E Depositary Shares”) are not entitled to vote at the annual meeting. As of the Record Date, 20,000,000 Class B Depositary Shares, 20,000,000 Class C Depositary Shares, 350,000 Class D Depositary Shares and 16,000,000 Class E Depositary Shares were issued and outstanding.
Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding shareholders known to us to have beneficial ownership of more than 5 percent of our outstanding common stock, as of the dates indicated in the footnotes below:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
BlackRock, Inc. (and subsidiaries) (1) 55 East 52nd Street New York, New York 10055	94,712,764	10.13%
State Street Corporation (and subsidiaries) (2) One Lincoln Street Boston, Massachusetts 02111	50,287,929	5.38%
The Vanguard Group, Inc. (and subsidiaries) (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	109,685,449	11.74%
(1) This information was derived from the Schedule 13G/A filed on January 23, 2023, by BlackRock, Inc. and subsidiaries, which states that BlackRock, Inc. has sole voting power over 86,203,286 shares, sole dispositive power over 94,712,764 shares, and an aggregate amount beneficially owned of 94,712,764 shares as of December 31, 2022, which constitutes 10.13% of our outstanding common stock as of the Record Date.
(2) This information was derived from the Schedule 13G/A filed on February 3, 2023, by State Street Corporation and subsidiaries, which states that State Street Corporation has shared voting power over 45,165,033 shares, shared dispositive power over 50,123,601 shares, and an aggregate amount beneficially owned of 50,287,929 shares as of December 31, 2022, which constitutes 5.38% of our outstanding common stock as of the Record Date.
(3) This information was derived from the Schedule 13G/A filed on February 9, 2023, by The Vanguard Group, Inc. and subsidiaries, which states that The Vanguard Group, Inc. has shared voting power over 1,316,345 shares, sole dispositive power over 105,718,685 shares, shared dispositive power over 3,966,764 shares, and an aggregate amount beneficially owned of 109,685,449 shares as of December 31, 2022, which constitutes 11.74% of our outstanding common stock as of the Record Date.
    Under a determination letter from the Federal Reserve issued in 2019, Vanguard is able to acquire up to 25% of the securities of bank holding companies, banks and similar institutions without being deemed to have acquired control, and up to 15% without having to file certain notices, so long as it complies with commitments to refrain from taking specific actions that would otherwise suggest attempts to influence or control those entities. In addition, the Federal Reserve adopted rules in 2020 that revised aspects of its rules for determining whether a shareholder has controlling influence under the Bank Holding Company Act that is based on the amount of securities owned and the types of relationships that the shareholder may have with the bank, such as business relationships or board service.

2023 Proxy Statement	55

OWNERSHIP OF REGIONS COMMON STOCK
Security Ownership of Directors and Executive Officers

The following table presents information as of the Record Date on February 21, 2023, regarding beneficial ownership of Regions common stock by each of Regions’ Directors and NEOs, as well as all Directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and/or investment power over the relevant shares. In accordance with SEC rules, a person is deemed to be a beneficial owner of shares of Regions common stock if the person has or shares the power to vote the shares and/or to direct their investment or has the right to acquire such beneficial ownership within 60 days from the Record Date, whether through the exercise of an option, warrant or right, conversion of a security, or otherwise.
As of the Record Date, there were no outstanding options held by any of the Directors or executive officers.

Name of Beneficial Owner	Shares of Common Stock	Shares of Common Stock That May Be Acquired Within 60 Days from Record Date(1)	Total Number of Shares Beneficially Owned	Percent of Class
Current Directors including Nominees for Director
Mark A. Crosswhite (2)	480	5,802	6,282	*
Noopur Davis	50	5,802	5,852	*
Samuel A. Di Piazza, Jr.	18,731	0	18,731	*
Zhanna Golodryga	29,270	6,189	35,459	*
J. Thomas Hill	5,452	5,802	11,254	*
John D. Johns (3)	67,296	0	67,296	*
Joia M. Johnson (4)	7,726	0	7,726	*
Ruth Ann Marshall	103,874	0	103,874	*
Charles D. McCrary	142,200	0	142,200	*
James T. Prokopanko	18,731	0	18,731	*
Lee J. Styslinger III	130,048	0	130,048	*
José S. Suquet (5)	31,527	0	31,527	*
John M. Turner, Jr. (6)	494,615	501,263	995,878	*
Timothy Vines	5,590	0	5,590	*
Other Named Executive Officers (See Summary Compensation Table beginning on page 86)
David J. Turner, Jr. (7)	218,475	140,903	359,378	*
C. Matthew Lusco	83,140	119,203	202,343	*
Ronald G. Smith (8)	270,973	92,997	363,970	*
C. Dandridge Massey	0	0	0	*
Other executive officers as a group	148,577	343,490	492,067	*
Directors and executive officers as a group (23 persons)	1,776,755	1,221,451	2,998,206	*
*    Less than 1 percent.
(1)    Includes shares for which the Directors and executive officers have the right to acquire beneficial ownership within 60 days from the Record Date. For Directors, includes shares that are to be issued in settlement of vesting RSUs on April 19, 2023, and are not deferred under the Directors’ Deferred Restricted Stock Unit Plan; and for executive officers, includes (a) shares that are to be issued in settlement of vesting RSUs and PSUs on April 1, 2023, and (b) shares that are issuable on settlement of RSUs that would accelerate in the event of “retirement” as defined in the LTIP.
(2)    Includes 480 shares held jointly with spouse.
(3)    Includes 1,349 shares held by his spouse, as to which he disclaims beneficial ownership, 19,506 shares held in a trust for children for which his spouse is the trustee, and 1,661 shares held in an IRA.
(4)    Includes 2,450 shares held in a trust.
(5)    Includes 31,527 shares held jointly with spouse.
(6)    Includes 489,885 shares held jointly with spouse.
(7)    Includes 2,180 shares held by his spouse.
(8)    Includes 512 shares held jointly with spouse.

56	2023 Proxy Statement

OWNERSHIP OF REGIONS COMMON STOCK
Delinquent Section 16(a) Reports

Regions’ Directors, executive officers, principal accounting officer, and, to the extent required by SEC rules, beneficial owners of more than 10 percent of a registered class of Regions equity securities, are subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of Regions stock with the SEC.
We assist our Directors and Section 16 Officers in complying with these requirements. The reporting persons are required to furnish us copies of all Section 16(a) forms they file, and we are required to disclose in this proxy statement the failure to file these reports by any reporting person when due.
Based solely on a review of the forms filed during, or with respect to, fiscal year 2022 and written representations from each reporting person, all required reports for our Directors and Section 16 Officers were filed on a timely basis except one routine Form 4 for each of Directors Di Piazza, Johns, Marshall, McCrary, Styslinger, and Vines to report phantom stock received in lieu of cash compensation. Each of these Forms 4 was filed on April 19, 2022, one day following the filing deadline.
Stock Ownership Guidelines and Holding Period Requirements

We require our Directors and executive officers to own shares of our common stock because the Board believes having a financial stake in Regions more closely aligns their interests with those of our shareholders. Our Board has adopted robust stock ownership guidelines that apply to our Directors and executive officers as summarized in the following chart:

Director Stock Ownership Guidelines
Non-management Directors are expected to own shares of Regions common stock with a value equal to or in excess of 5 times the value of the cash portion of their annual retainer.

Until such time as the minimum level of stock ownership is achieved, the Director shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the NCG Committee upon showing a hardship or other special circumstances.

Executive Officer Stock Ownership Guidelines
Executive officers are required to own Regions common stock having a value that is a specified multiple of their base salary. The multiple varies based on the tier designation, which in turn reflects the executive officer’s level of responsibility and compensation. The minimum holding amount for our CEO is 6 times base salary, and the minimum holding amount for the other NEOs is 3 times base salary.

Until such time as the minimum level of stock ownership is achieved, the executive officer shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the CHR Committee upon showing a hardship or other special circumstances.

Shares counted toward the Directors’ ownership include shares purchased on the open market; shares obtained through option exercises; share equivalents held under any Director’s deferred stock plan; restricted stock or restricted stock units awarded; shares obtained through any other sources; and shares held in trust for the benefit of the Director or their immediate family members. The types of shares counted toward the executive officers’ ownership are discussed on page 82.

Currently, each Director, other than Directors Crosswhite, Davis, Hill, and Johnson, meets the Director Stock Ownership Guidelines. Director Johnson joined the Board in July 2021, and as of the Record Date, she owned 65 percent of the Director stock ownership requirement. Directors Crosswhite, Davis, and Hill joined the Board in July 2022, and as of the Record Date, owned 36, 27, and 57 percent of the ownership requirement, respectively.
See the table on page 83 further describing the Stock Ownership Guidelines for our CEO and each of the other NEOs, including their compliance with the guidelines.

2023 Proxy Statement	57

OWNERSHIP OF REGIONS COMMON STOCK
Anti-Hedging and Anti-Pledging

We believe it is inappropriate for any Director, executive officer, or associate to enter into speculative transactions in Regions’ equity securities. We prohibit the Company’s Directors, executive officers, and associates from engaging in transactions that could reduce the extent to which their equity holdings and equity compensation are aligned with shareholders’ interests. Therefore, our General Policy on Insider Trading prohibits all Directors, executive officers, and associates (and to the extent possible, outside parties who have a fiduciary duty or other relationship of trust and confidence with Regions) from engaging in any hedging transactions and short sales of our securities, as well as transactions in puts, calls, swaps, forward contracts, or other derivative securities conducted on an exchange or in any other organized market. Broad-based diversification transactions, such as mutual fund investments, are not intended to be covered by our policy. The policy is reviewed and approved by the NCG Committee on an annual basis.
None of the Company’s subsidiaries have publicly traded equity securities.

In addition, our General Policy on Insider Trading further prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions’ equity securities are held, or pledging Regions’ equity securities as collateral for a loan. The policy also extends to “designees” of our Directors and executive officers, as well as to their Regions securities held directly or indirectly. These requirements further align executives’ interests with those of our shareholders.

No Director or executive officer has shares that are pledged or otherwise available to a lender as security, and all Directors and executive officers are in full compliance with Regions’ anti-hedging and anti-pledging policies.
For information on how our anti-hedging and anti-pledging requirements relate to our compensation decisions, see the Other Policies and Practices Impacting Compensation Decisions subsection of the CD&A.

58	2023 Proxy Statement

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
On behalf of the Board of Directors, the CHR Committee oversees the development and administration of Regions’ compensation program for officers and key associates of senior management. As part of this responsibility, the CHR Committee has reviewed and discussed with Regions’ management the contents of the Compensation Discussion and Analysis. Based on its review and discussion, and subject to the limitations on the role and responsibility of the CHR Committee, the CHR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Regions’ Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Compensation and Human Resources Committee:
Samuel A. Di Piazza, Jr., Chair
J. Thomas Hill
Joia M. Johnson
Ruth Ann Marshall
Timothy Vines

2023 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our compensation and benefits programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is responsible to the Board for approving Regions’ executive compensation objectives and ensuring that the compensation programs and policies of the Company support the business goals and strategic plans approved by the Board.
We operate in a highly competitive and regulated environment. Our ability to successfully compete and grow our business depends on the skill, acumen, and motivation of our executives and their ability to develop and execute a dynamic strategic plan. With this in mind, the CHR Committee established the following guiding principles of compensation to serve as the foundation of our compensation philosophy:
1.    Set competitive targets - Compensation targets should be transparent and set at competitive levels.
2.    Pay for performance based on clear and focused goals - Actual compensation should pay for performance based on goals that are clear and focused. As an associate’s business responsibilities increase, the mix of compensation should be more heavily weighted toward variable compensation that is considered “at-risk,” based on corporate and individual results.
3.    Promote shared value - Compensation programs should promote shared value through alignment of the long-term interests of our shareholders, customers, and associates.
4.    Balance growth and risk - Compensation programs should be balanced, incenting sustainable, profitable growth without encouraging associates to take unreasonable risks that may damage the long-term value of the Company. To ensure programs remain consistent with the safety and soundness of the Company, compensation programs will be subject to robust risk management and governance frameworks, including oversight by the CHR Committee of the Board.
5.    Align with corporate values - Compensation programs should be fair, equitable, and align with our corporate values.
In addition to these broad guiding principles, the CHR Committee adopted a number of key practices that are consistent with our philosophy and our commitment to excellence in corporate governance. Equally as important as adopting strong practices is a commitment to refrain from certain compensation and employment practices that are inconsistent with our philosophy and goals. The following chart details some of these decisions and where these decisions are discussed in more detail in this CD&A:

What We Do
✓	Pay for Performance (pages 64-75)	Executive pay decisions are made to ensure that the majority of total direct compensation is at-risk and not guaranteed.
✓	Evaluate Performance Using a Combination of Balanced Performance Metrics (pages 67-71)	We evaluate both corporate and individual performance in our annual incentive plans. Performance is compared to internal expectations, budgets, and strategic plans, and includes non-financial metrics important to our stakeholders.
✓	Require Strong Stock Ownership and Retention of Equity (pages 82-83)	Each of our Directors and Named Executive Officers (“NEOs”) must meet robust stock ownership guidelines to ensure their interests are tied to those of our shareholders. Guidelines include a rigorous 6x base pay ownership requirement for our CEO and 3x for other executive officers, including the other NEOs.
✓	Provide for a Strong Clawback Policy Covering Both Cash and Equity Incentives (page 81)	The CHR Committee has wide latitude to cancel or reduce any current or future incentive compensation if awarded based on materially inaccurate performance metrics or if an executive has engaged in excessively risky or detrimental conduct. The CHR Committee has further authority to recapture incentive compensation if determined to be in the best interests of the Company and our shareholders. The policy is reviewed at least annually by the CHR Committee and will be updated to comply with the final clawback rule that is to be adopted by the NYSE.

60	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

What We Do
✓	Require Double Trigger Change-in-Control Provisions (pages 83-84)	Our change-in-control agreements, Executive Severance Plan, and long-term incentive awards require both a change-in-control and a qualifying termination of employment (a so-called “double trigger”) to trigger payment. No awards or benefits are paid only upon a change-in-control (a so-called “single trigger”).
✓	Use an Independent Compensation Consultant (pages 78-79)	The CHR Committee retains an independent compensation consultant who performs no other work for the Company.
✓	Listen to and Engage with Our Shareholders (pages 31 and 64)	We conduct an annual advisory Say-on-Pay vote and actively review the results as we make program decisions. Additionally, as a part of our corporate governance shareholder engagement program, we solicit feedback regarding our compensation programs from shareholders and proxy advisors and consider any other shareholder comments we receive.

What We Don’t Do
X	No Incentive Plans that Encourage Excessive Risk Taking	Protecting against unreasonable risk is a core guiding principle of our compensation philosophy and is demonstrated by balanced program design; multiple and competing performance measures; clawback and other enterprise-wide risk-related policies; and robust governance and oversight processes to identify, measure, mitigate, monitor, and report risk. Our comprehensive risk assessment of incentive plans by our Risk Management Group, including our CRO, validates our belief that none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.
X	No Employment Agreements for Executive Officers	Our executive officers are at-will employees with no employment contracts.
X	No Tax Gross-Ups on Perquisites (“Perks”)	We do not provide tax gross-ups to any NEOs for any taxable perk provided, and we have not entered into any agreements that permit excise tax gross-ups on change-in-control payments since 2011.
X	No Repricing of Underwater Options	We do not reprice “out-of-the-money” stock options. Regions has not granted options since 2011, and none of our NEOs hold any options.
X	No Hedging, Pledging, or Short Sales	We do not permit our associates or Directors to hedge or short-sell Regions securities. Additionally, our executive officers and Directors are prohibited from pledging Regions securities against other debt.

X	No Dividends or Dividend Equivalents on Unvested Grants	We do not pay dividends or dividend equivalents on shares or units that are not vested. We issue dividend and dividend equivalent payments at the end of a performance period only on shares and units that ultimately vest.
X	No Excessive Perks	The CHR Committee has eliminated most perks, and those that remain are monitored to ensure they continue to be based on sound business rationale.

With the guiding principles and key practices mentioned above and set forth by the CHR Committee serving as the foundation, our executive compensation programs described in this CD&A are designed to achieve the following objectives: (1) motivate talent with a strong pay-for-performance culture to achieve desired results; (2) retain key talent necessary to compete; and (3) encourage sustainable, profitable growth while ensuring the long-term health of the Company is not jeopardized due to imprudent short-term decisions or excessive risk-taking.

2023 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS
Compensation-Setting Process and Timeline

The CHR Committee designs a balanced compensation program that provides competitive fixed base compensation, as well as variable incentive compensation opportunities for performance over the short and long term. To do so, the CHR Committee considers market-competitive pay and practices in establishing target pay levels and uses both formulaic determinations and discretionary factors in determining the actual compensation for the year. While the CHR Committee considers an objective evaluation of performance based on business results to be critical, it also believes it is important to apply discretion, flexibility, and judgment in the decision-making process to ensure executive compensation is balanced between near-term performance and progress toward our longer-term objectives.
The illustration to the right depicts elements of the CHR Committee’s decision-making process for the executive compensation program. The program uses a mix of fixed and variable compensation elements that are aligned with the guiding principles described above. Using this process, the CHR Committee has consistently designed executive compensation programs where the large majority of compensation is performance-based, with measures for both corporate and individual performance. It is important to note that though we discuss phases and timeliness of the decision-making process in a manner that may appear to be linear, many steps described below occur continuously and concurrently as the CHR Committee evaluates compensation throughout the year.

1. Review Competitiveness and Business Objectives
Prior to the start of each calendar year, the CHR Committee focuses on two areas related to upcoming compensation decisions:
Review Market Competitiveness of Pay	Review Potential Plan Changes, Business Plans, Budgets, and Expected Results
•With the assistance of its independent compensation consultant, evaluates the market competitiveness of compensation for each of our executive officers to guide target compensation decisions for the year.
•Compares compensation against that of the Company’s compensation peer group, as well as a larger group of diversified financial institutions that we compete with for both business and potential talent.
•Reviews and determines the compensation peer group on an annual basis. For more information about our compensation peer group, see pages 79-80 in the Other Policies and Practices Impacting Compensation Decisions subsection.

•Initiates discussion of compensation plan design for the coming year. Potential plan changes are discussed based on previous effectiveness evaluations.
•Members of the management team advise the Board with respect to business plans, business risks, expected financial results, and shareholder return expectations.
•Uses these discussions to facilitate the goal-setting process for both our short- and long-term performance-based compensation plans.

62	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2. Set Pay Levels and Targets
During the first quarter, the CHR Committee generally establishes current compensation by targeting pay levels, as well as the performance requirements executives must achieve in order to receive performance-based pay elements:

Set Competitive Target Pay Levels	Establish Incentive Plan Metrics, Targets, and Other Requirements
•Establishes the target pay levels for each executive based on the competitive data previously reviewed as well as the recommendations of the independent compensation consultant and the CEO (when appropriate for executive officers other than himself).
•Considers, but does not specifically target, the 50th percentile of total direct compensation (the sum of base salary, short-term annual incentive compensation, and long-term incentive compensation grants) using a competitive set of peer organizations and other competitors for talent.
•May set one or more components of compensation for an executive at a level above or below the 50th percentile if it is determined to be appropriate due to either the experience or performance of an individual executive or the needs or specific circumstances of the Company.

•Reviews previously approved business plans and sets performance targets for both short- and long-term performance plans based on previous discussions and presentations to the CHR Committee and the full Board.
•Requires budgeted performance levels to generally be achieved for target payout levels to be paid. Corporate financial performance is modeled under various scenarios.
•Sets meaningful threshold and maximum performance levels so executive officers are appropriately incented to achieve results while not being incented to take excessive risk to achieve compensation payments.
•Bases short-term incentive plans on the Company’s budget and internal goals while setting expectations for long-term plan metrics based upon performance compared to internal goals and relative performance as compared to peers. To measure relative performance, uses a performance peer group that is reviewed and determined on an annual basis. For more information about our performance peer group, which is slightly different than our compensation peer group, see pages 79-80 in the Other Policies and Practices Impacting Compensation Decisions subsection.

3. Assess Risks and Shareholder and Other Stakeholder Feedback
During the second and third quarters, the CHR Committee focuses on internal performance assessments, risk assessments of compensation, reviews of pay practices, pay-for-performance evaluations, as well as shareholder and other stakeholder feedback related to compensation practices:

Internal Assessments	External Feedback Reviews
~~•~~Ensures that our executive incentive plans include risk balancing features such as being subject to certain capital and liquidity requirements, clawback and forfeiture provisions, and award limits.
•Reviews a current assessment of corporate performance against the performance goals set at the beginning of the year for both the short-term performance plans and any long-term performance grants currently outstanding.
•With the assistance of its independent compensation consultant, evaluates the effectiveness of the prior year compensation programs in achieving established goals and adhering to program principles.

•With the assistance of its independent compensation consultant, considers feedback from external stakeholders, including feedback from shareholders related to the annual Say-on-Pay vote.
•Reviews compensation assessments from proxy advisory firms and other external sources, as well as feedback from individual shareholders received through our corporate governance shareholder engagement program.
•Evaluates any regulatory reviews and matters and, with the assistance of its independent compensation consultant, considers compensation best practices and governance improvements as a part of its continuous improvement process.

4. Evaluate and Certify Company Performance and NEO Compensation
During the fourth quarter of the current year and the first quarter of the following year, the CHR Committee considers items related to both current year compensation and compensation decisions for the upcoming year. Decisions related to NEO compensation and current year performance can be summarized as follows:

Evaluate Company Performance	Certify Company Performance and Calculate Compensation
•In the fourth quarter, previews Company forecasts with regard to performance under the short-term and long-term plans to prepare for payment discussions in the first quarter. Forecasts of performance include financial results based on GAAP, as well as a thorough review of any proposed adjustments to earnings and any unanticipated or extraordinary events that may have occurred during the year.
•Begins to evaluate qualitative performance factors and separately, in executive session with only CHR Committee members present, participates in a detailed performance discussion relating to the CEO.

•In the first quarter of the following year, after performance results are known and calculated, reviews final performance results and determines the need to apply discretion, flexibility, and judgment to balance the objective evaluations of performance with near-term performance and progress toward our longer-term objectives.
•After decisions are made, certifies the performance results and executive officer compensation for the performance period.

2023 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS
Shareholder Responsiveness

Shareholder and other stakeholder feedback related to compensation practices is an important piece of our compensation-setting process each year. We take into consideration the results of our advisory votes on the Company’s executive compensation program and engage in ongoing shareholder outreach to hear feedback about our executive compensation program directly from shareholders.
In our 2022 Say-on-Pay vote, 92.8 percent of votes were cast in favor of our executive compensation program. Historically, the result of Say-on-Pay votes generally indicated strong support among shareholders for our compensation framework, our pay-for-performance approach, and the overall design of our compensation program. Based on shareholder feedback, Regions made balanced enhancements to our 2022 disclosures and our incentive plans without making significant changes to our overall program, including:
•Annual incentive metric disclosures;
•Long-term incentive relative performance disclosures; and
•Pension program disclosures.
Following our 2022 annual meeting, members from our total rewards, executive compensation, investor relations, and corporate governance functions participated in Regions’ annual shareholder engagement efforts and met with institutional shareholders to answer questions and discuss any issues or concerns. Feedback from shareholder engagement was provided unfiltered to the Board of Directors. By and large, shareholder feedback was supportive of the design of our executive compensation program.
As part of our commitment to shareholder responsiveness in compensation-setting, we will continue to monitor the results of future advisory votes on compensation and take feedback from our shareholder outreach program into consideration when assessing compensation design and disclosure matters in the future.
How Pay is Tied to Company Performance

Throughout this CD&A, we describe our executive compensation philosophy, program, and decisions related to the 2022 performance year for our NEOs:

Name	Principal Position
John M. Turner, Jr.	President and CEO (“CEO”)
David J. Turner, Jr.	Chief Financial Officer (“CFO”)
C. Matthew Lusco	Chief Risk Officer (“CRO”)
Ronald G. Smith	Head of Corporate Banking Group
C. Dandridge Massey	Chief Enterprise Operations and Technology Officer (effective May 9, 2022)
Linking Performance to Compensation Decisions. One of the central principles of our executive compensation program is tying pay to Company performance. At the beginning of each year, our CHR Committee of the Board sets performance goals based on our Board-approved budget and other goals related to our strategic priorities. At the end of the year, the CHR Committee compares these goals to actual results for the Company. The following is a high-level summary of our 2022 strategic priorities and achievements:
Continuous Improvement. Continuous Improvement underpins the key pillars of our Strategic Plan - Soundness, Profitability and Growth - and enables us to deliver consistent, sustainable results. Through an ongoing focus on prioritization, simplification, and leveraging people and technology, we are improving processes, reducing costs and driving growth. Continuous Improvement best practices in 2022 include:
•Making banking easier for our customers through new solutions including a modern iTreasury platform, Card Hub real-time payments, and InvestPath;
•Investing in associates through Regions LEADS comprehensive leadership development program and Guild tuition-free education opportunities;
•Enhancing our credit, interest rate, and operational risk management processes and platforms.
Improving the customer experience and driving revenue growth through the integration of acquired firms into Regions, including home improvement lender EnerBank USA, capital markets firms Sabal Capital Partners and Clearsight Advisors and Ascentium Capital.
Focus on the Customer. As always, Regions continues to monitor our customers’ needs and perceptions in a rapidly changing environment. Our research teams and businesses are constantly evaluating our performance against customer expectations, and making changes to products, processes, and policies. As a result, Regions was ranked:
•First in the J.D. Power 2022 U.S. Online Banking Satisfaction Study among Regional Banks, for the third year in a row;
•The number one Consumer Bank in Florida in the J.D. Power 2022 Retail Banking Satisfaction Study;
•Fourth overall out of 30 institutions in the J.D. Power 2022 U.S. Primary Mortgage Servicer Satisfaction Study; and
•Second in the “Banks (multichannel)” category of Forrester’s 2022 U.S. Customer Experience Index Ratings.
We were also proud to once again be recognized by our commercial customers as a Bank You Can Trust in the Greenwich Excellence Awards for Middle Market Banking.
Additionally, in 2022 Regions implemented several customer-focused changes including:
•The elimination of overdraft protection transfer fees;
•The elimination of non-sufficient funds fees;
•A further reduction in the caps on overdraft fees;
•The launch of an early direct deposit feature making consumers’ paychecks available up to two days early; and
•The launch of a low-cost line of credit to help cover short-term financial needs.

64	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The CHR Committee believes it is important that compensation decisions take into account the entire customer experience. For 2022, that included consideration of the resolution of the investigation by the Consumer Financial Protection Bureau (“CFPB”) into certain of Regions’ historical overdraft practices and policies, which was announced in September 2022. For more information, see 2022 Annual Cash Incentive Payments on page 67.
Strengthen Financial Performance. Throughout 2022, we delivered strong financial results and invested in key hires who are helping us expand our presence. Our Company continues to make banking easier for our customers and our associates. We are well positioned to generate further growth with solid 2022 financial results, which are highlighted below:
•Net income available to common shareholders of $2.1 billion and earnings per diluted share of $2.28.
•Net interest income of $4.8 billion, which represents the Company’s highest level on record.
•Generated positive operating leverage of 3.5%.
•Reported an efficiency ratio of 56.0%
•Full-year net-charge offs were 29 basis points
Enhance Risk Management. Risk management is the responsibility of every Regions associate. As such, we are committed to maintaining a culture of risk ownership and awareness where each associate is responsible for identifying and prudently managing our Company’s risks. In 2022, we continued to enhance our risk management framework and strengthen our risk culture by:
•Investing in people, processes, and technology to continuously improve our risk management capabilities;
•Leveraging technology, automation, innovation, data, and analytics to drive increased efficiency and effectiveness of our risk management tools, programs, and testing;
•Promoting soundness, profitability, and growth through a disciplined credit culture; and
•Maintaining focus on recruiting, developing, and retaining key risk management associates.
In 2022, we maintained comprehensive risk governance processes, which helped ensure our risk management framework appropriately identified and managed all material risks to the Company, including environmental and social risks. We cemented lessons learned from the pandemic, actively managing our credit portfolio and effectively communicating across the Company to manage risk. We focused on the identification of high-risk industries and exposures, proactively engaging with our customer base to identify and manage emerging risks and opportunities. We maintained a strong customer focus on consumer protection and fairness in all aspects of our business. We maintained strong capital and liquidity risk management programs, ensuring our balance sheet is well positioned for a range of economic scenarios. We made investments to strengthen our cyber risk management capabilities and continued making investments in advancing our BSA/AML/OFAC technology solutions, our overall modeling and data analytics capabilities, and our suite of predictive risk and early warning indicators and mechanisms to drive increased effectiveness and efficiency of our risk management tools, programs, and testing.
Build the Best Team. We believe the key to our success begins with a team of engaged associates. This begins with investing in attracting, hiring, developing, and retaining talented associates. Our efforts in 2022 reflected the commitment to empower the career development, engagement, and well-being of associates. These efforts included, but are not limited to, the following:
•Introduced tuition-free education benefits to all associates through Guild, a career opportunity platform, supporting career development and upskilling to build a stronger workforce;
•Enhanced our approach to associate well-being prioritizing all dimensions, including mental and physical health, financial health, personal and professional development, and community connection;
•Held the inaugural Women of Regions Symposium, creating a way to connect key female talent from across the bank and furthering our goal to develop and retain diverse talent; and
•Introduced new benefits to support associates during significant milestones, including planning and starting a family, navigating pregnancy, and balancing life as a working parent.
These efforts have been validated through external recognition, such as:
•Scored 100% on the Human Rights Campaign Foundation’s Corporate Equality Index for the third consecutive year, that measures corporate policies related to LGBTQ+ and was named a Best Place to Work for LGBTQ+ Equality;
•Designated a Military Friendly Employer and a Military Spouse Friendly Employer by Military Friendly, for our efforts to recruit, retain and advance veterans, service members and military spouses;
•Recognized on the Forbes list of America’s Best Large Employers 2022, an award presented by Forbes and Statistica Inc. that surveys current employees’ willingness to recommend their own employer to friends and family;
•Named one of America’s Most JUST Companies by JUST Capital for the third consecutive year for Regions commitment to serving associates, customers, communities, the environment and shareholders;
•Earned the Great Place to Work-Certified Company designation based on associate experience and corporate culture;
•Recognized as a “Best Place to Work for Disability Inclusion” for the second year in a row by the Disability Equality Index, a joint initiative of the American Association of People with Disabilities and Disability:IN, the leading nonprofit resource for business disability inclusion worldwide;
Focused execution on these strategic priorities, with an emphasis on building a culture of continuous improvement, led to Company performance that was above target expectations in 2022 and are reflected in pay decisions made by the CHR Committee.

2023 Proxy Statement	65

COMPENSATION DISCUSSION AND ANALYSIS
Summary of our Pay-for-Performance Decisions for 2022

Below is a summary of our 2022 pay elements and the performance-based nature of our compensation programs. Compensation for our NEOs is highly correlated to performance and heavily weighted toward compensation components directly connected to the interests of our shareholders. Detailed discussions of each of these elements can be found in the subsection entitled 2022 Compensation Decisions — What We Paid and Why.

Compensation Component	Key Compensation and Performance Decisions
2022 Base Salaries
In early 2022, after consideration of performance and market benchmark data for the roles, and in consultation with its independent compensation consultant, the CHR Committee approved increases to base salaries for the four NEOs employed at the time: 7.5% for Mr. J Turner, 4% for Mr. D. Turner, 4% for Mr. Lusco, and 7% for Mr. Smith. Mr. Massey’s base salary was established upon hire in May 2022.

Annual Cash Incentive Compensation Awards
2022 NEO Targets:
•For the CEO, the CHR Committee considered competitive market information, as well as individual performance and contribution to the Company, in determining an increase in annual cash incentive target opportunity, from 170 percent to 180 percent of base pay earnings.
•The target incentive opportunity for other NEOs remained at the prior year’s level.
•Mr. Massey’s target annual cash incentive opportunity was aligned with other executives upon hire.

Company Performance (70%):
•Subject to meeting certain capital and liquidity performance thresholds.
•Strong corporate performance compared to 2022 goals resulted in the achievement of 187 percent of target expectations, generating annual incentive payments above target.
Individual Performance (30%):
•Individual performance ranged from 80 percent to 180 percent of goal.

In

Long-Term Incentives
2022 NEO Targets:
•With consideration given to performance, individual contribution, and benchmark data, the CHR Committee approved a $200,000 increase to the long-term incentive target for Mr. Smith. Targets for all other NEOs remained at the prior year’s level.
•Consistent with previous years, long-term incentive grants were divided equally among restricted stock units, performance share units, and performance cash units.

Company Performance:
•Subject to meeting certain capital and liquidity performance thresholds.
•While the CHR Committee considers the grants made in 2022 to be current-year compensation, it is important to also recognize and evaluate the impact of performance on prior years’ awards in ensuring executive compensation is in line with performance.
•For the three-year performance period ending December 31, 2022, the CHR Committee determined based on results that the 2020-2022 long-term incentive awards (granted in April 2020) will pay out at 150 percent of target.

New Hire Compensation
On May 9, 2022, Mr. Massey joined Regions as the Chief Enterprise Operations and Technology Officer. The CHR Committee established a competitive compensation package for Mr. Massey that included one-time awards intended to be economic equivalent replacements for forfeited retention and equity opportunities provided by his former employer. Mr. Massey’s compensation package includes:
◦Base salary of $600,000;
◦Annual incentive target of 115%;
◦One-time $630,000 sign-on bonus, paid in cash at the time of his commencement of employment designed to replace the forfeited cash retention opportunity and is subject to a two-year repayment agreement; and
◦One-time $1,000,000 restricted stock unit grant that vests ratably over three years which replaces forfeited time-based equity.
Mr. Massey’s offer of employment included a one-year non-solicitation of Regions’ employees, independent contractors, and vendors.

66	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2022 Compensation Decisions — What We Paid and Why

Establishment of 2022 Base Salaries and Compensation Targets. After reviewing the competitive pay data provided by its independent compensation consultant, the CHR Committee determined to increase the base salaries for the four NEOs employed at the time. 2022 incentive compensation levels and targets for our NEOs were generally competitive and reflect the contribution of our executives to the success of the Company. In recognition of performance, growth in roles, and market changes, increases to incentive targets were limited to the annual cash incentive compensation target for the CEO, and the long-term incentive compensation target for the Head of Corporate Banking Group.
Base Salaries. Upon the recommendation of the CEO and with consideration given to performance and market benchmark data for the roles, the CHR Committee approved 4% increases to base salaries for Mr. D. Turner and Mr. Lusco and a 7% increase for Mr. Smith. Additionally, in consultation with its compensation consultant, the CHR Committee approved a 7.5% increase for the CEO, Mr. J. Turner.
Annual Incentive Targets. Moreover, the CHR Committee considered competitive market information, as well as individual performance and contribution to the Company, and also approved an increase in annual incentive target opportunity for the CEO, Mr. J. Turner and determined no change would be made to the other NEOs’ annual incentive targets for 2022.
Long-Term Incentive Targets. With respect to long-term incentive compensation, the CHR Committee approved a target increase only for Mr. Smith and determined the target for other NEOs would remain unchanged as compared to 2021. As further discussed on page 71, the CHR Committee approved increasing the long-term incentive target by $200,000 for Mr. Smith, resulting in a target of $1,200,000. The change was made with the consideration of Mr. Smith’s contributions to the Company as well as an analysis of competitive market data.
New Hire Compensation Targets. The CHR Committee established a competitive compensation package for Mr. Massey, including a base salary of $600,000 and an annual incentive target of 115%, effective upon his hire date of May 9, 2022.
The resulting 2022 annualized base salaries, annual incentive targets, and long-term incentive targets, including the magnitude of changes, are summarized below:

	Base Salary Change		2022 Annualized Base Salary	2022 Annual Incentive (1)				2022 Long-Term Incentive			2022 Total Target Compensation (2)
Name				Previous Target		2022 Target	Target Annual Incentive	Target Change		Target
John M. Turner, Jr.	ñ	7.5%	$1,075,000	ñ	170%	180%	$1,935,000	ó	$—	$5,250,000	$8,260,000
David J. Turner, Jr.	ñ	4%	$690,000	ó	115%	115%	$793,500	ó	$—	$1,500,000	$2,983,500
C. Matthew Lusco	ñ	4%	$605,000	ó	115%	115%	$695,750	ó	$—	$1,200,000	$2,500,750
Ronald G. Smith	ñ	7%	$575,000	ó	115%	115%	$661,250	ñ	$200,000	$1,200,000	$2,436,250
C. Dandridge Massey (3)	New hire effective May 9, 2022. See footnote 3 for details.
(1)    The 2022 annual incentive target is based on multiplying the NEO’s target bonus opportunity percentage by the annualized 2022 base salary for each NEO (based on annualizing base salary rates as determined by the CHR Committee). Calculating the annual target incentive in this manner does not take into consideration the timing of changes in base salary, should any change occur, throughout the year.
(2)    The CHR Committee considers Total Target Compensation to be the target NEO compensation for the performance period. The Summary Compensation Table reports additional elements of compensation including the value of certain perks and benefits and an annual change in pension value. While the CHR Committee considers our executives’ participation in certain benefits (including retirement benefits) in making their decisions about compensation, they do not consider these items to represent annual compensation.
(3)    Mr. Massey was employed for a partial year effective May 9, 2022. Per his employment offer letter, Mr. Massey’s 2022 compensation included annualized base salary of $600,000 and a pro-rated annual incentive with a target of 115% of eligible earnings, as defined in the incentive plan. Additionally, the CHR Committee approved a one-time $630,000 sign-on bonus, paid in cash at the time of his commencement of employment, and a one-time $1,000,000 restricted stock unit grant that vests ratably over three years.

2022 Annual Cash Incentive Payments
Plan Requirements. At the beginning of each year, the CHR Committee establishes corporate performance targets based on our financial plans, budgets, and expectations in support of strategic priorities, subject to the safety and soundness requirements described below. For 2022, the CHR Committee maintained the fundamental design of the annual incentive program with annual performance metrics and goals determined on an absolute basis, a customer service modifier, and individual performance requirements.
The combination of corporate and individual performance results in an annual cash incentive award that can be earned between zero percent and 200 percent of target. The design of the annual cash incentive plan, as determined in early 2022, is tied to the achievement of strategic priorities as follows:

2023 Proxy Statement	67

COMPENSATION DISCUSSION AND ANALYSIS

Plan	Annual Incentive Plan

Plan Components	70% Corporate Performance		+	30% Individual Performance					=	Total Performance

Performance Metrics	50% Adjusted Net Income Available to Common Shareholders	50% Adjusted Efficiency Ratio		Strengthen Financial Performance	Enhance Risk Management	Focus on the Customer	Build the Best Team	Continuous Improvement

Modifier	Customer Service (+/- 10%)

Safety & Soundness Requirements	Capital & Liquidity Thresholds (up to -40%)

Corporate Performance Metrics. In early 2022, the CHR Committee determined performance metrics and set goals informed by consensus estimates and based on Regions’ budget as approved by the Board of Directors in December 2021. Performance metrics and goals were set to incent achievement of corporate objectives and align with shareholder interests in the context of a continued high level of economic and interest rate volatility. These annual incentive metrics, focused on profitability and efficiency, are both determined on an absolute basis. They compare actual performance to budgeted internal goals and align with the Company’s focus on sustainable quality earnings and expense management.
Adjusted Net Income Available to Common Shareholders. The CHR Committee recognizes that achieving our net income goals is essential to the success of the Company. The Committee also recognizes that net income is impacted by changes in accounting policy. In keeping with the practice that began in 2021 and in response to the 2020 Current Expected Credit Losses (“CECL”) accounting changes, the CHR Committee sought to insulate incentive performance from volatility related to CECL credit loss provisioning for the year. As a result, net charge-offs, which is a more normalized measure reflecting actual performance, was substituted for provisions in the calculation of adjusted net income available to common shareholders.
In setting the performance target for 2022, the CHR Committee considered 2021 results which included record financial performance, aided by the impact of government stimulus on the performance of loans (including Paycheck Protection Program loans). At the time the 2022 adjusted net income available to common shareholders goal was set, there was continued uncertainty related to the economic conditions going into 2022, making it difficult to forecast whether several of the factors contributing to record earnings achieved in 2021 would continue, such as strong credit performance, government stimulus, etc. As such, the CHR Committee determined that a 2022 performance target set at a level higher than the previous year’s target, but lower than actual attainment, would be rigorous and appropriately incent executives to achieve strategic business objectives. For non-GAAP reconciliation information, see Appendix A.
Adjusted Efficiency Ratio. The adjusted Efficiency Ratio, which is a measure of productivity, measures core Company performance over time and is used by the CHR Committee to incent efficient operations and diligent expense management. The adjusted Efficiency Ratio is generally calculated as adjusted non-interest expense divided by adjusted total revenue. Regions’ 2022 adjusted efficiency ratio target was set at a more rigorous level than the 2021 target while also anticipating a slight increase compared to 2021 achievement. The primary drivers of the expected increase included (i) the impact of the integration of acquired firms into Regions, including home improvement lender EnerBank USA, capital markets firms Sabal Capital Partners and Clearsight Advisors and Ascentium Capital, (ii) the anticipation of a decrease in mortgage non-interest income in 2022 as the result of a rising interest rate environment, and (iii) the anticipated reduction of service charges as a result of the change to our Non-Sufficient Funds/Overdraft policy. For non-GAAP reconciliation information, see Appendix A.
Customer Service Modifier. Regions operates in a very competitive service industry, and customer experience is critical to the creation of long-term growth as it builds customer loyalty and offers a strong avenue into new customer segments. It is a cornerstone of our go-to-market strategy. Accordingly, the annual incentive plan includes a formulaic modifier related to customer experience that can positively or negatively influence plan performance. Customer service performance is determined on a relative basis, comparing Regions’ customer service scores to peers as measured by Gallup, Inc., an objective third party providing customer satisfaction measurement and benchmarking to numerous banks throughout the financial services industry. Scores are calculated based on approximately 240,000 annual customer service and loyalty surveys completed and compiled independently by Gallup, Inc. within 24-48 hours of customer interaction with Regions.
Because “Focus on the Customer” is one of our strategic priorities, we expect high levels of customer service from all of our associates. Moreover, we have traditionally achieved above median performance levels for this metric. As a result, to fully benefit from this modifier, the Company must score in the top decile compared to peers. Relative scores must be above the 80th percentile for the modifier to have any positive impact

68	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
on the corporate performance score, and achievement below the 70th percentile will result in a negative adjustment to calculated results.
Individual Performance. In keeping with its philosophy that individual performance plays an important role in our annual incentive plan design, the CHR Committee did not change the individual performance weight for 2022. Strategic objectives were added within NEOs’ individual performance goals to further support our ESG and DEI priorities. Individual goals for each NEO include other tailored evaluations of financial and non-financial performance metrics including important risk-related factors.
Safety and Soundness Requirements. In keeping with prior years, the CHR Committee decided that in addition to the specific corporate and individual performance requirements, any payout of annual incentive should be subject to meeting safety and soundness thresholds. Guidance issued by the Federal Reserve instructs banking institutions to consider the “full range of current and potential risks including the cost and amount of capital and liquidity needed to support risks” in their compensation plans. To address this principle, the CHR Committee included the potential for two negative adjustments designed to reduce annual incentive payments in the event Regions does not maintain capital and liquidity at levels vital to the safety and soundness of the Company. The deduction for not meeting each requirement is 20 percent of the measured achievement. Therefore, even if corporate performance meets the financial and customer service goals set by the Board, the portion of incentive compensation based on corporate performance may be reduced up to 40 percent if performance is at the expense of capital and/or liquidity requirements.
Discretion to Adjust in Response to Risk and Performance. The CHR Committee reserves the discretion to adjust the performance goals established at the beginning of a plan year, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors, if deemed necessary. The CHR Committee also retains discretion in the determination of individual performance under the plan. Blending the clarity provided by predetermined targets and expectations with the thoughtful application of discretion to consider items that should be excluded from, or included in, performance calculations, provides the CHR Committee the flexibility and judgment critical to deliver incentive compensation that reflects both near-term performance results and progress toward longer-term objectives. This combination of fixed formulas, along with latitude in assessing performance based on the CHR Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events that may impact operating performance. We believe that this latitude is important in mitigating risk as it reduces the potential that our executive officers may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact that the actions may have on achieving our long-term goals and objectives.
2022 Annual Incentive Plan Results. For all of our NEOs, 70 percent of the annual incentive is based upon corporate performance, with the remaining 30 percent of the annual incentive based upon an assessment of each NEO’s individual performance.
Assessment of Corporate Performance. Throughout 2022, the CHR Committee received regular updates on corporate performance and forecasted incentive payments under the plan.
In early 2023, the CHR Committee reviewed and considered corporate performance under the criteria set at the beginning of 2022. Performance measurements for the metrics established were based on our results as adjusted and described above. In addition, the CHR Committee determined it was important to recognize the resolution of the investigation by the CFPB into certain of Regions’ historical overdraft practices and policies, which was announced in September 2022. Accordingly, for incentive purposes, the financial impact of the CFPB matter was reflected in both corporate performance metrics resulting in a lower corporate performance factor impacting all participants in the annual incentive plan. For additional information on Company performance, see the section titled How Pay is Tied to Company Performance on pages 64-65.
The culmination of results generated an overall corporate performance score of 187 percent. The CHR Committee determined this was in line with overall performance and certified results as calculated with no discretionary change to performance goals and as illustrated below:

		Absolute Performance Against Internal Targets
		2022 Goal Achievements
	Performance Metric	Threshold	Target	Maximum	Attainment	% of Goal
Weighting	Profitability Metrics
50%	Adjusted Net Income Available to Common Shareholders ($ millions) (1)	$1,333	$1,777	$2,132	$2,202	200.0%	=	177%
50%	Adjusted Efficiency Ratio (1)	60.8%	57.8%	55.3%	56.0%	154.1%
Plus or minus10 points	Customer Service Metrics Modifier •Minus 1 point for every percentile below the 70th percentile, maximum 10 points •No modification between 70th and 80th percentile •Add 1 point for every percentile above the 80th percentile, maximum 10 points				>90th	Maximum	=	10%
TOTAL CORPORATE PERFORMANCE								187%
(1)    Non-GAAP measures — see reconciliations for Annual Cash Incentive Plan metrics in Appendix A.

Required Reductions	Goal	Result	Required Reduction Indicated?

Primary Liquidity Level	Low Risk or Better	Low Risk	NO
Capital Action Decision Tree Status	Monitoring or Deploy	Monitoring	NO

2023 Proxy Statement	69

COMPENSATION DISCUSSION AND ANALYSIS
Assessment of Individual Performance. With respect to Mr. J. Turner, the independent Board members used a formal process consistent with prior years to assess performance. Each Board member provided an evaluation in the areas of leadership, strategic planning, financial performance management, customer relations, management of personnel, communications, and Board relations. Mr. J. Turner’s achievements noted by Board members include, but are not limited to, items listed in the table below.
To determine the individual performance rating for Mr. J. Turner, the CHR Committee met in executive session with its compensation consultant to discuss and finalize performance results. To determine the individual performance ratings of the other NEOs, the CHR Committee consulted with our CEO regarding the assessments. The table below outlines the individual NEO performance ratings and a high-level summary of the achievements noted when making the performance rating decisions:

Name	Individual Performance Rating	Comments
John M. Turner, Jr.	180%
•Strong full-year reported earnings of $2.1 billion and net interest income of $4.8 billion and industry leading returns on both average tangible equity and total shareholder return
•Interest rate risk management and balance sheet hedging program effectively neutralized exposure to rate changes, supporting Net Interest Income growth throughout 2022
•Effectively led through economic and geopolitical challenges with a customer-centric purpose-driven approach focused on soundness, profitability, and growth
•Consistently delivered top decile customer service and received awards and recognition for Regions commitment to customers
•Improved the customer experience and drove revenue growth and diversification through the integration of acquired firms into Regions, including home improvement lender EnerBank USA, capital markets firms Sabal Capital Partners and Clearsight Advisors and Ascentium Capital
•In support of Regions’ strategic plan, launched business-led technology-enabled transformation initiative with the customer at the center of every decision
•Established and chairs the DEI Executive Council to provide input and guidance for the corporate DEI strategic priorities, build traction and support of DEI programs, and build leader accountability
•Sets the DEI “tone at the top,” making steady and consistent progress in strengthening the Company’s focus and building a more diverse talent base

David J. Turner, Jr.	175%
•Superior performance in management of interest rate risk within risk appetite, which was a key driver of revenue outperformance relative to budget in 2022
•Strong balance sheet positioning, interest rate risk management, and credit risk management resulted in the generation of $2.1 billion in reported earnings
•Exceeded budget expectations with 3.5% operating leverage and an efficiency ratio of 56%
•Demonstrated emphasis on diversity, equity, and inclusion through strategic hiring, intentional onboarding, transition management, and the Women in Finance initiative
•Collaborated with leadership to improve financial reporting, identify risks, and drive improved results

C. Matthew Lusco	80%
•Though strong financial risk management was demonstrated, there is an opportunity for continued improvement in non-financial risk and control environments
•Strong credit risk management led to superior credit quality and performance throughout 2022 evidenced by historic low adjusted charge-offs which were significantly better than budget
•Executed targeted actions to codify lessons learned from the pandemic into improved risk management tools/activities/processes to manage performance within the Company’s stated risk appetite
•Enhanced alignment of Regions Risk Appetite Statement with our ESG strategy and enhanced the ESG scenario analysis methodology to incorporate a risk layering dimension and leverage insights from OakNorth, S&P and Moody’s. Results were included in the 2022 TCFD statement
•Implemented multiple continuous improvement projects utilizing processing models, data solutions, and machine learning across the organization to enhance working efficiencies and data accuracy, yield significant cost savings, and expand coverage capacity without increasing headcount
•Supported DEI efforts sponsoring and participating in Women of Risk events and steering strategic recruiting efforts

70	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Name	Individual Performance Rating	Comments
Ronald G. Smith	175%
•Exceeded budgeted revenue target for Corporate Banking Group and improved the diversification of the revenue composition
•Improved the customer experience and increased revenue growth through the integration of acquired firms Ascentium, Sabal and Clear Sight Advisors
•Grew the Corporate Banking Group portfolio through substantial new client acquisition and growth from existing client base producing diverse revenue across multiple industries and geographies
•Focused on continuous improvement through the use of data and analytics and technology platforms designed to improve underwriting interest rate sensitivity analysis, transaction screening, and cash management
•Diligent underwriting, credit servicing, and risk management practices resulted in net charge offs exceeding budget and performing within risk appetite
•Demonstrated DEI commitment through sponsorship of the Atlanta DEI Network, serving on the Company’s DEI Council, and focusing on diverse and strategic hiring practices

C. Dandridge Massey	150%
•Implemented a restructured technology, operations, digital and data organization designed to align with strategic objectives, provide end-to-end technology and operations support to the business segments and transformation efforts, and staffed to maximize internal talent with external hires to fill talent gaps
•Strategic recruiting and candidate identification, succession planning, and hiring met talent needs and increased the diversity of leadership teams
•Delivered personalization and improved client experience through data analytics and solutions in Mortgage Fulfillment and Servicing, Lending Operations, and Treasury Management
•Implemented customer-centered solutions such as an early direct deposit feature making consumers’ paychecks available up to two days early; upgrades to iTreasury, the online banking platform for businesses; and information security enhancements
•Achieved 100% participation in the DEI Networks where technology, operations, data, and digital has associate presence

2022 Annual Incentives Earned. As a result of the 2022 performance decisions discussed above, the CHR Committee approved the following annual cash incentive payments for our NEOs in early 2023:

Name	2022 Target Incentive (1)	Total Incentive Received
John M. Turner, Jr.	$1,899,173	$3,511,571
David J. Turner, Jr.	$785,626	$1,440,839
C. Matthew Lusco	$689,418	$1,067,908
Ronald G. Smith	$649,042	$1,190,344
C. Dandridge Massey (2)	$437,885	$770,239
(1)    The 2022 target incentive is based on multiplying the NEO’s bonus opportunity percentage achieved by the actual salary paid to the NEO during 2022. Using the actual salary paid accommodates changes in base salary, should any change occur, throughout the year.
(2)    Mr. Massey’s target incentive and total incentive received are pro-rated based on his hire date of May 9, 2022. In addition to his pro-rated annual incentive, Mr. Massey received a one-time $630,000 sign-on bonus, paid in cash at the time of his commencement of employment.

Long Term Incentive Plan (“LTIP”). The CHR Committee believes long-term incentive compensation plays an important role in linking incentives to risk outcomes or aspects of performance that become apparent only with the passage of time. The responsibilities of our NEOs are largely strategic in nature, and while our NEOs diligently work to understand and mitigate risks, the actual outcomes of many of the business actions taken will not be certain for extended periods of time. For this reason, long-term incentive compensation is the largest portion of our executive compensation program for NEOs.
2022 Long Term Incentive Plan Grants. The CHR Committee met independently with its compensation consultant to review the long-term incentive grant target for Mr. J. Turner. After comparing Mr. J. Turner’s total compensation target to that of other CEOs within our compensation peer group, the CHR Committee determined the value of Mr. J. Turner’s long-term compensation target would remain unchanged compared to the prior year.
In setting the value of the long-term incentive compensation for our other NEOs, the CHR Committee reviewed recommendations from Mr. J. Turner for his direct reports and consulted with its independent compensation consultant. Changes in value from the prior year for other NEOs included an increase of $200,000 in the target for Mr. Smith, resulting in a 2022 award of $1,200,000. This change was approved based on an analysis of competitive market data for the NEO’s position and in recognition of ongoing performance and

2023 Proxy Statement	71

COMPENSATION DISCUSSION AND ANALYSIS
contributions to Company success. On February 23, 2022, the CHR Committee approved the total grant values for NEOs and set a future grant date of April 1, 2022, in keeping with our normal business practices and schedules.
The value of long-term incentive grants for Mr. D. Turner and Mr. Lusco remained unchanged from the prior year.
The table below presents the targeted economic value of the grants awarded by the CHR Committee to Mr. J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Smith on April 1, 2022, and the division of the grant between each long-term component:

Name		Total Targeted LTIP Economic Value (1)	Value of RSUs (2)	Value of PSUs (2)	Value of PCUs
John M. Turner, Jr.	ó	$5,250,000	$1,750,000	$1,750,000	$1,750,000
David J. Turner, Jr.	ó	$1,500,000	$500,000	$500,000	$500,000
C. Matthew Lusco	ó	$1,200,000	$400,000	$400,000	$400,000
Ronald G. Smith	ñ	$1,200,000	$400,000	$400,000	$400,000
C. Dandridge Massey (3)	New hire effective May 9, 2022. See footnote 3 for details.
(1)     Economic value is determined by dollar amount in early 2022.
(2)    As discussed below and in the tables on pages 86 and 88, executives were granted awards on April 1, 2022, using the 30-day average stock price to determine the number of shares granted as RSUs and PSUs.
(3)    Per his employment offer letter, Mr. Massey was granted a one-time award of RSUs with an economic value of $1,000,000 on July 1, 2022, using the closing stock price on the date of grant to determine the number of shares granted. The award is subject to continued employment and will vest ratably on the first, second, and third anniversary of the date of grant.

Long Term Incentive Program Components. Our long-term incentive program is designed to drive long-term performance, enhance retention, align interest with shareholders, and address longer-term risk concerns. Grants to NEOs are split equally among the following three components, each designed to support a distinct goal of our compensation philosophy:
•Restricted Stock Unit Awards (“RSUs”),
•Performance Stock Unit Awards (“PSUs”), and
•Performance Cash Unit Awards (“PCUs”).
RSUs represent one-third of the award and include a three-year service-based vesting requirement, which means that the awards will generally not vest unless the NEO remains employed until April 1, 2025, the third anniversary of the grant. The CHR Committee has chosen to include RSU grants in the design of the program because they encourage retention of executives while also closely tying executive interests to those of shareholders. While vesting is service-based, the CHR Committee has added an additional risk-based vesting requirement to support decisions that protect the safety and soundness of the Company. In the event that Regions does not continually meet standards for liquidity and capital deployment throughout the entire vesting period, up to 40 percent of the award may be forfeited, regardless of meeting the service requirement.
PSUs and PCUs are performance-based awards and equally comprise the remaining two-thirds of the award. PSUs and PCUs can be earned between zero percent and 150 percent of target depending on the level of achievement.
The CHR Committee has chosen to split the performance-based portion of the award between these two types of grants in order to incent executives to superior performance, but also limit leverage that might encourage excessively risky behavior of executives. PSUs require performance hurdles to be met to establish the number of shares ultimately paid under the award. In addition, since the award is delivered in shares of stock of the Company, its value is tied to company performance and shareholder interest through stock price performance creating what is often referred to as “double leverage.”
PCUs include the same performance hurdles, but since they are denominated in cash rather than stock, there is less upside and downside opportunity in these grants giving them a lower risk profile than that of PSUs. The CHR Committee believes splitting performance-based awards between these two vehicles with different risk profiles is in the best interest of the Company and shareholders. The CHR Committee also believes the PSU and PCU awards should be subject to the service vesting and safety and soundness requirements; therefore, just like RSUs, these awards include a three-year service-based vesting requirement and are subject to the standards and forfeiture provisions related to liquidity and capital deployment requirements, as described above.
Performance measures. The performance measures included in the PSU and PCU awards are chosen because they are operating measures that: (i) are critical to the long-term success of the Company, (ii) are transparent to shareholders and the NEOs, and (iii) create healthy tension between profitability and the quality of earnings, which is important to shareholder value. Additionally, performance goals are based on anticipated capital distribution plans as submitted to our bank regulators through the Comprehensive Capital Analysis and Review (“CCAR”) process and approved by the Board. As a result, management has little discretion in altering capital plan actions which, in turn, limits their ability to impact executive compensation.
Weighting of Metrics. Generally, each metric is weighted equally and measured based upon both absolute performance against Company goals over the three-year performance period and an evaluation of relative performance as compared to our peers. We do this through the use of a matrix where the “X” axis represents our performance against the absolute goals we set for ourselves over the performance period, and the “Y” axis represents our performance against banks selected as our performance peer group using these same measures.

72	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Balancing of Absolute and Relative Performance. By establishing absolute goals within a range of outcomes, coupled with performance against banks in our performance peer group, a matrix mitigates some of the challenges associated with setting precise goals that could incent imprudent risk taking by executive officers and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement.
The design of the long-term incentive plan, as determined in early 2022, is structured as follows:

Plan	Long-Term Incentive Plan

Grant Types	33.33% Restricted Stock Unit Awards	66.67% Performance Based Awards

		33.33% Performance Share Unit Awards	33.33% Performance Cash Unit Awards

Performance Metrics	Value may change based on stock price	50% Return on Average Tangible Common Equity (1) Compared against internal goals (50%) and peer performance (50%)	50% Cumulative Compounded Diluted Earnings Per Share Growth (1) Compared against internal goals (50%) and peer performance (50%)

Safety & Soundness Requirements	Capital & Liquidity Thresholds (up to -40%)
(1) See descriptions below for how the absolute and relative components of the metrics are calculated.
2022 LTIP Design. On February 23, 2022, the CHR Committee approved the 2022-2024 LTIP design using two performance metrics, Return on Average Tangible Common Equity (“ROATCE”) and cumulative compounded diluted Earnings Per Share Growth (“EPS Growth”), both adjusted for compensation purposes and further described below. The inclusion of EPS Growth returns the program to pre-2020 design. The design and its associated goals were determined by considering financial and operational expectations related to our strategic planning process for the January 1, 2022, through December 31, 2024, performance period. The CHR Committee also determined the grants would be made on April 1, 2022. Additional performance details include the following:
•Performance Metrics – Given the diminishing effects of economic disruption and uncertainty caused by the pandemic, the CHR Committee determined that the 2022 performance-based grants would return to being measured using the two metrics utilized prior to 2020, ROATCE and EPS Growth. In making its decision, the CHR Committee noted that given market expectations, EPS growth was expected to stabilize during this performance period and that both measures remained the most critical long-term performance metrics to align management with shareholder value creation.
•Performance Measurement – In measuring performance, the CHR Committee determined that ROATCE and EPS Growth would be measured utilizing a performance matrix that considers both absolute and relative performance, each with an equal weight of 25 percent. Absolute performance requirements would be based on the expectations for Regions’ own three-year business plan while relative performance would be measured against the performance of peers along a continuum that ranges from zero to 150 percent of target.
•Evaluating Relative Performance – At the conclusion of the three-year performance period, the performance peer group is ranked from highest to lowest performance and Regions’ relative ranking is calculated as a percentile (see page 80 for a detailed description of the performance peer group). Based on the current 14 banks in the peer group (Regions included), Regions’ ranking must be at least seventh (i.e., performance must be better than half of peers) to receive payout above target. A ranking of eighth would yield payout below target. Payouts for in-between performance would be calculated using straight-line interpolation.
•Calculation of Performance Metrics – In continued response to the 2020 CECL accounting changes and in keeping with the annual cash incentive plan design, the CHR Committee sought to insulate incentive performance from volatility related to CECL credit loss provisioning. As a result, net charge-offs, which is a more normalized measure reflecting actual performance, was substituted for provisions in the absolute performance calculation for both ROATCE and EPS Growth to neutralize and protect against the potential of a windfall due to the release of CECL-related credit loss provisions. Relative performance against peers for both metrics will be determined on a traditional GAAP basis, with the exception of the base year (2021) for EPS Growth. Due to the fact that reported 2021 results were not reflective of normalized earnings, the EPS Growth base year will be adjusted in the same manner as absolute performance, utilizing net charge-offs in place of provision expense.
The following matrices set forth how the performance of ROATCE and EPS Growth for compensation purposes translates into the ultimate payout level of the PSUs and PCUs granted in 2022:

2023 Proxy Statement	73

COMPENSATION DISCUSSION AND ANALYSIS

ROATCE Metric — 50% Weight
	Peer Group		Payout Opportunity for ROATCE Goal
Relative ROATCE (3-year Average)	Max	75 %ile	50%	75%	100%	125%	150%
	Target	50 %ile	25%	50%	75%	100%	125%
	Thresh.	25 %ile	0%	25%	50%	75%	100%
			Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target
			Regions’ Absolute Adjusted ROATCE (3-year average)

EPS Growth Metric — 50% Weight
	Peer Group		Payout Opportunity for EPS Growth Goal
Relative EPS Growth (3-year cumulative CAGR)	Max	75 %ile	50%	75%	100%	125%	150%
	Target	50 %ile	25%	50%	75%	100%	125%
	Thresh.	25 %ile	0%	25%	50%	75%	100%
			Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target
			Regions’ Absolute Adjusted EPS Growth (3-year cumulative CAGR)
			”CAGR” - Compound Annual Growth Rate
Performance targets and the payout percentages generated for each level of long-term incentive performance are determined each year by the CHR Committee based on Company budgets and goals, as well as known prevailing economic conditions. We do not disclose the internal absolute performance targets set for the three-year performance period in the above matrix because such disclosure could be construed as earnings guidance. The CHR Committee believes the target levels for absolute performance are challenging, yet achievable. While we do not disclose forward-looking goals, we commit to disclosing target performance and performance achievement in the CD&A each year as performance awards vest. Though the matrix above does not include goals, it demonstrates the expectation of a zero percent payment if we do not meet approximately one-half of the cumulative amount projected, as part of our strategic planning process, for the three-year period ending December 31, 2024.

74	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Payout of 2020-2022 Performance-Based Awards and Differences in SEC Reporting Requirements and How the CHR Committee Views Compensation
It is important to note that the CHR Committee considers LTIP awards as compensation for the year in which the award is granted. As a result, there are multiple differences between how the CHR Committee views compensation and the SEC reporting requirements that impact this year’s Summary Compensation Table. These differences are described below:

•The CHR Committee considers the entirety of the 2022-2024 LTIP award as compensation given to the NEOs at the time of the grant – in April 2022. In contrast, the SEC views only the equity denominated portion of the award to be 2022 compensation and will not consider the performance-based cash unit awards (PCUs) to be compensation until the end of the performance period when the LTIP awards fully vest. Due to this difference, the equity denominated awards (PSUs and RSUs) are reported in the Summary Compensation Table under the “Stock Awards” column in the year the grant is made. However, the PCUs, with the same performance period and vesting date, will not be reported as compensation until the value of the cash is earned at the end of the performance vesting period in 2024.
•An additional difference between SEC reporting requirements and the CHR Committee’s view of compensation relates to the reported value of stock-based awards. The SEC rules require that companies report the value of equity-denominated awards in the “Stock Awards” column of the Summary Compensation Table in the year they are granted. This is the same way the CHR Committee considered these awards. However, there is a difference in the values noted in the table below and the values reported in the Summary Compensation Table due to the way we determine the number of shares each NEO will receive after the CHR Committee has established the monetary value of an award. To determine the number of PSUs and RSUs, we divide the monetary award value by the 30-day average closing price of Regions common stock prior to the grant date to minimize any impact of day-to-day stock price changes on the number of shares granted. The 30-day average for 2022 was $22.73. SEC rules require us to report in our tables, however, the grant date fair value of shares. For grants made in 2022, the fair value for RSUs and PSUs was the closing price on the date of grant, which was $21.47 per share.
•The CHR Committee considers the entirety of the 2020-2022 LTIP award as compensation given to the NEOs at the time of the grant – in April 2020. However, the SEC requires awards denominated as cash awards (such as Regions PCUs) be reported in the year that they vest, rather than in the year they are granted. As such, the Summary Compensation Table on page 86 includes the value of the 2020 PCU awards in its totals and does not include the similar grant values from PCUs granted as a part of the 2022 grant cycle described on pages 73-74.
To understand the value reported in the Summary Compensation Table related to PCU awards, following is a summary of the 2020 award. The 2020 PCU award was subject to a three-year performance period that ended at December 31, 2022. The following table sets forth the performance metrics achieved for the performance period and the percent of target earned by NEOs as of the end of 2022:

		2020 - 2022 Performance-Based Award Results
Performance Metrics and Weights		Target	Performance	Payout	Weight	Payout % of Target
Absolute Adjusted ROATCE (1)	50%	11%	18.54%	150%	100%	150%
Relative ROATCE	50%	50th percentile	96th percentile
Final Results						150%
(1) Non-GAAP measure - see reconciliation for LTIP metrics in Appendix B.

In addition to the performance metrics listed above, Regions met the standards for liquidity and capital deployment throughout the 2020-2022 vesting period; therefore, no adjustment was made to the award.

		Name		2020 Target PCUs Granted ($)	Payout % of Target	Value of PCUs Received ($)
		John M. Turner Jr.		1,666,667	150%	2,500,001
		David J. Turner, Jr.		466,667	150%	700,001
		C. Matthew Lusco		400,000	150%	600,000
		Ronald G. Smith		300,000	150%	450,000
		C. Dandridge Massey		n/a	n/a	n/a

For further information, page 67 includes an alternative compensation table that details the way the CHR Committee views the compensation decisions made for 2022.

2023 Proxy Statement	75

COMPENSATION DISCUSSION AND ANALYSIS
Other Benefits and Perks

In addition to the compensation elements described above, NEOs participate in limited perk programs and other benefits programs, many of which are available to all associates.
Regions Retirement Programs. Regions sponsors two types of retirement programs: defined benefit and defined contribution retirement programs, each made up of tax-qualified and nonqualified plans. The operation of these retirement plans and the value of the benefits that NEOs accrue under these plans are described below and in the discussion that accompanies the Pension Benefits and Nonqualified Deferred Compensation tables and the Summary Compensation Table.
(1) Defined benefit plans. The Regions Financial Corporation Retirement Plan for Associates (the “Retirement Plan”) and Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“SERP”) are defined benefit plans. While participation requirements were impacted over time due to several corporate transactions, the Retirement Plan and the SERP generally were closed to new participants as of 2007.
The Retirement Plan is a tax-qualified plan under Section 401(a) of the U.S. Internal Revenue Code of 1986 (“IRC”). NEOs participating in this plan participate on the same basis as all associates.
The SERP is a nonqualified plan that provides benefits to a limited number of senior officers of the Company, including three of our NEOs. The SERP provides benefits that serve to attract and retain high-quality senior executive talent. There are two types of retirement benefits in the SERP: a regular benefit and a benefit calculated under an alternative target formula. The regular benefit is calculated using the same formula as the Retirement Plan with the following differences: (1) uses a “final average earnings” formula that averages base earnings and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) allows for a maximum of 35 years of service.
The alternative target benefit includes a more generous formula for determining retirement benefits and was designed to be highly retentive as it includes significant vesting requirements as determined by the CHR Committee. The current NEOs who benefit from this formula must generally work for the Company for a minimum of 10 years and must reach age 60 before the alternative target benefits vest. Any termination of employment (except in the case of death, disability, or a change-in-control) prior to reaching age 60 with a minimum of 10 years of service will result in a forfeiture of amounts attributable to the alternative target benefit in excess of the regular benefit. A limited number of executives are eligible for an alternative target benefit in the SERP.
The following is a brief description of each NEO’s participation in these plans:
Mr. John Turner - Mr. J. Turner through his prior service is a participant in the Retirement Plan with 9 years of credited service and is no longer accruing additional benefits under that plan. Upon his rehire by the Company, Mr. J. Turner began participation in the SERP under which he has 12 years of credited service and receives the alternative target benefits outlined above. Having met the age and years of service requirements, Mr. J. Turner is vested in the SERP as well as the previously accrued Retirement Plan.
Mr. David Turner - Mr. D. Turner has 17 years of credited service with the Company and participates in both the Retirement Plan and the SERP. His benefits are determined using the regular benefit calculations previously discussed, and he is not eligible for the alternative target benefit. Having met the age and years of service requirements, Mr. D. Turner is vested in both the Retirement Plan and the SERP.
Mr. Lusco - Mr. Lusco has 12 years of credited service. He does not participate in the Retirement Plan but does participate in the SERP. His benefit is subject to significant retentive vesting requirements and is calculated using the regular benefit calculations previously discussed. He is not eligible for the alternative target benefit. Having met the age and years of service requirements, Mr. Lusco is vested in the SERP benefit.
Mr. Smith - Mr. Smith is a participant in the Retirement Plan and was a participant in the SERP until November 2021. Mr. Smith has accrued the maximum (30) years of credited service allowed under the Retirement Plan. In November of 2021, as permitted under the SERP, Mr. Smith elected to freeze participation and to transfer the lump sum value of the benefit to a non-qualified defined contribution account under the Excess 401(k) Plan maintained by the Company. Prior to the transfer, Mr. Smith had accrued the maximum (35) years of credited service allowed under the SERP. His SERP benefits were determined using the regular benefit calculations previously discussed, and he was not eligible for the alternative target benefit. Mr. Smith is vested in the Retirement Plan and was vested in the SERP at the time of transfer.
Mr. Massey - Mr. Massey does not participate in either plan and is not accruing any pension benefit from the Company. Mr. Massey participates in the 401(k) Plan.
Pension Benefits Compensation. The Pension Benefits description and table include a more detailed description of retirement benefits and a calculation of the value of pension benefits for each NEO. In addition, the Summary Compensation Table provides a value that represents the change in the lump sum value of pension benefits from 2021 to 2022. Several factors influence the calculation of this change. For most participants, the change is a result of additional years of service, the passage of time, and changes in the discount rate and mortality table. While each contributed to different degrees to the pension benefit increases reported in the Summary Compensation Table, some of the more notable factors in this year’s change include:
•Specifically with respect to Mr. J. Turner’s pay, over time his compensation has been appropriately increased to an amount commensurate with his new role and responsibilities. Our SERP benefit formula is a “final average earnings” formula using the highest three consecutive years of eligible compensation. As a result, increases in eligible compensation can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three-year average calculation.

76	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Understanding the Annual Change in Pension Value

No additional pension benefits	•2022 annual change in pension value is not due to any modifications to the existing pension program or formulas.
•Regions’ Retirement Plan was closed to new participants in 2007; only approximately 13 percent of our associates remain participants in the plan.

Annual changes primarily driven by macroeconomic and non-performance factor changes	•For most participants, the change is a result of an additional year of service, the passage of time, and changes in the discount rate and mortality table.
•Traditional pension plans are extremely sensitive to interest rate changes, which are macroeconomic factors out of the Company’s control.
•Unlike the annual and long-term incentive plans, which are performance based, pension values are driven mostly by non-performance factors.
•Our SERP benefit formula is a “final average earnings” formula using the highest three consecutive years of eligible compensation. As a result, increases in eligible compensation can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three-year average calculation.

(2) Defined contribution plans. The Regions Financial Corporation 401(k) Plan (“401(k) Plan”) and Regions Financial Corporation Non-Qualified Excess 401(k) Plan (“Excess 401(k) Plan”) are defined contribution plans that allow eligible associates to contribute a portion of their total base and annual incentive compensation on a pre-tax basis into accounts that are held and invested on a tax-deferred basis, or in a Roth account in the case of the 401(k) Plan, until termination of employment or retirement. The 401(k) Plan is a tax-qualified retirement plan under Section 401(a) of the IRC in which all eligible associates can participate, while the Excess 401(k) Plan is a nonqualified plan for certain associates whose participation in the 401(k) Plan is generally limited due to the qualified plan’s compensation and contribution limits.
The Company makes a contribution to the 401(k) Plan (and a deemed contribution to the Excess 401(k) Plan) equal to the deferral rate elected by the participant up to a maximum of 5 percent of pay. In addition to the matching contribution, the Company provides a non-contributory 2 percent of pay allocation to the 401(k) Plan (and a deemed 2 percent of pay allocation to the Excess 401(k) Plan) for any associate who does not accrue a benefit in the Retirement Plan. In 2022, Mr. J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Smith participated in these plans and received the Company matching contribution of 5 percent of pay. Mr. J. Turner and Mr. Lusco receive the 2 percent non-contributory contribution in the 401(k) Plan since they are not accruing benefits in the Retirement Plan. Though Mr. Massey participates in the 401(k) Plan, he has less than one year of credited service and was not eligible to receive the Company matching contribution of 5 percent of pay nor participate in the Excess 401(k) Plan for 2022. No NEO receives the 2 percent non-contributory contribution in the Excess 401(k) Plan.
Perquisites. Our NEOs are eligible to participate in employee benefit programs generally available to all associates. While we generally do not offer a broad range of perks to our NEOs, we have provided certain personal benefits that are not available to other associates. The CHR Committee regularly reviews the perks available to executive officers to determine whether these programs continue to serve the purpose of benefiting the Company and has historically discontinued programs that it determines are not based on sound business rationale.
In General. In 2022, NEOs continued to be eligible for financial planning services, Company-provided security monitoring for private residences, certain relocation benefits, and enhanced coverage for annual physicals. Additionally, the Company may maintain memberships in organizations that certain executive officers may utilize for business entertainment purposes. These memberships are provided because we believe that they serve a necessary and reasonable business purpose. It is expected that executive use will always involve a bona fide business purpose. The total cost of these perquisites to the Company represents an immaterial portion of total compensation. Any special benefits our NEOs received are included in the Summary Compensation Table.
Use of Corporate Aircraft. The use of corporate aircraft is subject to a formal program, approved for 2022 by the CHR Committee and the NCG Committee, that sets forth the criteria and procedures applicable to its use.
It has long been our policy to require our CEO to use corporate-owned or other non-commercial aircraft for business travel when possible. The policy allows our CEO to use corporate-owned aircraft for personal travel up to a maximum value of $100,000 per year. In the event the value of personal use (as measured based on the incremental cost of operating the aircraft) exceeds $100,000 in any year, our policy requires the CEO to reimburse the Company the full incremental cost of operating the corporate aircraft.
Mr. J. Turner is subject to an Aircraft Time Sharing Agreement with the Company that governs the terms and conditions of personal use of the corporate aircraft. Although the policy and the agreement allow for personal use without cost up to $100,000 per year, Mr. J. Turner’s 2022 personal use of corporate aircraft was $59,250. Additionally, the Board authorized the CEO to make corporate-owned aircraft available for the personal travel of other Company associates on a limited basis, such as in the event of emergency or when personal use may be in the best interest of the Company due

2023 Proxy Statement	77

COMPENSATION DISCUSSION AND ANALYSIS
to either efficiency or safety concerns. No other NEO utilized the corporate aircraft for personal use in 2022.
Tax Liabilities. Any perquisites that result in a personal benefit are imputed as income to the executive in accordance with
Internal Revenue Service rules. NEOs are personally responsible for all taxes on this income. The Company does not gross up the income to cover taxes for NEOs.

Compensation Framework, Policies, Processes, and Risk Considerations

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is composed of independent non-employee Directors, with considerable experience in executive compensation matters, and who are not eligible to participate in any of the management compensation programs or other employee benefit or compensation plans of the Company, except for grants of equity compensation under the Company’s LTIP pursuant to the Director Compensation Program. Directors who served as members of the CHR Committee during 2022 include:
Members serving the entire year:
Samuel A. Di Piazza, Jr., Chair
Ruth Ann Marshall
Timothy Vines
Members serving a partial year:
Don DeFosset - until April 20, 2022
Zhanna Golodryga - until June 30, 2022
J. Thomas Hill - beginning July 1, 2022
Joia M. Johnson - beginning July 1, 2022
Each CHR Committee member has been affirmatively determined to be independent as defined by NYSE rules, applicable SEC rules and regulations, and our Corporate Governance Principles’ considerations. The CHR Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at ir.regions.com/governance.
Committee Meetings. The CHR Committee holds meetings as often as it deems necessary to perform its duties and responsibilities, but not fewer than three times a year. Although many compensation decisions are made in the first quarter of the year, as outlined in the Compensation-Setting Process and Timeline section, the decision-making process is continuous and neither ends nor begins with any one meeting. During 2022, the CHR Committee met six times to review, discuss, and approve compensation decisions for the Company and held one joint meeting with the Risk Committee.
The CHR Committee asks its independent compensation consultant to attend all regularly scheduled meetings, as well as some of the CHR Committee’s special meetings. Other outside advisors, including legal counsel, may also attend meetings when members feel additional guidance on specific topics may be beneficial. Meetings are typically attended by the CEO, Chief Administrative and Human Resources Officer, Head of Total Rewards, and Chief Governance Officer. The CFO and CRO attend meetings when Company budget and performance information or incentive plan design is presented. As previously noted, at least one joint meeting of the CHR Committee and the Risk Committee is held each year. During this joint meeting, representatives from the Risk Management Group, including the CRO, review associate conduct and a comprehensive risk assessment of the Company’s incentive plans, including both plans that cover executive officers, as well as plans that cover other associates of the Company.
Throughout 2022, the CHR Committee heard from other executives in relation to human capital management and other topics of interest. Additionally, every CHR Committee meeting includes an executive session without the participation of any member of the executive management team. The independent compensation consultant typically participates in a portion of these executive sessions.
Compensation Consultant Disclosure

During 2022, the CHR Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to provide independent information and consultation regarding the design and implementation of our executive compensation programs. Cook & Co. is a nationally recognized compensation consulting firm serving a large number of Fortune 500 companies and is engaged by and performs work solely for the CHR Committee.
It is the CHR Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective.
Annually, and most recently in December 2022, the CHR Committee considers the independence of Cook & Co. in light of current SEC rules and NYSE listing standards. The CHR Committee requested and received a letter from Cook & Co. addressing its independence, including the following factors:
•other services provided to Regions by Cook & Co.;
•fees paid by Regions as a percentage of Cook & Co.’s total revenue;
•policies or procedures maintained by Cook & Co. that are designed to prevent a conflict of interest;
•any business or personal relationships between the individual consultants involved in the engagement and a member of the CHR Committee;
•any Regions equity securities owned by the individual consultants involved in the engagement and certain of their family members; and
•any business or personal relationships between Regions’ executive officers and Cook & Co. or the individual consultants involved in the engagement.
The CHR Committee discussed these considerations and concluded that no conflict of interest exists.
Cook & Co. reports directly to the CHR Committee and engages with the CHR Committee Chair and members without

78	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
the presence of management. Additionally, they work with Regions’ management, at the direction of the CHR Committee, to obtain information and further the CHR Committee’s goals. Cook & Co. does no work for executive management and provides no other services to Regions. The scope of services provided by Cook & Co. for the CHR Committee during 2022 included:
•Attending all CHR Committee meetings;
•Advising the CHR Committee regarding matters related to executive succession planning, retirement, and transition;
•Providing the CHR Committee with analysis of competitive market data to assist in establishing target levels for compensation components, such as base salary levels, annual incentives, long-term performance awards, and benefit levels for executive management;
•Assisting the CHR Committee with the evaluation and establishment of the design and construct of the short-term and long-term incentive programs for 2022, including values, opportunity levels, performance metrics, targets (including thresholds and maximums), performance curves, peer group comparisons, and risk mitigants to be included in the plan;
•Advising the CHR Committee with respect to year-end compensation determinations based on performance evaluations and other factors, including succession planning and related considerations;
•Providing competitive market practices regarding Director compensation targets and programs;
•Advising the CHR Committee regarding regulatory and compliance issues and the development of leading best practices and market competitive information with respect to compensation guidelines established by the SEC, the Federal Reserve, and other banking regulatory bodies; and
•Providing current trend information on industry and executive compensation issues.
Other than advising the CHR Committee as described, Cook & Co. did not provide any services to the Company in 2022.
Other Policies and Practices Impacting Compensation Decisions

Use of Peer Groups for Benchmarking Purposes. The CHR Committee utilizes two peer groups: one to benchmark executive compensation and one to benchmark corporate performance. Although the peer groups are similar, the CHR Committee believes compensation measures should be reviewed against financial institutions with executive positions that are most similar in breadth and scope to Regions and represent the financial institutions that compete with Regions for our top executive talent while performance is more appropriately measured against a broad group of financial institutions that investors would consider in competition with Regions for their investment dollars. In conjunction with its independent compensation consultant, the CHR Committee reviews both peer groups each year.
Compensation Peer Group. In determining the competitiveness of compensation compared to the market, the CHR Committee, with the assistance of its independent compensation consultant, regularly reviews the compensation of our executive officers against the Company’s compensation peer group and against survey data from a larger segment of companies within the financial services industry. While we do not specifically benchmark each individual Regions position to specific job matches within these peer companies, we use the information from these peers to assist the CHR Committee in evaluating the competitiveness of the compensation of our executive team including the NEOs covered in this proxy statement.
The CHR Committee believes that peer group construction revolves around finding a balance between including relative companies that match in size and focus and enough companies to make comparisons meaningful. The companies listed below are those that the CHR Committee believes are appropriate for compensation benchmarking purposes due to industry, asset size, revenue, and market capitalization.
When evaluating the compensation peer group for 2022 plans and pay levels, the CHR Committee’s independent compensation consultant recommended no change to the compensation peer group; however, it was noted that TD Bank Group announced the acquisition of First Horizon Corporation in February 2022. Upon close of the transaction, First Horizon Corporation will be removed from the peer group. After reviewing the existing group and recommended action, the CHR Committee elected to approve the compensation peer group as proposed. The 2022 compensation peer group is presented below:

2023 Proxy Statement	79

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Peer Group
Company	12/31/2022 Assets ($ in millions)	12/31/2022 Market Cap ($ in millions)
U.S. Bancorp	674,805	66,767
PNC Financial Services Group, Inc.	557,263	63,334
Truist Financial Corporation	555,255	57,093
Capital One Financial Corporation(1)	455,249	35,446
Citizens Financial Group Incorporated	226,733	19,381
Fifth Third Bancorp	207,452	22,422
M&T Bank Corporation	200,730	24,556
KeyCorp	189,813	16,259
Huntington Bancshares Incorporated	182,906	20,347
Regions Financial Corporation	155,220	20,137
Zions Bancorporation	89,545	7,308
Comerica Incorporated	85,406	8,755
First Horizon Corporation	78,953	13,157
Synovus Financial Corporation	59,731	5,463
(1) Not included in the Performance Peer Group.

In addition to reviewing compensation peer group information annually, the CHR Committee’s independent compensation consultant periodically reviews the Company’s total compensation program against broader financial services industry survey data compiled by other sources (including compensation surveys prepared for the financial services industry by McLagan, a leading performance/reward consulting and benchmarking firm focused specifically on the financial services industry). All of this information is used by the CHR Committee when it considers the competitiveness and appropriateness of the amount and composition of pay at Regions.
Performance Peer Group. For purposes of measuring relative performance under our long-term incentive plan, we use a peer group that is slightly different from the one utilized for compensation analysis. The key driver for performance peer group selection is business similarities. The CHR Committee looks for a focus on retail, consumer, and corporate banking with a regional/geographic focus. Though the CHR Committee also considers size, it is not a key determining factor due to its lack of material impact on performance comparisons, especially when related to its impact on compensation comparisons. The CHR Committee elected to approve the performance peer group without changes for 2022. The 2022 performance peer group is presented below:

Performance Peer Group
Company	12/31/2022 Assets ($ in millions)	12/31/2022 Market Cap ($ in millions)
U.S. Bancorp	674,805	66,767
PNC Financial Services Group, Inc.	557,263	63,334
Truist Financial Corporation	555,255	57,093
Citizens Financial Group Incorporated	226,733	19,381
Fifth Third Bancorp	207,452	22,422
M&T Bank Corporation	200,730	24,556
KeyCorp	189,813	16,259
Huntington Bancshares Incorporated	182,906	20,347
Regions Financial Corporation	155,220	20,137
Zions Bancorporation	89,545	7,308
Comerica Incorporated	85,406	8,755
First Horizon Corporation	78,953	13,157
Synovus Financial Corporation	59,731	5,463
Hancock Whitney Corporation(1)	35,184	4,159
(1) Not included in the Compensation Peer Group.

The above-noted peer groups are not the same as the group of companies that comprise the S&P 500 Banks Index, which is the index included in the stock performance chart presented in
Regions’ Annual Report on Form 10-K for the year ending December 31, 2022, and repeated in the Proxy Summary section of this proxy statement. Each of these peer groups

80	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
represents a smaller group of financial institutions tailored primarily by asset size, core business services, geographic similarity, and alignment to the principles for each type of measurement.
Say-on-Pay. Regions understands that shareholders, regulators, and other stakeholders have a strong interest in executive compensation and attempts to balance the interests of these constituencies in the design and execution of our executive compensation program. In accordance with the vote of our shareholders, we provide an annual Say-on-Pay advisory vote regarding executive compensation. This year’s proposal is included as Proposal 3.
In our 2022 Say-on-Pay vote, 92.8 percent of votes were cast in favor of our executive compensation program. Historically, the result of Say-on-Pay votes generally indicated strong support among shareholders for our compensation framework, our pay-for-performance approach, and the overall design of our compensation program. Based on shareholder feedback, Regions made balanced enhancements to our 2022 disclosures and our incentive plans without making significant changes to our overall program. For additional information, see the Shareholder Responsiveness section on page 64.
We will continue to monitor the results of future advisory votes on compensation and take feedback from our shareholder outreach program into consideration when assessing compensation design and disclosure matters in the future.
Clawbacks. It has long been the CHR Committee’s practice to review past awards in light of any material restatement of our financial results. As such, we continue to review and strengthen our policies with respect to the recoupment of prior incentive compensation awards or adjustment of future awards in these events. The CHR Committee annually reviews a formal clawback policy that applies to each of our NEOs, as well as a number of other officers of the Company (each a “Covered Officer”). The policy permits the Company to clawback incentive compensation awarded, paid or payable, within the three years prior, ending on the triggering event under the policy.

Regions’ Clawback Policy is reviewed at least annually by the CHR Committee.
In the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under either GAAP or federal securities law, or the Company subsequently finds that the financial information or performance metrics used to determine the amount of incentive compensation for a prior period is materially inaccurate, the Company may seek repayment of incentive compensation or require the forfeiture or reduction of outstanding or future cash and equity-based incentive compensation as may be determined by the CHR Committee.
In addition to allowing for clawback in the case of financial restatement or materially inaccurate performance metrics, the policy allows the Company to recoup cash and equity-based incentive compensation in the case of misconduct of a Covered Officer. In 2022, the policy was updated to also allow recoupment in the case of failure to supervise by a Covered
Officer. In either event, the Company may recoup incentive compensation regardless of whether or not there is an accompanying financial restatement, to the extent any performance or vesting period for such incentive compensation overlapped in whole or in part with, or was exercised during, the period of misconduct. Our clawback policy will be updated to comply with the final clawback rule that is adopted by the NYSE.
For purposes of the policy, misconduct is defined as: (i) knowing violation of federal, state or local law, rule, or regulation; (ii) material breach of any written Company policy or covenant between Regions and the Covered Officer; (iii) disclosure of the Company’s confidential information or trade secrets; or (iv) commission of an act of fraud, dishonesty, or recklessness in the performance of the Covered Officer’s duties, which is not in good faith and subjects the Company to excessive risk or financial loss or materially disrupts, damages, impairs, or interferes with the business of the Company. For purposes of the policy, failure to supervise is defined as a failure by the Covered Officer, in a supervisory role, to properly (i) supervise behaviors by subordinates likely to cause reputational harm or result in improper risk behavior or (ii) identify, escalate, monitor or manage a subordinate’s misconduct or risk behavior, in each case which subjects the Company to excessive risk or financial loss or materially disrupts, damages, impairs or interferes with the business of the Company.
Regulatory Oversight and Risk Governance. As a bank holding company, we must comply with various regulatory requirements. The Federal Reserve adopted guidelines on incentive compensation for financial institutions that include the following three main principles:
•    Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on behalf of the banking organization;
•    A banking organization’s risk management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and
•    Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices including effective oversight by the Board.
In response to these guidelines, we established a governance and oversight process for the design, operation, and monitoring of our incentive plans that improves our ability to evaluate and reduce risk or to risk-adjust payouts under the plans. We created an internal cross-functional oversight committee with representation from risk management, finance, human resources, and legal to review, consider, and approve, as appropriate, certain higher risk plans. This cross-functional oversight committee also works with business group leadership to monitor the performance and effectiveness of all our incentive plans to ensure that they include features and metrics designed to discourage inappropriate risk-taking.
As a part of our oversight process, this internal oversight committee meets on a regular basis and provides a quarterly report to the CHR Committee with respect to the activities around incentive compensation management. In addition, at least once each year, the CHR Committee meets jointly with

2023 Proxy Statement	81

COMPENSATION DISCUSSION AND ANALYSIS
the Risk Committee, the CRO, and other members of the risk management team to receive a thorough risk assessment of each of our material incentive plans.

The risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.
In presenting the risk assessment, the CRO noted that the process of limiting risk starts with the Board setting the risk appetite of the Company, establishing policies, and implementing appropriate limits. The process then continues with management developing the policies and practices to ensure the Company operates within our risk appetite and avoids unnecessary or excessive risk. As described in the Relationship of Compensation Policies and Practices to Risk Management section, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, we consider the impact of the: (i) Board’s role in the determination of the overall risk profile and appetite; (ii) level of controls in place; and (iii) incentive programs, procedures, and governance activities we follow.
Equity Grant Policies and Practices. A grant of equity compensation to eligible key associates is generally made on an annual basis. Although the Company does not currently issue stock option grants under the 2015 LTIP, the plan requires that the exercise price for options be no less than the closing price of Regions common stock on the date of the grant in the event this practice resumes. The CHR Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all associates. As a part of that process each year, the CHR Committee will pre-establish a grant date for grants to eligible associates subject to the needs and business considerations of the Company. In keeping with long-standing practice, the equity grants to all eligible key associates were made on April 1, 2022.
The CHR Committee specifically approves all grants of equity compensation to executive officers and Directors, as well as other officers covered by Section 16(a) of the Exchange Act. The CHR Committee has delegated authority to the CEO to determine and approve annual grants, as well as modify outstanding grants, to other key associates within the limits and budgets established each year as part of the CHR Committee’s consideration of the annual grant program guidelines.
From time to time, the Company may find it necessary to issue special grants to new hires or other key associates outside of the normal grant process. The CHR Committee also has delegated authority to the CEO to determine the need for and value of these grants. For these grants, the CHR Committee’s policy provides that grants will be made on the first business day of the calendar quarter following the hire date or the determination for the need to grant an award for retention purposes. This timing was chosen to prevent even an appearance that either management or the associate could manipulate the pricing date and also to reduce the administrative and accounting burden that would be created by multiple grant dates. Any grants made by the CEO are reported to the CHR Committee on a regular basis each year.
Policy on Cash versus Non-Cash and Current versus Future Compensation. The CHR Committee does not maintain a stated policy that dictates cash versus non-cash compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the CHR Committee annually and reflects the CHR Committee’s best efforts to balance short-term and long-term objectives of the Company.
Stock Ownership Guidelines and Stock Retention Requirements. Regions has adopted stock ownership guidelines requiring executive officers and members of the Board to have a meaningful economic stake in Regions. These guidelines are designed to maintain stock ownership levels high enough to ensure our commitment to creating shareholder value. For purposes of meeting the guidelines, the following types of stock ownership are counted:
•Shares directly owned by the executive officer or Director without restriction;
•Restricted stock and stock units (except for those that may be subject to future performance requirements);
•Stock equivalents allocated through any deferred stock investment plan, as well as an executive officer’s shares held in a 401(k) Plan account and notionally held in an Excess 401(k) Plan account; and
•Shares held in trust for the benefit of the executive officer or his or her immediate family members.
Any executive officer who does not meet the ownership guidelines must retain at least 50 percent of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met. The equity stake of our NEOs and Directors is reflected in the beneficial ownership information contained in the Security Ownership of Directors and Executive Officers subsection of Ownership of Regions Common Stock.
The table below summarizes the stock ownership guidelines for our CEO and each of the NEOs (including their compliance with the guidelines as of February 21, 2023):

82	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Name	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount	Percent of Required Amount Owned
John M. Turner, Jr.	6 X Base Pay	$6,450,000	Yes	302%
David J. Turner, Jr.	3 X Base Pay	$2,070,000	Yes	398%
C. Matthew Lusco	3 X Base Pay	$1,815,000	Yes	222%
Ronald G. Smith	3 X Base Pay	$1,725,000	Yes	484%
C. Dandridge Massey (1)	3 X Base Pay	$1,800,000	No	68%
(1) Mr. Massey joined Regions effective May 9, 2022, and, upon vesting, must retain at least 50 percent of the after-tax value of any compensatory equity grant until such time as the ownership guidelines are met.

Other Policies Related to Stock Ownership (prohibitions against insider trading, hedging, and pledging of Regions securities). The Company has a long-standing General Policy on Insider Trading to guard against improper securities trading. Under the policy, no Director, executive officer, or other associate of Regions who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, buy or sell securities of the Company (other than pursuant to a previously approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of any material nonpublic information about Regions that they may have.

Regions’ policy prohibits hedging and the pledging of Regions equity securities as collateral.
Our General Policy on Insider Trading prohibits all associates from engaging in short-term or speculative trading in Regions securities, including engaging in any hedging transactions or short sales of Regions securities. The policy further prohibits transactions in puts, calls, or other publicly traded options, as well as any other derivative securities transactions conducted on an exchange or in any other organized market involving Regions securities. In addition to these broader prohibitions, our General Policy on Insider Trading further prohibits our
Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan. The policy’s prohibitions also cover transactions in Regions securities conducted by parties related to the Regions associate, executive officer, or Director, as applicable. This policy is reviewed and approved by the Board’s NCG Committee on an annual basis. For more information, see the Anti-Hedging and Anti-Pledging subsection of Ownership of Regions Common Stock.
Accounting for Stock-Based Compensation. Regions accounts for and reports stock-based compensation under our long-term incentive plans in accordance with the requirements of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. For further disclosure of Regions’ accounting for stock-based compensation, refer to Note 16, “Share-Based Payments,” to the consolidated financial statements included in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022.

Change-in-Control, Post-Termination, and Other Employment Arrangements

For competitive and fairness reasons, we believe it is important to protect key associates (including the NEOs) in the event of certain terminations of employment during a transition period following a change-in-control of Regions. The potential or actual occurrence of a change-in-control could create uncertainty regarding the continued employment of our NEOs and providing employment protection should eliminate, or at least significantly reduce, any reluctance of our executives to pursue potential transactions that may be in the best interests of our shareholders. To align the interests of our shareholders and our executives, we have entered into agreements with all NEOs that govern certain terms of their employment and compensation in the event of a qualifying termination after a change-in-control of Regions.
Change-in-Control Agreements. The change-in-control agreements entered into with our NEOs generally provide that during the two-year period following a change-in-control of Regions, if the NEO’s employment is terminated other than for “cause,” or if the NEO resigns for “good reason,” they would be paid accrued compensation and benefits, plus an amount equal to a specified multiple times the sum of the NEO’s base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs as well as a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding.
The Company entered into agreements that provide Mr. J. Turner with a three times multiple of pay upon termination following a change-in-control and provide Mr. D. Turner, Mr. Lusco, and Mr. Smith with a two times multiple of pay. If employment is terminated for “cause” or due to death, disability, or resignation other than for “good reason,” payments would be limited to accrued compensation and benefits under these agreements.
Agreements issued after February 2011 do not include any tax gross up payments under the excise tax provisions of IRC Section 4999. Mr. D. Turner and Mr. Smith have change-in-control agreements that were issued in 2007 and provide that additional payments may become due to avoid a negative tax

2023 Proxy Statement	83

COMPENSATION DISCUSSION AND ANALYSIS
consequence to the executive in the event any payment or benefit would cause the NEO to become subject to the excise tax imposed under IRC Section 4999. Mr. J. Turner and Mr. Lusco entered into agreements after February 2011, and therefore, are not entitled to receive a payment to compensate for excise taxes. None of the NEOs’ agreements provide any type of severance benefits in connection with termination of employment at any other time. Mr. Massey is covered under the change-in-control provisions provided for in the Executive Severance Plan, as detailed below, and does not have a grandfathered change-in-control agreement. For additional information, including definitions of “cause,” “good reason,” and “change-in-control,” see the subsection entitled Potential Payments by Regions Upon Termination or Change-in-Control.
Executive Severance Plan. In an effort to increase transparency, promote fair and equitable treatment among associates in like positions, and improve executive recruiting efforts, in October 2019 the CHR Committee approved the Regions Financial Corporation Executive Severance Plan effective January 1, 2020. While existing change-in-control agreements are grandfathered, the plan provides standardized change-in-control and severance benefits for our NEOs and other associates who are eligible under the terms and conditions of the plan.
For NEOs, excluding Mr. J. Turner, the Executive Severance Plan generally provides that if the NEO’s employment is terminated by Regions other than for “cause,” they would be paid accrued compensation and benefits, plus an amount equal to 18 months of base salary and a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding the year in which the termination occurred.
The Executive Severance Plan also provides that during the six-month period prior to, or the two-year period following, a change-in-control of Regions, if the eligible associate’s employment is terminated other than for “cause,” or if the eligible associate resigns for “good reason,” they would be paid accrued compensation and benefits, plus an amount equal to a multiple of the sum of the associate’s base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs as well as a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding. If employment is terminated for “cause” or due to death, disability, or resignation other than for “good reason,” payments would be limited to accrued compensation and benefits. The Executive Severance Plan prohibits tax gross-ups.
Mr. Massey is an eligible associate under the Executive Severance Plan which would provide him with a two times multiple of pay upon termination following a change-in-control.

84	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narratives, and footnotes contain compensation information about our President and CEO; our CFO; and our three other most highly paid executive officers for the year ended December 31, 2022, our NEOs.
Summary Compensation Table

The Summary Compensation Table that follows contains information with respect to our NEOs. Below is a brief summary of the components of Regions’ pay programs included in each column of the Summary Compensation Table:
Salary – The “Salary” column includes the year-to-date base salary amounts for each NEO for the fiscal years indicated. New base salary amounts are generally effective on April 1 of each year.
Stock Awards – Equity awards granted in 2022 were composed of PSUs and RSUs and are reported in the “Stock Awards” column at the grant date fair value. The grant date fair value does not correspond with the amounts that may be eventually realized relative to these awards. Any benefit from these awards depends on the future value of Regions common stock, the satisfaction of time-based vesting requirements, and the attainment of performance requirements in the case of PSUs. For more detail regarding the stock awards for NEOs, see pages 71 through 75 of the CD&A and the Grants of Plan-Based Awards table.
Non-Equity Incentive Plan Compensation – The amounts in the “Non-Equity Incentive Plan Compensation” column represent annual incentives earned for 2022 performance under our annual incentive plan as described beginning on page 67 of the CD&A and paid in early 2023. Also included in this amount is the value of the 2020 PCUs for the performance period ended December 31, 2022. While the value of these PCU awards has been determined, they remain subject to service-based vesting until April 1, 2023, and will be payable as of that date. The SEC rules require us to report these values in the Summary Compensation Table for the year that represents the final performance year of the grant. However, the CHR Committee does not consider these awards as current compensation, but rather compensation for the year in which the grant was issued. For more information on how the CHR Committee views awards compared to how the SEC requires us to report awards, see page 75 of the CD&A.
Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the change in pension value for each NEO, which is the difference in the total present value of accrued benefit on December 31, 2022, minus the total present value of accrued benefit on December 31, 2021. For additional information about pension benefits, refer to pages 76 through 77 in the CD&A and to the Pension Benefits subsection and table. As for nonqualified deferred compensation earnings, none of the NEOs receive above-market or preferential earnings on their nonqualified deferred compensation accounts. More information regarding the provisions of the nonqualified deferred compensation plans in which the NEOs participate can be found on pages 91-92.

For most participants, the change is a result of an additional year of service, the passage of time, and changes in discount rate and mortality table. While each contributed in different degrees to the pension benefit increases reported in the Summary Compensation Table, some of the more notable factors in this year’s change include:
•Specifically with respect to our CEO, over time Mr. J. Turner’s pay has been appropriately increased to an amount commensurate with his new role and responsibilities. Our SERP benefit formula is a “final average earnings” formula using the highest three consecutive years of eligible compensation. As a result, increases in eligible compensation can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three-year average calculation.
All Other Compensation – Amounts in the “All Other Compensation” column represent the aggregate dollar amount for each NEO for perquisites, other personal benefits, and additional compensation items not disclosed in other columns of the Summary Compensation Table. Items may include the value of: group term life insurance coverage, financial planning services, personal use of corporate aircraft, an enhanced executive physical, home security, relocation services, as well as matching charitable gift contributions. “All Other Compensation” also includes the value of Company contributions to the 401(k) Plan and the Excess 401(k) Plan.
Total – This column represents the sum of all columns for each of the NEOs, and includes all amounts earned by the NEO, including any amounts that may have been deferred for tax purposes.
Total Without Change in Pension Value – This column has been added to demonstrate the year-over-year impact the change in pension value had on total compensation, as determined under applicable SEC rules. The amounts reported may differ substantially from those reported in the “Total” column required by SEC rules and are not a substitute for that amount. “Total Without Change in Pension Value” represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. The change in pension value is subject to many external variables, such as years of service, the passage of time, and changes in the discount rate and mortality table, that are not related to Company performance and does not represent compensation granted or received by the NEOs in the applicable year. Therefore, we believe this additional column assists in evaluating compensation of our NEOs, including for comparative purposes between years, by excluding the impact of the year-over-year change in pension value.

2023 Proxy Statement	85

COMPENSATION OF EXECUTIVE OFFICERS

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)	Total Without Change in Pension Value ($) *
John M. Turner, Jr. (6) President and Chief Executive Officer	2022	1,055,096	—	3,305,994	6,011,572	3,885,359	294,344	14,552,365	10,667,006
	2021	1,000,000	—	3,767,112	4,415,533	4,883,636	200,796	14,267,077	9,383,441
	2020	993,558	—	3,328,484	2,405,050	6,914,629	190,795	13,832,516	6,917,887
David J. Turner, Jr. Chief Financial Officer	2022	683,153	—	944,551	2,140,840	—	126,257	3,894,801	3,894,801
	2021	664,200	—	1,203,375	1,760,857	—	105,285	3,733,717	3,733,717
	2020	664,200	—	931,963	1,299,922	1,821,210	100,843	4,818,138	2,996,928
C. Matthew Lusco Chief Risk Officer	2022	599,493	—	755,658	1,667,908	317,952	124,360	3,465,371	3,147,419
	2021	584,250	—	973,989	1,518,881	427,811	94,736	3,599,667	3,171,856
	2020	584,250	—	798,840	1,102,826	723,405	100,729	3,310,050	2,586,645
Ronald G. Smith Head of Corporate Banking Group	2022	564,385	—	755,658	1,640,344	—	508,129	3,468,516	3,468,516
	2021	535,000	—	797,503	1,393,142	726,782	85,995	3,538,422	2,811,640
	2020	526,772	—	599,135	966,396	918,322	83,518	3,094,143	2,175,821
C. Dandridge Massey (7) Chief Enterprise Operations and Technology Officer	2022	380,769	630,000	1,000,007	770,239	—	57,931	2,838,946	2,838,946
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—
*    The “Total Without Change in Pension Value” column has been added to demonstrate the year-over-year impact the change in pension value had on total compensation, as determined under applicable SEC rules. The amounts reported in this additional column may differ substantially from those reported in the “Total” column required by SEC rules and are not a substitute for that amount. “Total Without Change in Pension Value” represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. The change in pension value is subject to many external variables, such as mortality tables, interest rates, and discount rates, that are not related to Company performance and does not represent compensation granted or received by the NEOs in the applicable year. Therefore, we believe this additional column assists in evaluating compensation of our NEOs, including for comparative purposes between years, by excluding the impact of the year-over-year change in pension value.
(1)    Per his employment offer letter, Mr. Massey’s 2022 compensation included a one-time $630,000 sign-on bonus, paid in cash at the time of his commencement of employment.
(2)    As reflected in the following table, amounts in this column are the grant date fair value of awards computed in accordance with the FASB ASC Topic 718, Compensation - Stock Compensation.

	2022 Annual Equity Grant (PSUs & RSUs)				Total Stock Awards Value ($)
	PSUs ($/units) (a)		RSUs ($/units) (b)
Name	Performance Stock Units ($)	Performance Stock Units (#)	Restricted Stock Units ($)	Restricted Stock Units (#)
John M. Turner, Jr.	1,652,997	76,991	1,652,997	76,991	3,305,994
David J. Turner, Jr.	472,276	21,997	472,276	21,997	944,551
C. Matthew Lusco	377,829	17,598	377,829	17,598	755,658
Ronald G. Smith	377,829	17,598	377,829	17,598	755,658
C. Dandridge Massey	—	—	1,000,007	52,549	1,000,007
(a)    The amounts in this column reflect the number of units granted and the grant date fair value of PSUs based on the probable outcome of the performance conditions (i.e., the target value of the award) and a per share value based on the NYSE closing price of our common stock on the date of grant of $21.47. Actual payout under these awards can range from 0% to 150% of target based on performance metrics of absolute and relative ROATCE and EPS Growth established at grant. The maximum award value for the PSUs (determined as described on pages 72-74) is $2,479,495 for Mr. J. Turner, $708,414 for Mr. D. Turner, $566,744 for Mr. Lusco, and $566,744 for Mr. Smith. For more detail regarding the stock awards for NEOs, see pages 71 through 75 of the CD&A and the Grants of Plan-Based Awards table.
(b)    For Mr, J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Smith, the amounts in this column represent the number of units granted and the grant date fair value of RSUs that cliff vest at the end of the three-year vesting period ending April 1, 2025, and is calculated using a per share value based on the NYSE closing stock price of our common stock on the date of grant ($21.47). For Mr. Massey, the amounts in this column represent the number of units granted and the grant date fair value of RSUs that vest ratably over the three-year vesting period on July 1, 2023, July 1, 2024, and July 1, 2025, and is calculated using a per share value based on the NYSE closing stock price of our common stock on the date of grant which was $19.03.

86	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
(3)    This amount represents annual cash incentives for 2022 performance plus the value of the 2020 PCUs based on certification of performance goals as of the three-year period ending on December 31, 2022, and which will vest based on service effective April 1, 2023. The following table sets forth the details of these awards:

	Non-equity Incentive Plan Compensation
Name	2022 Annual Cash Incentive ($)	Value of 2020 Performance Cash Units at 12/31/22 ($) (a)	Total ($)
John M. Turner, Jr.	3,511,571	2,500,001	6,011,572
David J. Turner, Jr.	1,440,839	700,001	2,140,840
C. Matthew Lusco	1,067,908	600,000	1,667,908
Ronald G. Smith	1,190,344	450,000	1,640,344
C. Dandridge Massey	770,239	—	770,239
(a)    This column reflects 150% of target earned at December 31, 2022. The target award value for the 2020 PCUs was $1,666,667 for Mr. J. Turner, $466,667 for Mr. D. Turner, $400,000 for Mr. Lusco, and $300,000 for Mr. Smith. Grants are subject to service vesting requirements until April 1, 2023 (the third anniversary of the date of grant). Mr. Massey was hired effective May 9, 2022 and did not receive 2020 PCUs.
(4)    Amounts shown in this column represent the total change of the actuarial present value of our NEO’s accumulated benefit under our defined benefit and non-qualified deferred compensation plans which are subject to significant vesting requirements. All participating NEOs are fully vested in their benefits. Importantly, the change in pension value is not currently paid to an executive and arises from multiple factors including additional benefit accruals for another year of service, changes in compensation, and actuarial assumptions used to value plan liabilities such as mortality tables, discount rates, and interest rates. For Mr. D. Turner and Mr. Smith, the total benefit decreased year-over-year (the total change in value was -$1,323,264 and -$322,485, respectively).
(5)    All other compensation consists of the following:

Name	Life Insurance, Perquisites and Other Personal Benefits ($)(a)	Matching Contributions Under Qualified Savings Plans ($)	Matching Contributions Under Nonqualified Savings Plans ($)(b)	Non-Elective Contributions under the Qualified and Nonqualified 401(k) plans ($)	Total All Other Compensation ($)
John M. Turner, Jr.	83,254	15,250	189,740	6,100	294,344
David J. Turner, Jr.	25,989	15,250	85,017	—	126,257
C. Matthew Lusco	31,141	15,250	71,869	6,100	124,360
Ronald G. Smith	24,449	15,250	468,430	—	508,129
C. Dandridge Massey	57,931	—	—	—	57,931
(a)    The 2022 amount includes the value of items such as financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, matching charitable gift contributions, and relocation services for Mr. Massey. For Mr. J. Turner, the value for personal use of the corporate aircraft in 2022 was $59,250. Mr. Massey was provided $27,931 in relocation services and a relocation allowance of $30,000 in 2022.
(b)    In November 2021, Mr. Smith elected to freeze and transfer the value of his benefit in the SERP, in accordance with the terms of the SERP, to the Excess 401(k) Plan. The Matching Contributions Under Nonqualified Savings Plans for Mr. Smith include the related transfer of Company contributions that occurred in January 2022.
(6)    Mr. J. Turner’s compensation for 2021 has been corrected in the above Summary Compensation Table. When reporting the value of Mr. J. Turner’s PCUs vested and earned for 2021, the 2018-2020 value was reported in the 2022 proxy statement instead of the 2019-2021 value. As a result, Mr. J. Turner’s Non-Equity Incentive Plan Compensation and Total Compensation were underreported.
(7)    Mr. Massey was hired effective May 9, 2022. As a result, Mr. Massey’s compensation for 2021 and 2020 is not included.
Grants of Plan-Based Awards

Plan-based awards made in 2022 to the NEOs included annual cash incentives, PCUs, PSUs, and RSUs.
Annual cash incentives were based on an assessment of both corporate performance and individual performance in 2022. For all of our NEOs, corporate performance measures, including profitability, credit management, and customer service, accounted for 70 percent of the incentive. Individual performance, in relation to certain strategic priorities, accounted for the remaining 30 percent.
Long-term incentive awards were issued in 2022 under the Regions 2015 LTIP in the forms of RSUs, PSUs, and PCUs. The Regions 2015 LTIP, which was approved by shareholders at the 2015 Annual Meeting, permits grants of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, other stock-based awards, and any other right or interest relating to stock or cash. Awards under the Regions 2015 LTIP may vest over time or upon the achievement of pre-established performance goals. Awards are paid in the event of certain terminations of employment within 24 months after a change-in-control.
The 2022 PCUs and PSUs were issued based on the Company’s absolute and relative ROATCE and EPS Growth over the three-year period from January 1, 2022, through December 31, 2024. The ultimate value of these performance awards can vary from 0 percent to 150 percent of target, depending on performance measured against goals as more fully described on pages 72 through 76 of the CD&A. The RSUs generally cliff vest three years from the date of grant; however, up to 40 percent of a grant may be forfeited if certain

2023 Proxy Statement	87

COMPENSATION OF EXECUTIVE OFFICERS
capital and liquidity performance thresholds are not met. Dividends and dividend equivalents accrued on both the PSUs and RSUs will be paid in cash at vesting based on the number of units actually earned.
For more information regarding the grants of plan-based awards for NEOs, see pages 67 through 75 of the CD&A.
The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in 2022:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($) (1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Turner, Jr.	01/01/22	(4)	—	1,899,173	3,798,347
	04/01/22	(5)	—	1,750,000	2,625,000	—	76,991	115,487	76,991	3,305,994
David J. Turner, Jr.	01/01/22	(4)	—	785,626	1,571,253
	04/01/22	(5)	—	500,000	750,000	—	21,997	32,996	21,997	944,551
C. Matthew Lusco	01/01/22	(4)	—	689,418	1,378,835
	04/01/22	(5)	—	400,000	600,000	—	17,598	26,397	17,598	755,658
Ronald G. Smith	01/01/22	(4)	—	649,042	1,298,085
	04/01/22	(5)	—	400,000	600,000	—	17,598	26,397	17,598	755,658
C. Dandridge Massey	05/09/22	(4)(6)	—	437,885	875,770
	07/01/22	(7)	—	—	—	—	—	—	52,549	1,000,007
(1)    Threshold payout for both the annual cash incentive plan and the PCUs is $0.
(2)    In addition to service-vesting requirements, the RSUs included in this column are subject to performance-vesting requirements based on the Company’s achievement of certain capital and liquidity performance thresholds during each of the periods from January 1, 2022, to December 31, 2022; January 1, 2023, to December 31, 2023; and January 1, 2024, to December 31, 2024. To the extent that the capital performance threshold and/or the liquidity performance threshold has not been satisfied for each performance period, 20% for each requirement (up to a maximum of 40% total) of the RSUs awarded will be forfeited. For purposes of this award, the Company’s performance will be measured relative to the following capital and liquidity performance thresholds as certified by the CHR Committee:
(i)    “Capital Performance Threshold”: Capital Action Decision Tree Status as defined in the Capital Policy must remain in either “Monitor Capital” or “Capital Deployment” status; and
(ii)    “Liquidity Performance Threshold”: Total Primary Liquidity Level must remain within the limit set by the Board in its Risk Appetite Statement.
    Notwithstanding the achievement of the capital and liquidity performance thresholds, in order to be eligible to receive any shares of stock under this award, employment must continue through the third anniversary of the grant date, which is April 1, 2025, except in the case of death, disability, retirement, or certain terminations following a change-in-control.
(3)    The grant date fair value is determined under FASB ASC Topic 718. See footnote (2) to the Summary Compensation Table, above, for additional information on the calculations made with regard to this column.
(4)    Amounts included in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column reflect the range of possible annual cash incentive payouts for 2022 performance. Actual amounts earned, as determined by the CHR Committee in the first quarter of 2023, are reflected in the 2022 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(5)    The PCUs included in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column and PSUs included in the Estimated Future Payouts Under Equity Incentive Plan Awards column have equally weighted performance requirements based on absolute and relative ROATCE and EPS Growth In addition, in the event the achievement of the performance criteria for EPS Growth is less than or equal to an absolute threshold and in the bottom twenty-fifth percentile of the peer group on a relative basis and the achievement of the performance criteria for ROATCE is less than or equal to an absolute threshold and in the bottom twenty-fifth percentile of the peer group on a relative basis, the payout will be zero. The performance period for these awards is January 1, 2022, through December 31, 2024, and will fully vest on April 1, 2025. Notwithstanding the achievement of the performance requirements, in order to receive any cash payout or shares of stock under these awards, employment must continue through the third anniversary of the grant date, which is April 1, 2025, except in the case of death, disability, retirement, or certain terminations following a change-in-control. Executives were granted shares on April 1, 2022, using the 30-day average stock price to determine the number of shares granted as RSUs and PSUs.
(6)    Mr. Massey’s range of possible annual cash incentive payouts for 2022 performance is pro-rated based on his hire date of May 9, 2022.
(7)    On July 1, 2022, Mr. Massey received a one-time RSU grant in connection with his employment offer letter with an economic value of $1,000,000. The award will vest ratably on the first, second, and third anniversary of the date of grant. In order to be eligible to receive any shares of stock under this award, employment must continue through each of the first, second, and third anniversary of the grant date, which is July 1, 2023, July 1, 2024, and July 1, 2025, except in the case of death, disability, termination without cause, or certain terminations following a change-in-control. The number of shares granted as RSUs were determined using the stock price at close on the date of grant. This one-time grant is not subject to performance-based vesting requirements based on the Company’s achievement of certain capital and liquidity performance thresholds.

88	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Outstanding Equity Awards at December 31, 2022

Awards in the following table include:
•Grants of RSUs;
•Grants of PSUs made in 2020, 2021, and 2022 that may be paid if Regions achieves specific performance criteria and meets certain capital performance and liquidity performance thresholds; and
•Grants of RSUs made in 2020, 2021, and 2022 that will pay in full if Regions meets certain capital performance and liquidity performance thresholds.
The following table sets forth outstanding equity-based awards held by each of the NEOs as of December 31, 2022:

		Stock Awards (2)
Name	Grant Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (a,c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a,c)	Equity Incentive Plan Awards: # of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (b)
John M. Turner, Jr.	04/01/20	161,970	3,492,073	—	—
	10/14/20	—	—	242,955	5,238,110
	04/01/21	83,572	1,801,812	125,358	2,702,718
	04/01/22	76,991	1,659,926	76,991	1,659,926
David J. Turner, Jr.	04/01/20	45,351	977,768	—	—
	10/14/20	—	—	68,027	1,466,662
	04/01/21	23,878	514,810	35,817	772,215
	04/01/22	21,997	474,255	21,997	474,255
C. Matthew Lusco	04/01/20	38,873	838,102	—	—
	10/14/20	—	—	58,310	1,257,164
	04/01/21	19,102	411,839	28,653	617,759
	04/01/22	17,598	379,413	17,598	379,413
Ronald G. Smith	04/01/20	29,155	628,582	—	—
	10/14/20	—	—	43,733	942,883
	04/01/21	15,918	343,192	23,877	514,788
	04/01/22	17,598	379,413	17,598	379,413
C. Dandridge Massey	07/01/22	52,549	1,132,956	—	—
(1)    In 2020, RSUs were granted on April 1, 2020, and PSUs were granted when performance goals were set by the CHR Committee on October 14, 2020. In 2021 and 2022, all awards were granted on April 1.
(2)    As Company performance measured at December 31, 2022 is not projected at levels higher than target, amounts reported for the 2022 grant are calculated at 100% of target. Amounts reported for the 2021 performance grant are calculated at 150% of target and amounts reported for the 2020 grant are calculated at 150% of target. The stock value used to determine the market value of shares is $21.56, the per share closing price of Regions common stock on December 31, 2022. In addition to service-vesting requirements, RSUs and PSUs are subject to additional vesting requirements as follows:

Grant Date	Vesting Schedule	Restrictions
April 1, 2020 and October 14, 2020	Third anniversary of the original April 1, 2020 grant date	(a) RSUs are also subject to vesting that requires meeting certain capital and liquidity thresholds
April 1, 2021	Third anniversary of the April 1, 2021 grant date
(b) PSUs may be earned between 0% and 150% subject to meeting certain capital performance and liquidity performance thresholds and achieving required performance levels as follows:
•For grants made on October 14, 2020, the performance period is January 1, 2020, through December 31, 2022
•For grants made on April 1, 2021, the performance period is January 1, 2021, through December 31, 2023
•For grants made on April 1, 2022, the performance period is January 1, 2022, through December 31, 2024

April 1, 2022	Third anniversary of the April 1, 2022 grant date
July 1, 2022	One-time award for Mr. Massey Ratable on the first, second, and third anniversary of the July 1, 2022 grant date	(c) RSUs granted to Mr. Massey in connection with his one-time award are not subject to vesting that requires meeting certain capital and liquidity thresholds

2023 Proxy Statement	89

COMPENSATION OF EXECUTIVE OFFICERS
Option Exercises and Stock Vested

The following table sets forth the amounts realized by each of the NEOs as a result of the vesting of stock awards in 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John M. Turner, Jr.	187,485	4,025,303
David J. Turner, Jr.	59,996	1,288,114
C. Matthew Lusco	51,426	1,104,116
Ronald G. Smith	38,569	828,076
C. Dandridge Massey	—	—

(1)     The value realized on vesting is determined by multiplying the number of vested RSUs and PSUs granted on April 1, 2019, by Regions’ April 1, 2022, closing stock price of $21.47.

Regions has not granted options since 2011. None of our NEOs hold any options.
Pension Benefits

The Retirement Plan is a qualified defined benefit plan providing for a lifetime monthly annuity following retirement. Benefits earned by our NEOs under the Retirement Plan are generally based on the following formula:

1.3% of “Average Monthly Earnings” up to Covered Compensation	+	1.8% of “Average Monthly Earnings” in excess of Covered Compensation	X	Years of Service up to a maximum of 30 total years
“Average Monthly Earnings” is defined as the average of the highest five consecutive years of base compensation within the last 10 years of service, and “Covered Compensation” is defined as the estimated average maximum amount of a participant’s earnings on which Social Security benefits will be based assuming that in each year of the participant’s working career, the participant’s wages equaled the Social Security Taxable Wage Base.
Any accrued benefit under the Retirement Plan is generally 100 percent vested after five years of service. While the Retirement Plan defines normal retirement age as age 65, there is no reduction in benefits due to age after a participant has reached age 62. Upon separation of service, benefits are payable as early as age 55, although between age 55 and 62, benefits are subject to a reduction for early payment.
Mr. D. Turner and Mr. Smith participate in the Retirement Plan. While Mr. J. Turner has a vested benefit in the Retirement Plan that he earned during a previous period of employment, he is no longer accruing additional benefits because he was rehired subsequent to the closure of the Retirement Plan. Mr. Lusco and Mr. Massey do not participate in the Retirement Plan.
The SERP is an unfunded nonqualified defined benefit plan that was created to supplement benefits provided through the Retirement Plan. The SERP restores benefits that would otherwise have been provided to participants under the Retirement Plan but were limited because of tax code limitations on qualified plan benefits. In addition to these restorative benefits, the SERP provides benefits that serve to attract and retain high quality senior executive talent for the
Company. There are two types of retirement benefits in the SERP: a regular benefit and an alternative target benefit.
The regular benefit is available to all eligible SERP participants and is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
Mr. D. Turner and Mr. Lusco participate in the SERP, accruing benefits under the regular benefit formula. Mr. Smith participated in the SERP and accrued benefits under the regular benefit formula until he froze his benefit in November 2021 and transferred the value of the benefit to the Excess 401(k) Plan. As a result, Mr. Smith is no longer an active participant in the SERP.
The alternative target SERP benefit is available to a select group of senior officers. The alternative target SERP benefit provides a benefit using the following formula:

4% of “Average Monthly Earnings” for the first 10 Years of Service	+	1% of “Average
Monthly
Earnings” for every year in
excess of 10 Years of
Service up to a maximum of
an additional 25 Years of
Service (for a maximum
benefit of 65% of
“Average
Monthly Earnings” with
35 Years of Service)
For purposes of this formula, “Average Monthly Earnings” has the same definition as the regular SERP benefit.
Regions’ alternative target benefit is offset by both the benefit under the Retirement Plan, as well as Social Security. The alternative target benefit is also subject to significant retentive vesting requirements. Participants will receive the benefit following termination of employment after reaching age 60 and completing a minimum of 10 years of service, except in the

90	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
case of death, disability, or change-in-control. Termination of employment for any other reason prior to age 60 and completion of 10 years of service will result in forfeiture of the alternative target benefit. If a participant who is eligible for both the regular benefit and the alternative target benefit retires prior to meeting the alternative target benefit’s vesting requirements, the participant will receive a regular benefit. Mr. J. Turner participates in the alternative target benefit under the SERP and is fully vested.
Mr. Massey does not participate in the SERP.

The following Pension Benefits table reflects the actuarial present value of the benefits from the Retirement Plan and the SERP:

			Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
John M. Turner, Jr.	Regions Retirement Plan for Associates (2)	9	86,815	—
	Regions Post 2006 SERP (3)	12	30,064,113	—
David J. Turner, Jr.	Regions Retirement Plan for Associates	17	853,864	—
	Regions Post 2006 SERP	17	5,302,932	—
C. Matthew Lusco	Regions Retirement Plan for Associates (4)	N/A	N/A	N/A
	Regions Post 2006 SERP	12	5,683,352	—
Ronald G. Smith	Regions Retirement Plan for Associates (5)	30	1,336,808	—
	Regions Post 2006 SERP (6)	N/A	N/A	N/A
C. Dandridge Massey	Regions Retirement Plan for Associates (4)	N/A	N/A	N/A
	Regions Post 2006 SERP (7)	N/A	N/A	N/A
(1)    In 2009, future benefit accruals under the Retirement Plan and the SERP were suspended for all participants. Even during the suspension, participants continued to earn service toward vesting and eligibility for early retirement benefits. Effective January 1, 2010, benefit accruals were resumed for Retirement Plan and SERP participants. The present value of the accumulated Retirement Plan benefits is calculated as of December 31, 2022, and was determined using a 5.41% discount rate and the Pri-2012 employee (or retiree) and non-disabled annuitant mortality tables, no collar, with generational projection based on scale MSS-2022 for participants and for future beneficiaries respectively. The present value of the accumulated SERP benefits is calculated as of December 31, 2022, and was determined using a 5.36% discount rate (1.95% to calculate expected lump sum distributions), and the 2023 Pension Protection Act lump sum mortality table. For purposes of the present value calculation, no pre-retirement mortality was assumed, and the payment date was assumed to be the earliest unreduced retirement date under both plans. The payment age of 62 (life only) was assumed for the Retirement Plan and the payment age of 60 was assumed for the SERP for Mr. J. Turner and age 62 for Mr. D. Turner, Mr. Lusco, and Mr. Smith.
(2)    Mr. J. Turner’s years of credited service in the Retirement Plan are from a previous period of employment; he is fully vested in the Retirement Plan and is not currently accruing additional benefits.
(3)     Mr. J. Turner is fully vested in the SERP benefits.
(4)    Mr. Lusco and Mr. Massey do not participate in the Retirement Plan.
(5)    Mr. Smith is fully vested in the Retirement Plan and has reached the maximum years of credited service.
(6)    In November 2021, Mr. Smith elected to freeze and transfer the value of his benefit in the SERP, in accordance with the terms of the SERP, to the Excess 401(k) Plan.
(7)    Mr. Massey does not participate in the SERP.
Nonqualified Deferred Compensation

Regions maintains the Excess 401(k) Plan, which is a nonqualified deferred compensation plan. The Excess 401(k) Plan is an excess contribution plan primarily open to NEOs and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the 401(k) Plan. Under the Excess 401(k) Plan, participants may make contributions of up to 80 percent of base salary and cash incentive pay on a nonqualified basis. Regions’ contribution under the plan is limited to 5 percent of base salary and incentive compensation, provided the NEO has elected a deferral rate on base or annual incentive compensation of at least 5 percent for the year. Most of the NEOs participated in the Excess 401(k) Plan during 2022 with the exception of Mr. Massey who has less than one year of credited service and was not yet eligible to participate.
Benefits under the Excess 401(k) Plan are held in notional accounts on the Company’s balance sheet. Earnings and losses are credited to accounts based on notional investment elections made by participants. Notional investments available to participants are generally the same investments available under the 401(k) Plan. None of these notional investments provide for above market or preferential earnings that require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
Benefits under the Excess 401(k) Plan are fully vested upon contribution and are payable only upon separation from service according to the IRC Section 409A compliant distribution election made by the NEO upon participation in the plan.

2023 Proxy Statement	91

COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth the NEOs’ contributions; Regions’ contributions; and the aggregate earnings, withdrawals, and balances during 2022 under the Excess 401(k) Plan:

		Nonqualified Deferred Compensation
Name		Executive Contributions in 2022 ($) (1)	Company Contributions in 2022 ($) (2)	Aggregate Earnings (Losses) in 2022 ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at December 31, 2022 ($) (5)
John M. Turner, Jr.	Excess 401(k) Plan	347,609	189,740	(626,771)	—	2,828,789
David J. Turner, Jr.	Excess 401(k) Plan	93,881	85,017	(560,061)	—	3,059,074
C. Matthew Lusco	Excess 401(k) Plan	81,501	71,869	(179,368)	—	1,403,640
Ronald G. Smith (6)	Excess 401(k) Plan	758,985	468,430	(171,707)	—	13,153,955
C. Dandridge Massey (7)	Excess 401(k) Plan	—	—	—	—	—
(1)    This column represents amounts deferred from base salary and annual incentive, if applicable. Although deferred, these amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation,” if applicable, columns of the Summary Compensation Table.
(2)    This column includes Company contributions under the Excess 401(k) Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)    This column includes total earnings/losses on amounts held in the Excess 401(k) Plan.
(4)    This column includes withdrawals/distributions from the Excess 401(k) Plan.
(5)    The December 31, 2022, aggregate balances do not include true-up Company contributions that were made in early 2023 based on 2022 deferral elections. These contributions are included, however, in the “Company Contributions in 2022”. The aggregate balance at December 31, 2022, reflects the balance in the Excess 401(k) Plan. The aggregate balance as of December 31, 2022, includes Company contribution amounts previously reported for prior years in the “All Other Compensation” column of the Summary Compensation Table. The amounts were reported for the applicable year in which the contributions were earned.
(6)    In November 2021, Mr. Smith elected to freeze and transfer the value of his benefit in the SERP, in accordance with the terms of the SERP, to the Excess 401(k) Plan. The Company Contributions in 2022 for Mr. Smith include the related transfer of Company contributions that occurred in January 2022.
(7)    Mr. Massey has less than one year of service and was not yet eligible to participate in the Excess 401(k) Plan during 2022.
Potential Payments by Regions Upon Termination or Change-in-Control

Regions maintains certain arrangements, plans, and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change-in-control of Regions.
Employment, Severance, and/or Change-in-Control Agreements. Regions does not generally enter into employment agreements with any of our executive officers. As a result, no NEO has post-employment benefits that differ from any other associate.
While we have not entered into any employment agreements, all of our NEOs, with the exception of Mr. Massey, hold a change-in-control agreement. Under the change-in-control agreements, certain severance benefits are due if, during the two-year period following a change-in-control, Regions terminates employment without “cause” or the NEO terminates employment with “good reason.”
For Mr. J. Turner, if Regions terminates his employment other than for “cause,” or if he resigns for “good reason” during the two-year period, he is entitled to enhanced severance in an amount equal to three times base salary and average annual bonus during the three years prior to the year in which the change-in-control occurred, as well as a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding. In addition to severance benefits, benefit continuation under our welfare benefits plans is also available for the three-year period following termination. Mr. D. Turner, Mr. Lusco, and Mr. Smith are covered by a similar change-in-control agreement, but their severance multiple is equal to two times pay and the benefit continuation period is two years following termination.
Mr. Massey is covered under the change-in-control provisions provided for in the Executive Severance Plan and does not hold an individual change-in-control agreement . The Executive Severance Plan provides that during the six-month period prior to, or the two-year period following, a change-in-control of Regions, if the eligible associate’s employment is terminated other than for “cause,” or if the eligible associate resigns for “good reason,” they would be paid accrued compensation and benefits, plus an amount equal to a multiple of the sum of the associate’s base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs as well as a pro-rated annual bonus for the year of termination based on the average annual bonus during the three years preceding. Mr. Massey is an eligible associate under the Executive Severance Plan which would provide him with a severance multiple equal to two times pay and a cash payment equal to benefit continuation for two years following termination.
If a NEO’s employment is terminated by Regions for “cause,” or by reason of death, disability, or resignation other than for “good reason” during the change-in-control period, Regions’ liability is limited to accrued but unpaid compensation and benefits. All amounts are payable as a single lump-sum following the execution of a release of claims against the Company.
Under the Executive Severance Plan, if Regions terminates employment without “cause” for Mr. D. Turner, Mr. Lusco, Mr. Smith, and Mr. Massey, they would be entitled to an amount equal to 18 months of base salary and a pro-rated annual bonus for the year of termination based on the average annual

92	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
bonus during the three years preceding the year in which the termination occurred. All amounts are payable as a single lump-sum following the execution of a release of claims against the Company.
Two of our NEOs are subject to grandfathered agreements that provide for additional benefits in the event that change-in-control payments and benefits (referred to as “parachute payments”) become subject to the excise tax under IRC Section 4999. Mr. D. Turner and Mr. Smith have an agreement that requires Regions to make an additional payment covering the excise tax under IRC Section 4999, as well as any income tax on the excise tax payment and any penalty and interest that might be due (sometimes referred to as “Section 280G gross up payments”). However, if parachute payments do not exceed 110 percent of the greatest amount that could be paid without triggering the excise tax (the “Safe Harbor Amount”), then those payments and benefits will be reduced to that amount.
The agreements for Mr. J. Turner and Mr. Lusco, as well as the Executive Severance Plan, do not provide for Section 280G gross up payments. These agreements stipulate that in the event severance benefits are subject to the terms of IRC Section 4999, amounts payable to them (under their change-in-control agreements or otherwise) would be reduced to the Safe Harbor Amount if the reduction would result in them receiving a greater after-tax amount.
Equity-Based Award Plans. Under the terms of our LTIP, equity-based awards generally vest fully or in part at retirement, death, disability, termination of employment without “cause,” or if following a change-in-control, termination of employment without “cause” or for “good reason” within the 24-month period following the change-in-control (so-called “double trigger” vesting following a change-in-control).
Death – Under the terms of performance-based equity grant award agreements, the performance period lapses at death and release/payment is equal to the target performance value.
Disability – In the event of disability, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates.
Retirement – At retirement, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates. All of our NEOs, with the exception of Mr. Massey, meet the requirements for retirement under the Regions 2015 LTIP.
Termination without “cause” – For involuntary termination without “cause,” performance-based awards continue to vest as scheduled. At the vesting date, grants are released/paid subject to performance achievement at the end of the performance period and are further prorated based on the service between the grant date and the date employment was terminated. RSUs are released on a prorated basis based on the service between the grant date and the date employment was terminated.
Change-in-control – Upon the occurrence of a change-in-control, performance-based awards will be deemed to have been earned based on the greater of target performance and actual performance being attained as of the effective date of the change-in-control and will remain subject to service-vesting requirements. In the event termination of employment without “cause” or for “good reason” occurs within a 24-month period following the change-in-control, service-vesting requirements on awards are accelerated to the termination of employment.
Pension Benefits. Benefits under the Retirement Plan are fully vested; therefore, upon termination of employment for any reason, each NEO would be entitled to receive the amounts designated as Retirement Plan benefits represented in the “Present Value of Accumulated Benefit” column of the Pension Benefits table. Mr. J. Turner, Mr. D. Turner, and Mr. Lusco are vested in the SERP benefit as well. Effective November 2021, Mr. Smith froze his benefit in the SERP and transferred the value to the Excess 401(k) Plan; as a result, he is no longer a participant in the SERP. Mr. Massey does not participate in the Retirement Plan or the SERP.
Upon qualifying termination in conjunction with a change-in-control, two additional years are added to the NEO’s age and credited years of service. Therefore, each participating NEO will fully vest in their SERP benefits and be entitled to the benefits included in the following table as additional change-in-control termination benefits.
Nonqualified Deferred Compensation Plan Benefits. Each participating NEO is currently fully vested in the amounts reported in the “Aggregate Balance at December 31, 2022” column of the Nonqualified Deferred Compensation table on page 92, and therefore, these amounts would be payable to the NEOs upon termination of employment for any reason.
Welfare and Other Insurance Benefits. Regions sponsors a number of broad-based benefit programs in which NEOs and other associates participate, such as health, short- and long-term disability coverage, and group term life insurance coverage. NEOs are eligible for continuation of these benefits post-qualifying termination.

The following table quantifies certain amounts that would be payable to NEOs upon various separation situations. The amounts reflected in the table assume a December 31, 2022, termination of employment:

Name	Voluntary ($)	Involuntary Without Cause ($)(1)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(2)	Death ($)	Disability ($)
John M. Turner, Jr.(3)
Compensation:
Cash Severance	—	—	—	—	12,174,079	—	—

2023 Proxy Statement	93

COMPENSATION OF EXECUTIVE OFFICERS

Name	Voluntary ($)	Involuntary Without Cause ($)(1)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(2)	Death ($)	Disability ($)
Long-Term Incentive
Restricted Stock Units(4)	5,569,116	5,569,116	5,569,116	—	6,953,811	6,953,811	5,569,116
Performance Stock Units(4)	5,238,110	5,238,110	5,238,110	—	9,600,754	8,699,848	5,238,110
Performance Cash Units	2,500,001	2,500,001	2,500,001	—	6,875,001	6,000,001	2,500,001
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	21,469	—	—
Value of additional retirement benefits(9)	—	—	—	—	—	—	—
Total:	13,342,557	13,342,557	13,342,557	—	35,720,444	21,688,990	13,342,557
David J. Turner, Jr.(3)
Compensation:
Cash Severance	—	2,043,256	—	—	4,404,768	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,571,207	1,571,207	1,571,207	—	1,966,833	1,966,833	1,571,207
Performance Stock Units(4)	1,466,651	1,466,651	1,466,651		2,713,121	2,455,716	1,466,651
Performance Cash Units	700,001	700,001	700,001	—	1,950,001	1,700,001	700,001
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	4,498,082	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	33,862	—	—
Value of additional retirement benefits(9)	—	—	—	—	1,782,716	—	—
Total:	3,773,189	5,816,445	3,773,189	—	17,444,713	6,157,880	3,773,189
C. Matthew Lusco(3)
Compensation:
Cash Severance	—	1,770,876	—	—	3,800,127	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,312,583	1,312,853	1,312,853	—	1,629,354	1,629,354	1,312,853
Performance Stock Units(4)	1,257,153	1,257,153	1,257,153	—	2,254,324	2,048,405	1,257,153
Performance Cash Units	600,000	600,000	600,000	—	1,600,000	1,400,000	600,000
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	14,113	—	—
Value of additional retirement benefits(9)	—	—	—	—	520,346	—	—
Total:	3,205,066	4,976,212	3,205,336	—	9,913,594	5,113,089	3,205,336
Ronald G. Smith(3)
Compensation:
Cash Severance	—	1,673,540	—	—	3,583,121	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,062,145	1,062,145	1,062,145	—	1,351,187	1,351,187	1,062,145
Performance Stock Units(4)	942,873	942,873	942,873		1,837,074	1,665,478	942,873
Performance Cash Units	450,000	450,000	450,000	—	1,350,000	1,183,333	450,000
Perquisites:
Financial Planning(5)	35,330	35,330	35,330	—	35,330	35,330	35,330
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	—	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	19,131	—	—

94	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Name	Voluntary ($)	Involuntary Without Cause ($)(1)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(2)	Death ($)	Disability ($)
Value of additional retirement benefits(9)	—	—	—	—	—	—	—
Total:	2,490,348	4,163,888	2,490,348	—	8,235,843	4,235,328	2,490,348
C. Dandridge Massey
Compensation:
Cash Severance	—	1,590,000	—	—	3,270,000	—	—
Long-Term Incentive
Restricted Stock Units(4)	—	346,167	—	—	1,132,956	1,132,956	1,132,956
Performance Stock Units(4)	—	—	—	—	—	—	—
Performance Cash Units	—	—	—	—	—	—	—
Perquisites:
Financial Planning(5)	—	—	—	—	—	—	—
Outplacement(6)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	19,131	—	—
Value of additional retirement benefits(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total:	—	1,936,167	—	—	4,422,087	1,132,956	1,132,956
(1)    The following chart summarizes the meaning of “cause” under the Executive Severance Plan for the NEOs, excluding Mr. J. Turner:

“cause”	(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty or commission of a felony or a crime involving fraud or moral turpitude, material breach of any agreement; (iii) engaging in illegal conduct or misconduct; (iv) failure to cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses; or (vi) engaging in any act or omission which is a violation of Company policy.
(2)    The following chart summarizes the meaning of “cause,” “good reason/without cause,” and “change-in-control” under the change-in-control agreements of the NEOs:

“cause”	(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty involving personal profit or commission of a felony or a crime involving fraud or moral turpitude, material breach of the agreement; (iii) engaging in illegal conduct or gross misconduct that materially injures Regions; (iv) failure to materially cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; or (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses.
“good reason” and “without cause”	(i) an adverse change in responsibilities as in effect immediately before the change-in-control; (ii) a material diminution in the budget over which the executive has control; (iii) a material breach of the compensation provisions of the agreement; or (iv) requiring the executive to move his principal place of work by more than 50 miles.
“change-in-control”	(i) an acquisition of 20% or more of the combined voting power of Regions voting securities; (ii) a change in a majority of the members of the Board; (iii) the consummation of a merger (unless voting securities of Regions outstanding immediately prior to the merger continued to represent at least 55% of the combined voting power of the voting securities of the surviving company outstanding immediately after such merger); or (iv) shareholder approval of a complete liquidation or dissolution of Regions.
(3)    Mr. J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Smith are eligible for early retirement. For purposes of the various termination columns in the table, with the exception of the “For Cause” column, they are assumed to have taken early/normal retirement and, therefore, are entitled to receive the benefits shown.
(4)    Based on the closing price of Regions common stock of $21.56 per share on December 30, 2022.
(5)    The service agreement with Regions’ financial planning provider allows for continuation of financial planning services for two years following termination due to retirement, death, disability, change-in-control, and involuntary termination without cause.
(6)    The change-in-control agreement provides for reasonable outplacement services for up to two years. The Executive Severance Plan does not provide for outplacement services.
(7)    280G Tax Gross-up represents the amount of the excise tax and related gross-up for excise taxes levied under Section 4999 of the IRC on payment and benefits following a change-in-control (otherwise referred to as “excess parachute payments” under Section 280G of the IRC). The change-in-control agreements covering Mr. D. Turner and Mr. Smith, which were entered into prior to 2011, provide for a gross up payment in the event the change-in-control benefits exceed their 280G limit by more than 110% (otherwise benefits are automatically cut back to their 280G limit). The change-in-control agreements covering Mr. J. Turner and Mr. Lusco as well as the Executive Severance Plan that covers Mr. Massey provide only for a cut back of change-in-control payments to their 280G limit if the executive’s change-in-control benefits exceed their 280G limit and a cut back in benefits would result in a greater net after-tax payment to the executive.
(8)    For Mr. J. Turner, the change-in-control agreement provides for continuation of medical and dental coverage equal under Regions’ medical and dental plans for a period of three years. For Mr. D. Turner, Mr. Lusco, and Mr. Smith, the agreements provides for a period of two years. For Mr. Massey, the Executive Severance Plan provides for a cash payment equivalent to two years of coverage.
(9)    Mr. J. Turner, Mr. D. Turner, Mr. Lusco, and Mr. Smith participate in the Retirement Plan and/or the SERP. Mr. Massey does not participate in the Retirement Plan or the SERP. The change-in-control agreement provides for additional years’ credit for age and service under the Retirement Plan and the SERP that the NEO would have accrued had he remained employed through the second anniversary of the change-in-control. In addition, Mr. J. Turner is eligible for the

2023 Proxy Statement	95

COMPENSATION OF EXECUTIVE OFFICERS
alternative target benefit under the SERP, which requires the NEO to reach age 60 and have a minimum of 10 years of service. Under the SERP, in the event of an involuntary termination of employment without cause (or termination for good reason) within 24 months following a change-in-control, unvested benefits become fully vested. Because these benefits are already accrued, they are reflected in the Pension Benefits table and do not represent additional expense to the Company. The following chart details the value of the SERP benefit attributable to the additional years of age and service, as well as the amounts already accrued that will vest upon involuntary termination of employment without cause (or termination with good reason) within 24-months of a change-in-control:

Name	Value for Alternative Target/Regular Years of Age and Service Credit ($)	Value for Vesting in Alternative Target/Regular Benefit ($)	Total Additional Value ($)
John M. Turner, Jr.	—	N/A	—
David J. Turner, Jr.	1,782,716	N/A	1,782,716
C. Matthew Lusco	520,346	N/A	520,346
Ronald G. Smith	—	N/A	—
C. Dandridge Massey	N/A	N/A	N/A

CEO Pay Ratio

CEO Pay Ratio and Compensation Philosophy. The guiding principles of compensation set forth by the CHR Committee and described in the CD&A form the foundation for Regions’ compensation and benefits philosophy for all associates. Accordingly, our compensation and benefit programs are designed to encourage and reward all associates who contribute to our success. We strive to ensure that the compensation of every associate reflects the level of their job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located.
Under the Dodd-Frank Act, we are required to identify and disclose the annual total compensation of our median employee, the annual total compensation of our President and CEO, Mr. J. Turner, and the ratio of these two amounts.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.
Consistently Applied Compensation Measure (“CACM”), Methodology, Associate Population, and Measurement Date. Entering the sixth year of pay ratio disclosure, we intended to use the same median employee as last year. To determine whether or not there had been a material change in pay distribution for the Company, we repeated the median employee identification process set forth in our proxy statements since 2018. Using base salary (annualized for new employees) as the CACM, we identified 20,335 full- and part-time associates, excluding our CEO, who were actively employed as of the first pay period at the beginning of the fourth quarter (October 14, 2022).
As of the measurement date, though the number of full- and part-time associates increased slightly when compared to 2021, we determined the change in our associate population did not materially affect the pay distribution across the associate population. Additionally, in keeping with our belief that the median employee should be reflective of the compensation structure and benefits profile of the average Regions associate, we verified that approximately 39 percent of our associate population is in the retail organization, approximately 74 percent are incentive eligible, more than 93 percent participate in the 401(k) Plan, and 88 percent participate in our medical and/or dental insurance programs.
Median Employee. Based upon the determination that neither pay distribution nor the profile of the average Regions associate had materially changed, we confirmed use of the same median employee as the last two years. Our median employee is a full-time associate serving as a Relationship Banker within our branch network; is incentive eligible; and participates in our 401(k) Plan and in the medical, dental, life, disability insurance programs provided by the Company. Our median employee’s base compensation is $51,584. All elements of the median employee’s 2022 compensation, including incentives and the Company-paid cost of benefits mentioned above, totaled $93,080.
Pay Ratio. Using Mr. J. Turner’s income disclosed in the Summary Compensation Table, and including an additional $36,887 in Company-paid benefit costs associated with medical, dental, life, disability insurance, and the value of new parental leave benefits, we calculate our CEO’s total compensation for purposes of the pay ratio to be $14,589,252. As a result, the ratio of our CEO’s annual total compensation to that of our median employee is 157 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.
Alternative Pay Ratio. In addition to the required pay ratio calculation, we have calculated an alternative pay ratio that compares compensation for our median employee to our CEO compensation excluding the $3,885,359 change in pension value reported in the Summary Compensation Table. When calculated without this value, our CEO’s adjusted pay is $10,703,893, resulting in an alternative pay ratio of 115 to 1.
Regions’ Retirement Plan was closed to new participants in 2007, and, at this time, only approximately 13 percent of our associates remain participants in the plan. Changes in pension value, as required to be disclosed in the Summary Compensation Table, are impacted by changes in mortality tables, discount rates, and interest rates and, as a result, can represent a significant additional compensation component for those associates still eligible under the closed Retirement Plan. In keeping with the spirit of the disclosure, we believe it is important to identify an associate most reflective of our

96	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
average associate. Therefore, our median employee is representative of our larger associate population as an individual who is not a Retirement Plan participant. Our CEO participates in the Retirement Plan and the SERP as previously described. The change in pension value for the CEO represents actuarial increases in the lump sum value of his pension that are primarily impacted by promotional salary increases, age, and additional years of service.
Pay Versus Performance

As required by the Dodd-Frank Act and Item 402(v) of Regulation S-K, the Pay Versus Performance disclosure that follows provides information about the relationship between Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and Non-PEO NEOs and certain financial performance measures of the Company. For further information concerning Regions’ pay-for-performance philosophy and how the Company aligns executive compensation with performance, see our CD&A.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (7)	Adjusted ROATCE (non-GAAP) (%) (8)
					Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)
2022	14,552,365	11,382,593	3,416,909	3,674,803	140	94	2,245	24.12%
2021	14,267,077	14,651,530	3,549,359	4,515,449	137	117	2,521	16.55%
2020	13,832,516	9,770,613	4,100,496	2,969,679	98	86	1,094	14.95%
(1)    The amounts reported in this column reflect the total compensation reported for Mr. J. Turner (our President and CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Compensation of Executive Officers – Summary Compensation Table.
(2)    The amounts reported in this column represent the amount of Compensation Actually Paid to Mr. J. Turner, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. J. Turner during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. J. Turner’s Total compensation for each year to determine the Compensation Actually Paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($) (a)	Aggregate Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Aggregate Pension Benefit Adjustments ($) (d)	Compensation Actually Paid to PEO ($)
2022	14,552,365	(3,305,994)	4,021,581	(3,885,359)	—	11,382,593
2021	14,267,077	(3,767,112)	8,517,923	(4,883,636)	517,278	14,651,530
2020	13,832,516	(3,328,484)	4,425,591	(6,914,629)	1,755,619	9,770,613
(a)    The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The Company has not granted any option awards since 2011.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Aggregate Equity Award Adjustments ($)
2022	3,319,852	763,610	—	(61,881)	—	—	4,021,581
2021	3,643,739	4,576,898	292,966	4,320	—	—	8,517,923
2020	5,221,913	(268,789)	—	(527,532)	—	—	4,425,591
(c)    The amounts in this column represent the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)    The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. J. Turner during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or

2023 Proxy Statement	97

COMPENSATION OF EXECUTIVE OFFICERS
initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost ($)	Prior Service Cost ($)	Aggregate Pension Benefit Adjustments ($)
2022	—	—	—
2021	517,278	—	517,278
2020	1,755,619	—	1,755,619
(3)    The amounts in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. J. Turner, who has served as our President and CEO since 2018) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. J. Turner) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, David J. Turner, Jr., C. Matthew Lusco, Ronald G. Smith, and C. Dandridge Massey; (ii) for 2021, David J. Turner, Jr., C. Matthew Lusco, Ronald G. Smith, and David R. Keenan; and (iii) for 2020, David J. Turner, Jr., John B. Owen, C. Matthew Lusco, and Ronald G. Smith.
(4)    The amounts in this column represent the average amount of Compensation Actually Paid to the NEOs as a group (excluding Mr. J. Turner), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. J. Turner) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. J. Turner) for each year to determine the average Compensation Actually Paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments ($) (b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	3,416,909	(863,969)	1,022,060	(79,488)	179,291	3,674,803
2021	3,549,359	(936,037)	2,020,212	(461,627)	343,542	4,515,449
2020	4,100,496	(832,121)	740,162	(1,356,140)	317,282	2,969,679
(a)    The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	899,780	134,656	—	(12,375)	—	—	1,022,060
2021	815,494	1,026,353	175,767	2,598	—	—	2,020,212
2020	1,305,478	(103,727)	—	(461,589)	—	—	740,162
(b)    The amounts deducted or added in calculating the average pension benefit adjustments are as follows:

Year	Average Service Cost ($)	Average Prior Service Cost ($)	Total Average Pension Benefit Adjustments ($)
2022	179,291	—	179,291
2021	343,542	—	343,542
2020	317,282	—	317,282

(5)    Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. “Measurement period” is defined as: for 2020, the one-year period from market close December 31, 2019 through December 31, 2020; for 2021, the two-year period from market close on December 31, 2019 through December 31, 2021; and for 2022, the three-year period from market close December 31, 2019 through December 31, 2022.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each measurement period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Banks. “Measurement period” is defined as: for 2020, the one-year period from market close December 31, 2019 through December 31, 2020; for 2021, the two-year period from market close on December 31, 2019 through December 31, 2021; and for 2022, the three-year period from market close December 31, 2019 through December 31, 2022.
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)    For each applicable year, Adjusted ROATCE (non-GAAP) is defined as that year’s adjusted net income available to common shareholders divided by average tangible common shareholders' equity (average shareholders' equity less average intangible assets, average deferred tax liability related to intangibles and average preferred stock). This metric is used by the CHR Committee as the primary performance metric within the Long-Term Incentive Plan and considered the most critical long-term performance metric to align management with shareholder value creation. While Regions uses numerous financial and non-

98	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, Regions has determined that Adjusted ROATCE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link Compensation Actually Paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. For non-GAAP reconciliation information, see Appendix B.

Financial Performance Measures. As described in greater detail in the CD&A, Regions’ executive compensation program is rooted in a pay-for-performance philosophy to support the long-term growth of and the strategic direction for the Company. The metrics that Regions uses for both our annual cash incentive and long-term incentive plans are selected based on the objective of creating a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. The most important financial performance measures used by Regions to link Compensation Actually Paid to NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Adjusted ROATCE
•Adjusted Net Income Available to Common Shareholders
•Adjusted Efficiency Ratio
•Earnings per Share Growth
•Customer Service
Description of the Relationship between Pay and Performance. The following graphs provide visual representations of the relationship between both the CAP of our PEO and the average CAP of our non-PEO NEOs and our (i) TSR, (ii) net income, and (iii) our Company-Selected Metric (“CSM”), Adjusted ROATCE. An additional graph depicts the relationship between our own TSR and a peer group TSR. CAP is influenced by numerous factors, including, but not limited to, the timing of new equity grants and outstanding award vesting, share price volatility during the fiscal year, mix of performance metrics, and other factors.
A large portion of CAP to our NEOs is comprised of long-term awards under the LTIP and is primarily driven by Adjusted ROATCE performance. Over the last three years, changes in stock price as well as Adjusted ROATCE performance have led to changes in CAP. The graphs below demonstrate:
•From 2020 to 2021, CAP to our PEO increased by 50% and average CAP to our other NEOs, which excludes the PEO, similarly increased by 52%, TSR increased from $98 to $137 (39.4%), net income grew 130.4%, and Adjusted ROATCE grew 132.6%.
•In 2022, CAP to our PEO was $11,382,593, which represents a 22.3% decline as compared to CAP in 2021. TSR increased from $137 to $140 (2.3%), net income declined 10.9%, and Adjusted ROATCE grew 12.6%. The average CAP to our other NEOs, which excludes the PEO, declined from $4,515,449 to $3,574,827, reflecting a similar 20.8% decline.
•Regions has seen sustained growth in TSR from 2020 through 2022 with a cumulative growth rate of 42.6%, while the peer group (S&P 500 Banks Index) experienced a 9.4% increase over the three-year period.
For additional context along with a review of our performance metrics, our process for setting executive compensation, and how our executive compensation design reinforces our compensation philosophy, please see the preceding CD&A.

2023 Proxy Statement	99

COMPENSATION OF EXECUTIVE OFFICERS

100	2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Who is entitled to vote at the meeting, and what are my voting rights?

The Board set February 21, 2023, as the Record Date for the annual meeting. If you were a shareholder of record at the close of business on the Record Date, you are entitled to vote at the meeting.
As of the close of business on the Record Date, 934,561,674 shares of our common stock were issued and outstanding and, therefore, eligible to be voted at the meeting. Holders of our common stock are entitled to one vote per share; therefore, a total of 934,561,674 votes are entitled to be cast at the meeting. This includes shares that are: (i) held directly in someone’s name as the shareholder of record and (ii) held for a shareholder as the beneficial owner through a Broker. There is no cumulative voting.
Holders of our Class B Depositary Shares, Class C Depositary Shares, Class D Depositary Shares, or Class E Depositary Shares are not entitled to vote at the annual meeting.
How many shares must be present to hold the meeting?

A majority of the outstanding shares of Regions common stock entitled to vote on a matter at the annual meeting must be present, in attendance or by properly executed or otherwise documented proxy, to constitute a quorum at the annual meeting.
Abstentions and Broker non-votes will be counted for the purpose of determining whether a quorum is present. We urge you to vote promptly by proxy, even if you plan to attend the meeting, so we will know as soon as possible that enough shares will be present for us to hold the meeting.
What is a proxy statement, and what is a proxy?

In accordance with the federal securities laws and the regulations of the SEC, a proxy statement is a document we give to you, or provide you access to, when we are soliciting your vote.
A proxy is your designation of another person to vote your shares. Tara A. Plimpton, our Chief Legal Officer and Corporate Secretary, and Andrew S. Nix, our Chief Governance Officer, have been designated as proxies to cast the votes of our shareholders at our 2023 Annual Meeting.
What is Notice and Access?

“Notice and Access” is an SEC rule that allows us to furnish our proxy materials over the Internet instead of mailing paper copies of the materials to each shareholder. As a result, beginning on or about March 6, 2023, we will send most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet and vote online.
The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

Since 2012, when we started distributing our annual meeting materials under the SEC’s “Notice and Access” rule, we have printed roughly 90 percent fewer proxy statements and annual reports each year, helping us reduce our impact on the environment and printing and mailing expenses.

What is the purpose of the Annual Meeting?

The purpose of the annual meeting is to (i) elect the 13 nominees named in our proxy statement to serve as Directors until the next annual meeting of shareholders and in each case until their successors are duly elected and qualified or their earlier retirement, resignation, or removal; (ii) ratify the appointment of EY as Regions’ independent registered public accounting firm for the year 2023; (iii) approve, on an advisory basis, the compensation of our named executive officers; and (iv) conduct such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

2023 Proxy Statement	101

QUESTIONS AND ANSWERS
How can I access Regions’ proxy materials and annual report electronically?

This proxy statement, the Company’s 2022 Annual Report on Form 10-K, and the CEO’s Letter are available on ir.regions.com/governance/annual-proxy and at proxyvote.com, as set out in the Notice of Internet Availability of Proxy Materials.
How do I sign up for electronic delivery of proxy materials?

Most shareholders can elect to view our future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you choose to vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, approximately four weeks before future meetings.
If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of these materials helps reduce Regions’ impact on the environment as well as printing and mailing expenses.

Benefits of Accessing Annual Meeting Materials Online
•Immediate receipt of the proxy statement, Annual Report on Form 10-K, and related materials
•Online proxy voting
•You will receive less mail and will not have to worry about misplacing your paper materials
•It saves Regions and its shareholders money by eliminating the costs of printing and postage •It is much better for the environment •Electronic documents are more convenient than paper
If you elect to view our proxy statement and annual report electronically and vote your proxy through the Internet, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel enrollment, registered shareholders should visit http://enroll.icsdelivery.com/rf and follow the instructions to cancel enrollment. If you hold your shares in street name, check the information provided by your Broker for instructions on how to cancel your enrollment.
If at any time you would like to receive a paper copy of the proxy statement or annual report, email investors@regions.com, or write to:
    Regions Financial Corporation
    1900 Fifth Avenue North
Birmingham, Alabama 35203
    Attention: Investor Relations
What is the difference between a “shareholder of record” and a “street name” holder or “beneficial owner”?

If your shares are registered directly in your name with Broadridge, our transfer agent, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a Broker, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will have the opportunity to instruct your Broker how to vote your shares. “Street name” shareholders may only vote at the meeting if they have a legal proxy––if you intend to do so, be sure to request the legal proxy from your Broker promptly following receipt of these materials so there is enough time for it to be received before the meeting.
What is the deadline for voting by mail, internet, mobile device, or telephone?

If You Are:	And You Are Voting by:	Your Vote Must Be Received:
A shareholder of record	Mail	By April 18, 2023
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 18, 2023
A street name holder	Mail	By April 18, 2023
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 18, 2023
A participant in Regions 401(k) Plan	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 16, 2023

102	2023 Proxy Statement

QUESTIONS AND ANSWERS
How do I vote?

Shareholders of record, and most beneficial shareholders, have several ways to vote, as described on page 2. If you have the ability to vote online, we encourage you to record your vote through the Internet to reduce corporate expenses. See the Notice of Internet Availability of Proxy Materials or Voter Instruction Form from your Broker for available options.

Your vote is important! Please submit your vote by proxy over the Internet, by telephone, or complete, sign, date, and return your proxy card or voting instruction form.

How do I vote shares held in the Regions 401(k) Plan?

If you are a participant in the Regions 401(k) Plan, you may direct the 401(k) Plan trustee how to vote your shares. Under the terms of the 401(k) Plan, the trustee votes all shares held by the 401(k) Plan, but each participant may direct the trustee how to vote the shares of Regions common stock allocated to their 401(k) Plan account. If you own shares through the 401(k) Plan and do not submit voting instructions, the 401(k) Plan trustee will vote the shares in accordance with the Board’s recommendations. To vote your shares held in the 401(k) Plan, follow the instructions above.
How do I vote shares held in the dividend reinvestment plan?

If you are a participant in the Broadridge Direct Stock Purchase and Dividend Reinvestment Plan (the “Dividend Reinvestment Plan”), the proxy card or electronic voting instructions cover all shares allocated to your account under the plan. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in the Dividend Reinvestment Plan will not be voted. To vote your shares held in the Dividend Reinvestment Plan, follow the instructions above.
What if I do not specify how I want my shares voted?

If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations. Our telephone and Internet voting procedures do not permit you to submit your proxy vote without specifying how you want your shares voted.
How will my shares be voted if I don’t provide my proxy or provide my broker with voting instructions, and I don’t attend the annual meeting?

If you...
...are a shareholder of record and do not provide a proxy or vote at the meeting, your shares will not be voted.
...hold your shares through the 401(k) Plan and do not vote your shares, your shares (along with all other shares in the 401(k) Plan for which votes are not cast) will be voted by the trustee in favor of Proposals 1, 2, and 3 (see the question How do I vote shares held in the Regions 401(k) Plan? above).
...are a participant in the Dividend Reinvestment Plan and do not vote, your shares in the plan will not be voted.
...hold your shares in street name and do not give your Broker instructions on how to vote your shares, your Broker may not vote on any proposal other than Proposal 2 (the ratification of appointment of EY as our independent registered public accounting firm for 2023).
Can I change my vote after casting a vote or submitting my proxy?

If you are a shareholder of record, you may change or revoke any previously cast vote, so long as the new vote or revocation is received prior to the completion of voting at the annual meeting. The following are the methods of re-voting/revocation, and their associated timing:
•Signing and mailing a new proxy card with a later date, allowing adequate time for it to be received and processed prior to the date of the annual meeting;
•Delivering a written revocation of your previously cast vote to our Corporate Secretary at Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, prior to the date of the annual meeting;
•Casting a new vote over the Internet or by telephone, prior to 11:59 P.M., Eastern Time on April 18, 2023; or
•Attending the annual meeting and voting again at the meeting.

2023 Proxy Statement	103

QUESTIONS AND ANSWERS
If your shares are held in street name, you should follow your Broker’s instructions regarding how to change your vote or withdraw your voting instructions. Subsequent proxy cards or written revocations must still be received by the regular voting deadline in order to be effective.
What vote is required to approve each of the proposals?

The votes required to approve each matter to be considered by Regions’ shareholders at the annual meeting are as follows:
•Proposal 1—Election of Directors: Each nominee requires the affirmative “FOR” vote of a majority of the votes cast for or against the nominee. Abstentions and Broker non-votes have no effect on the vote results.
•Proposal 2—Ratification of Appointment of EY: Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions have no effect on the vote results, and we do not expect there to be any Broker non-votes on this proposal.
•Proposal 3—Advisory Vote on Executive Compensation: Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and Broker non-votes have no effect on the vote results.
A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the ratification of the independent registered public accounting firm even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “nondiscretionary” matter including a director election, an equity compensation plan, a matter relating to executive compensation, certain corporate governance changes, or any stockholder proposal. In that case, without your voting instructions, a broker non-vote will occur. An “abstention” will occur at the annual meeting if your shares are deemed to be present at the annual meeting, either because you attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting.
Who pays the expenses of this proxy solicitation?

Our proxy materials are being distributed by our Board in connection with the solicitation of proxies for our annual meeting. We pay the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing, and otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as soliciting your vote. In addition to solicitation of proxies by mail, we request that Brokers send proxy materials or the Notice of Internet Availability of Proxy Materials to the street name/ beneficial owners of Regions common stock and secure their voting instructions. We will reimburse Brokers for their reasonable expenses in taking those actions.
We have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies and have agreed to pay $17,500, plus reasonable and customary expenses, for these services. If necessary, we also may use several of our associates, without additional compensation, to solicit proxies from shareholders, either personally or by telephone, email, or letter, on Regions’ behalf. If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.
Shareholders may call Innisfree toll-free: 1-888-750-5834.
Brokers may call Innisfree collect: 1-212-750-5833.
Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast at the meeting by online ballot and to act as Inspector of Election. A representative from Broadridge will be present at the annual meeting.
When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. We will also report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

104	2023 Proxy Statement

QUESTIONS AND ANSWERS
Who can attend the annual meeting, and who can vote and ask questions at the meeting?

Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting at www.virtualshareholdermeeting.com/RF2023 by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or ask questions.
The annual meeting will begin at 9:00 A.M. Central Time. It is recommended that attendees log into the meeting with sufficient time before the meeting time to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting.
Additional information and rules of conduct will be provided on the Virtual Shareholder Meeting website in advance of the meeting.
How do I inspect the list of shareholders of record?

A list of the shareholders of record as of the Record Date will be made available for inspection at our headquarters during ordinary business hours from April 9, 2023, to April 18, 2023. If you would like to review the list prior to the annual meeting, please contact Tara A. Plimpton, Corporate Secretary at 1900 Fifth Avenue North, Birmingham, Alabama 35203 to arrange a time for inspection.
How do I submit a shareholder proposal for Regions’ 2024 Annual Meeting of Shareholders?

The table below summarizes the requirements for shareholders who wish to submit proposals, including Director nominations, for next year’s annual meeting. Each of the following descriptions are summaries and are qualified in their entirety by reference to SEC Rule 14a-8 and our By-Laws. Shareholders are encouraged to consult SEC Rule 14a-8 or our By-Laws, as applicable, to see all necessary requirements.

	Proposals for inclusion in Regions’ 2024 Proxy Statement	Director nominees for inclusion in Regions’ 2024 Proxy Statement (proxy access)	Other proposals/nominees outside of SEC Rule 14a-8 or proxy access to be presented at the 2024 Annual Meeting (advance notice)
Type of Proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8.
A shareholder (or a group of up to 20 shareholders) owning at least 3% of Regions stock for at least 3 years may submit Director nominees† for inclusion in our proxy statement by satisfying the requirements specified in Article II, Section 8 of our By-Laws.*
Shareholders may present proposals or Director nominees at the annual meeting by satisfying the requirements specified in Article II, Section 7 of our By-Laws.*
When proposal must be received by Regions	No later than the close of business on November 7, 2023	Between October 8, 2023 and November 7, 2023	Between November 7, 2023 and December 7, 2023
What to include	The information required by SEC Rule 14a-8. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.	The information required by our By-Laws.*	The information required by our By-Laws.*
Where to send	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203 Attention: Corporate Secretary
† Note that proxy access may only be used to nominate up to the greater of (i) two nominees or (ii) 20% of the total number of Directors.
* Our By-Laws are available on Regions’ website at ir.regions.com/governance.
In addition to satisfying applicable requirements of our By-Laws for director nominations, shareholders who intend to solicit proxies in support of Director nominees other than our nominees must provide notice to the Company that complies with the information and timing requirements of SEC Rule 14a-19 under the Exchange Act. The deadline under SEC Rule 14a-19 for providing the Company with notice of a solicitation of proxies in support of Director nominees other than our nominees at the 2024 Annual Meeting of Shareholders is February 19, 2024. However, the deadline for the Company to receive notice of a shareholder’s nomination of a Director nominee is an earlier date, as reflected in the table above.

2023 Proxy Statement	105

QUESTIONS AND ANSWERS
How do I recommend a candidate for directorship to be considered by the NCG Committee?

The NCG Committee considers recommendations for directorship submitted by shareholders and other parties outside of our By-Laws. Recommendations for directorships may be submitted to the NCG Committee at any time by sending the candidate’s information to our Corporate Secretary at the below address. You should provide as much relevant information about the candidate as possible. Refer to the section Proposal 1—Election of Directors to see the skills and diversity attributes considered by the NCG Committee and Board when selecting nominees.
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Corporate Secretary

How do I have my dividend check automatically deposited into my bank account?

If you are a shareholder of record and do not participate in the dividend reinvestment plan, we encourage you to sign up for direct deposit of your dividend check rather than receiving a paper check. You can do so by logging into your Broadridge account through their website at www.shareholder.broadridge.com/RF/ and selecting "dividend options" from the menu on the right side of the page. Doing so will reduce the Company’s quarterly printing and mailing expenses and reduce our paper usage. For additional information, please contact Broadridge at 1-800-524-2879.

106	2023 Proxy Statement

GENERAL INFORMATION
Forward-looking statements

This proxy statement, other reports filed by the Company with the SEC under the Exchange Act, and any other written or oral statements made by us or on our behalf to analysts, investors, the media, and others, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are subject to the risk that the actual effect may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future, they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information, or otherwise, except as may be required by law.
See also the reports filed with the SEC, including the discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC and available on its website at sec.gov, as well as at ir.regions.com/governance/annual-proxy and proxyvote.com.
Trademark information

Regions®, the Regions logo, Regions360®, the LifeGreen bike, and other appropriately designated words or symbols in this proxy statement are registered trademarks of Regions Bank. The LifeGreen color is a trademark of Regions Bank. Other words or symbols in this proxy statement that identify other parties’ goods or services may be trademarks or service marks of those other parties.
Information not incorporated into this Proxy Statement

Information contained on or accessible through our website at regions.com or doingmoretoday.com is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

2023 Proxy Statement	107

APPENDIX A
GAAP TO NON-GAAP RECONCILIATIONS
Annual Cash Incentive Plan

The tables below present computations of financial metrics, which exclude certain items that are included in the financial results presented in accordance with GAAP. The non-GAAP financial metrics utilized for the Annual Cash Incentive Plan include the following: adjusted net income available to common shareholders-annual cash incentive plan (non-GAAP) and adjusted efficiency ratio-annual cash incentive plan (non-GAAP). The adjustments made to arrive at these adjusted financial metrics are included in our financial results presented in accordance with GAAP and represent the amounts recognized in such financial results but excluded for purposes of measuring operating results in respect of the 2022 target for the Annual Cash Incentive Plan.
Regions believes that excluding certain items provides a meaningful base for analyzing the operating results of the Company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are used by management and the CHR Committee to assess the performance of Regions’ business.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to shareholders.
Adjusted Net Income Available to Common Shareholders - Annual Cash Incentive Plan (Non-GAAP)

(Unaudited) ($ amounts in millions)	Year Ended December 31, 2022
Net income available to common shareholders (GAAP)	$2,146
Adjustments(1):
Provision release associated with the sale of consumer unsecured loans, net of tax(2)	(24)
Branch consolidation, property and equipment charges, net of tax	3
Securities losses, net of tax	1
Leveraged lease termination gains, net of tax	(1)
Add provision, net of release associated with the sale of consumer unsecured loans, net of tax(3)	227
Net charge-offs less charge-offs associated with the sale of consumer unsecured loans, net of tax(4)	(150)
Adjusted net income available to common shareholders - annual cash incentive plan (non-GAAP)	2,202
___________
(1)    Calculated by applying the Company’s effective tax rate of 25% to adjusted income before tax for EIP incentive purposes (non-GAAP).
(2)     In 2022 the Company sold a portfolio of consumer unsecured loans with an associated allowance of $94 million at the time of the sale. In conjunction with the sale, there was a $63 million fair value mark recorded through charge-offs, which resulted in a net provision benefit of $31 million. The net provision benefit was not included in net income for EIP incentive purposes.
(3)    For the purposes of EIP performance evaluation, the Company utilizes net charge-offs in place of provision. In 2022 the provision adjustment excludes the provision benefit associated with the sale of consumer unsecured loans discussed in footnote 2 above.
(4)    In replacing provision with net charge-offs, the charge-offs exclude $63 million in charge-offs associated with the sale of consumer unsecured loans discussed in footnote 2.

A-1	2023 Proxy Statement

APPENDIX A
Adjusted Efficiency Ratio - Annual Cash Incentive Plan (Non-GAAP)

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2022

Non-interest expense (GAAP)	A	$4,068
Adjustments:
Branch consolidation, property and equipment charges		(3)
Adjusted non-interest expense (non-GAAP)	B	$4,065
Net interest income (GAAP)	C	$4,786
Taxable-equivalent adjustment (GAAP)		47
Net interest income, taxable-equivalent basis (GAAP)	D	$4,833
Non-interest income (GAAP)	E	$2,429
Adjustments:
Securities (gains) losses, net		1
Leveraged lease termination gains		(1)
Adjusted non-interest income (non-GAAP)	F	$2,429
Total revenue (GAAP)	C+E=G	$7,215
Adjusted total revenue (non-GAAP)	C+F=H	$7,215
Total revenue, taxable-equivalent basis (GAAP)	D+E=I	$7,262
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$7,262
Efficiency ratio (GAAP)	A/I	56.0%
Adjusted efficiency ratio - annual cash incentive plan (non-GAAP)	B/J	56.0%

2023 Proxy Statement	A-2

APPENDIX B
GAAP TO NON-GAAP RECONCILIATIONS
Long-Term Incentive Plan (LTIP)

The tables below present computations of financial metrics, which exclude certain items that are included in the financial results presented in accordance with GAAP. The non-GAAP financial metric utilized for the Long-Term Incentive Plan is the adjusted return on average tangible common equity-long term incentive plan (“Adjusted ROATCE - LTIP”) (non-GAAP). Other adjusted financial measures used in the computation of the non-GAAP financial metric include; adjusted net income available to common shareholders-LTIP (non-GAAP), adjusted non-interest expense (non-GAAP), adjusted non-interest income (non-GAAP), adjusted total revenue (non-GAAP). The adjustments made to arrive at these adjusted financial metrics and measures are included in our financial results presented in accordance with GAAP and represent the amounts recognized in such financial results but excluded for purposes of measuring operating results in respect of the 2022 target for the LTIP.
Regions believes that excluding certain items provides a meaningful base for analyzing the operating results of the Company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are used by management and the CHR Committee to assess the performance of Regions’ business.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to shareholders.

Adjusted ROATCE - LTIP (Non-GAAP)

(Unaudited)		Year Ended December 31
($ amounts in millions)		2022	2021	2020
Net income available to common shareholders (GAAP)	A	$2,146	$2,400	$991
Replace provision for (benefit from) credit losses with net charge-offs, net of tax(1)		(6)	546	(614)
Adjusted net income available to common shareholders-LTIP (non-GAAP)	B	2,152	1,854	1,605

Average shareholders' equity (GAAP)		16,503	18,201	17,382
Less:
Average intangible assets (GAAP)		6,023	5,435	5,239
Average deferred tax liability related to intangibles (GAAP)		(103)	(99)	(99)
Average preferred stock (GAAP)		1,659	1,658	1,509
Average tangible common shareholders' equity (non-GAAP)	C	$8,924	$11,207	$10,733
ROATCE (non-GAAP)(2)	A/C	24.05%	21.42%	9.23%
Adjusted ROATCE - LTIP (non-GAAP)(2)	B/C	24.12%	16.55%	14.95%
____
(1) In the calculation of net income for LTIP incentive purposes, net charge-offs of $263 million, $204 million and $512 million for the years ended December 31, 2022, 2021 and 2020, respectively were utilized compared to provision expense of $271 million in 2022, provision benefit of $524 million in 2021, and provision expense of $1.3 billion in 2020. The impact of the replacement was calculated by applying the Company’s effective tax rate of 25%.
(2) Amounts calculated using whole dollar values.

B-1	2023 Proxy Statement

REGIONS FINANCIAL CORPORATION
ATTN: INVESTOR RELATIONS
1900 5TH AVENUE NORTH
BIRMINGHAM, AL 35203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 18, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 16, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RF2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 18, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 16, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00279-P83586

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIONS FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following proposal:

Proposal 1. Election of Directors.

Nominees:

		For	Against	Abstain
1a.	Mark A. Crosswhite	☐	☐	☐
1b.	Noopur Davis	☐	☐	☐
1c.	Zhanna Golodryga	☐	☐	☐
1d.	J. Thomas Hill	☐	☐	☐
1e.	John D. Johns	☐	☐	☐
1f.	Joia M. Johnson	☐	☐	☐
1g.	Ruth Ann Marshall	☐	☐	☐
1h.	Charles D. McCrary	☐	☐	☐
1i.	James T. Prokopanko	☐	☐	☐
1j.	Lee J. Styslinger III	☐	☐	☐
1k.	José S. Suquet	☐	☐	☐
1l.	John M. Turner, Jr.	☐	☐	☐
1m.	Timothy Vines	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
Proposal 2.	Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2023.	☐	☐	☐
Proposal 3.	Advisory Vote on Executive Compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

REGIONS FINANCIAL CORPORATION

Annual Meeting of Shareholders
April 19, 2023
9:00 A.M. Central Time
www.virtualshareholdermeeting.com/RF2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, and CEO's Letter are available at www.proxyvote.com.

V00280-P83586

PROXY CARD

REGIONS FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tara A. Plimpton and Andrew S. Nix, and each of them, as proxies with full power of substitution, to vote all of the shares of common stock of Regions Financial Corporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Wednesday, April 19, 2023, and at any adjournments or postponements thereof. **This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxy will vote FOR Proposal 1, Election of all Director Nominees; FOR Proposal 2, Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2023; and FOR Proposal 3, Advisory Vote on Executive Compensation.** The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

(Continued and to be signed on reverse side)